EXHIBIT 99.1

EXECUTION VERSION

AMENDMENT AGREEMENT, dated as of September 30, 2014 (this “Amendment”), to the Credit Agreement dated as of January 24, 2014, (the “Existing Credit Agreement”), by and among ENDEAVOUR INTERNATIONAL HOLDING B.V. (“EIH”), END FINCO LLC (“DE Borrower” and, together with EIH, the “Borrowers”), ENDEAVOUR INTERNATIONAL CORPORATION (“Holdings”), the Guarantors party hereto, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as administrative agent (in such capacity, the “Administrative Agent”), and the LENDERS listed on the signature pages hereto. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Restated Credit Agreement (as defined below).

RECITALS

WHEREAS, pursuant to the Existing Credit Agreement, the Lenders have extended, and have agreed to extend, credit to the Borrowers;

WHEREAS, the Borrowers and the undersigned Lenders desire that the Existing Credit Agreement be amended and restated in the form of the Amended and Restated Credit Agreement attached hereto as Exhibit A (the “Restated Credit Agreement”) to, among other things, provide for a new tranche of term loans thereunder (the “New Term Loans”), which term loans will be used in part to refinance the Loans outstanding under and as defined in the Existing Credit Agreement and which, except as modified hereby, will have the same terms as the existing Loans under and as defined in the Existing Credit Agreement;

WHEREAS, on the Restatement Date (as defined below), (a) EIH shall borrow New Term Loans in an aggregate principal amount of $440,000,000 having the terms set forth for Loans (under and as defined in the Restated Credit Agreement) (the “New Term Loan Facility”) and (b) EIH shall use the proceeds of the New Term Loan Facility (i) to repay in full all Loans (under and as defined in the Existing Credit Agreement as in effect immediately prior to the Closing Date), the Existing Production Payments, all loans and other obligations under the Term B Credit Agreement and together with all interest, fees, premiums and other amounts owing thereon, (ii) to pay fees and expenses related thereto and (iii) for general corporate purposes;

WHEREAS, the Lenders set forth on Schedule A hereto (the “New Term Loan Lenders”) are willing to make New Term Loans under the New Term Loan Facility to EIH on the Restatement Date;

WHEREAS, subject to the terms and conditions set forth herein, the Required Lenders are willing to agree to the amendment and restatement of the Existing Credit Agreement and extensions of credit thereunder, all as set forth above.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION I. TERM LOANS

Each New Term Loan Lender agrees, severally and not jointly, to make, on the Restatement Date, a New Term Loan to EIH as set forth in Section 2.01(a) of the Restated Credit Agreement. The proceeds of the New Term Loans are to be used by EIH solely for the purposes set forth in the Restated Credit Agreement. For the avoidance of doubt, from and after the Restatement Date, references in the Restated Credit Agreement to the “Loans” shall include the New Term Loans made by the New Term Loan Lenders to EIH on the Restatement Date and shall exclude the Loans (as defined in the Existing Credit Agreement) made by the Lenders (as defined in the Existing Credit Agreement) prior to the Restatement Date. The Lenders party hereto (constituting the Required Lenders immediately prior to the funding of the New Term Loans) hereby waive any requirement pursuant to Section 2.12(a) of the Existing Credit Agreement that the Borrowers provide prior notice of the prepayment of the Loans outstanding under and as defined in the Existing Credit Agreement in connection with the transactions contemplated hereby.

SECTION II. AMENDMENT AND RESTATEMENT OF EXISTING CREDIT AGREEMENT

Each of the undersigned parties hereto agrees that the Existing Credit Agreement (including all exhibits and schedules thereto) shall be amended and restated on the Restatement Date, such that on the Restatement Date the terms set forth in Exhibit A hereto shall replace the terms of the Existing Credit Agreement. As used in the Restated Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof”, and words of similar import shall, unless the context otherwise requires, mean, from and after the replacement of the terms of the Existing Credit Agreement by the terms of the Restated Credit Agreement, the Restated Credit Agreement. On and after the Restatement Date, each reference to the Existing Credit Agreement in any Credit Document shall be deemed to be a reference to the Restated Credit Agreement. This Amendment shall constitute a “Credit Document” for all purposes of the Restated Credit Agreement and the other Credit Documents.

SECTION III. CONDITIONS TO EFFECTIVENESS

The effectiveness of this Amendment and the obligations of the New Term Loan Lenders to make New Term Loans under the New Term Loan Facility shall be subject to the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the “Restatement Date”):

A. Execution. The Administrative Agent shall have received a counterpart of this Amendment, executed and delivered by a duly authorized officer of EIH, DE Borrower, Holdings, each other Guarantor, each of the New Term Loan Lenders, the Lenders constituting the Required Lenders immediately prior to the funding of the New Term Loans and the Administrative Agent; and

B. Satisfaction of Conditions in Restated Credit Agreement. Each of the conditions in Section 4.01 of the Restated Credit Agreement shall have been satisfied.

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SECTION IV. REPRESENTATIONS AND WARRANTIES

A. In order to induce the other parties hereto to enter into this Amendment, to induce Lenders to consent to amend the Existing Credit Agreement and to induce the New Term Loan Lenders to make New Term Loans on the Restatement Date, each Credit Party which is a party hereto represents and warrants to each Lender (including the New Term Loan Lenders) that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article 3 of the Restated Credit Agreement and in each other Credit Document are true and correct in all material respects (other than representations and warranties qualified as to materiality, which are true and correct in all respects) on and as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (other than representations and warranties qualified as to materiality, which shall have been true and correct in all respects) on and as of such earlier date; and (b) no Default or Event of Default under the Restated Credit Agreement has occurred and is continuing and no Default or Event of Default under the Restated Credit Agreement will result from the consummation of the borrowing of the New Term Loans under the New Term Loan Facility.

SECTION V. ACKNOWLEDGMENT AND CONSENT

Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of the Restated Credit Agreement and this Amendment and consents to the amendment and restatement of the Existing Credit Agreement effected pursuant to this Amendment and the Restated Credit Agreement and the transactions contemplated thereby (including the New Term Loans made by the New Term Loan Lender) and acknowledges and agrees that the New Term Loan Lender (and any assignee thereof) is a “Lender” and a “Secured Party” for all purposes under the Credit Documents to which such Guarantor is a party. Each Borrower and each Guarantor hereby confirm that each Credit Document (in each case, as such Credit Document may have been amended in connection herewith as contemplated by the Restated Credit Agreement) to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Credit Documents (in each case, as such Credit Document may have been amended in connection herewith as contemplated by the Restated Credit Agreement) the payment and performance of all “Obligations” under each of the Credit Documents (in each case, as such Credit Document may have been amended in connection herewith as contemplated by the Restated Credit Agreement) to which it is a party (in each case as such term is defined in the applicable Credit Document (as amended hereby)).

Each Borrower and each Guarantor acknowledge and agree that any of the Credit Documents (in each case, as such Credit Document may have been amended in connection herewith as contemplated by the Restated Credit Agreement) to which it is a party or otherwise bound (other than the Existing Credit Agreement, which shall be amended and restated in its entirety by the Restated Credit Agreement) shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment and the Restated Credit Agreement.

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Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Existing Credit Agreement or any other Credit Document to consent to the amendments to the Existing Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Restated Credit Agreement, this Amendment or any other Credit Document shall be deemed to require the consent of such Guarantor to any future amendments to the Restated Credit Agreement.

SECTION VI. MISCELLANEOUS

A. Expenses and Indemnity. The Borrowers agree to pay all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent in connection with this Amendment and any other documents prepared in connection herewith, in each case to the extent required by Section 9.05 of the Restated Credit Agreement. The Borrowers hereby confirm that the indemnification provisions set forth in Section 9.05 of the Restated Credit Agreement shall apply to this Amendment and such losses, claims, damages, liabilities, costs and expenses (as more fully set forth therein as applicable) which may arise herefrom or in connection herewith.

B. Limitation of Amendment. (a) Except as specifically modified by this Amendment, the Existing Credit Agreement and the other Credit Documents (in each case, as such Credit Document may have been amended in connection herewith as contemplated by the Restated Credit Agreement) shall remain in full force and effect and hereby ratified and confirmed.

(b) Except as expressly set forth in Section I, the execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Restated Credit Agreement or any other Credit Document.

C. Direction to Administrative Agent. Each undersigned Lender (i) hereby directs the Administrative Agent to execute this Amendment (ii) acknowledges and agrees that the Administrative Agent has executed this Amendment in reliance of the direction set forth in clause (i).

D. Consent. Each Lender that delivers an executed counterpart of this Amendment on or prior to the Restatement Date hereby consents to this Amendment and the transactions contemplated hereby.

E. Headings. Section and Subsection headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

F. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AMENDMENT WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE) SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

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G. Submission to Jurisdiction. Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any competent New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Amendment, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Amendment shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Amendment or the other Credit Documents (in each case, as such Credit Document may have been amended in connection herewith as contemplated by the Restated Credit Agreement) against the Borrowers or their properties in the courts of any jurisdiction.

H. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

I. Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or as a “.pdf” shall be effective as delivery of a manually executed counterpart of this Amendment.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ENDEAVOUR INTERNATIONAL HOLDING B.V.

By:	/s/ Andrew J. Sheu
	Name:	Andrew Joe Sheu
	Title:	Managing Director A

By:	/s/ Franciscus Jacobus Joannes Lucassen
	Name:	Franciscus Jacobus Joannes Lucassen
	Title:	Managing Director B

END FINCO LLC

By:	/s/ Andrew J. Sheu
	Name:	Andrew Joe Sheu
	Title:	Managing Director A

By:	/s/ Franciscus Jacobus Joannes Lucassen
	Name:	Franciscus Jacobus Joannes Lucassen
	Title:	Managing Director B

ENDEAVOUR INTERNATIONAL CORPORATION

By:	/s/ Catherine L. Stubbs
	Name:	Catherine L. Stubbs
	Title:	Senior Vice President & Chief Financial Officer

ENDEAVOUR OPERATING CORPORATION

By:	By:	/s/ Catherine L. Stubbs
	Name:	Catherine L. Stubbs
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

ENDEAVOUR ENERGY UK LIMITED

By:	By:	/s/ Catherine L. Stubbs
	Name:	Catherine L. Stubbs
	Title:	Director

ENDEAVOUR ENERGY NORTH SEA LLC

By:	By:	/s/ Catherine L. Stubbs
	Name:	Catherine L. Stubbs
	Title:	Manager

ENDEAVOUR ENERGY NORTH SEA L.P.

By:	Endeavour North Sea LLC, its general partner

By:	/s/ Catherine L. Stubbs
	Name:	Catherine L. Stubbs
	Title:	Manager

ENDEAVOUR ENERGY NEW VENTURES

By:	/s/ Catherine L. Stubbs
	Name:	Catherine L. Stubbs
	Title:	Senior Vice President & Chief Financial Officer

END MANAGEMENT COMPANY

By:	/s/ Catherine L. Stubbs
	Name:	Catherine L. Stubbs
	Title:	Senior Vice President & Chief Financial Officer

ENDEAVOUR ENERGY NETHERLANDS B.V.

By:	/s/ Andrew J. Sheu
	Name:	Andrew Joe Sheu
	Title:	Managing Director A

By:	/s/ Franciscus Jacobus Joannes Lucassen
	Name:	Franciscus Jacobus Joannes Lucassen
	Title:	Managing Director B

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Administrative Agent

By:	/s/ Megan Kane
	Name:	Megan Kane
	Title:	Authorized Signatory

By:	/s/ Didier Siffer
	Name:	Didier Siffer
	Title:	Authorized Signatory

CREDIT SUISSE LOAN FUNDING LLC, as Lender and a New Term Lender

By:	/s/ Robert Healey
	Name:	Robert Healey
	Title:	Authorized Signatory

By:	/s/ Michael Wotanowski
	Name:	Michael Wotanowski
	Title:	Authorized Signatory

LENDERS:

Associated British Foods Pension Scheme, as a Lender

By:	Beach Point Capital Management LP its Investment Manager

By:	/s/ Carl Goldsmith
	Name:	Carl Goldsmith
	Title:	Co-Chief Investment Officer

Beach Point Multi-Asset Credit Fund Ltd., as a Lender

By:	Beach Point Capital Management LP its Investment Manager

By:	/s/ Carl Goldsmith
	Name:	Carl Goldsmith
	Title:	Co-Chief Investment Officer

Beach Point SCF I LP, as a Lender

By:	Beach Point Capital Management LP its Investment Manager

By:	/s/ Carl Goldsmith
	Name:	Carl Goldsmith
	Title:	Co-Chief Investment Officer

Beach Point SCF IV LLC, as a Lender

By:	Beach Point Capital Management LP its Investment Manager

By:	/s/ Carl Goldsmith
	Name:	Carl Goldsmith
	Title:	Co-Chief Investment Officer

Beach Point SCF Multi-Port LP, as a Lender

By:	Beach Point Capital Management LP its Investment Manager

By:	/s/ Carl Goldsmith
	Name:	Carl Goldsmith
	Title:	Co-Chief Investment Officer

Beach Point Strategic Master Fund, L.P., as a Lender

By:	Beach Point Capital Management LP its Investment Manager

By:	/s/ Carl Goldsmith
	Name:	Carl Goldsmith
	Title:	Co-Chief Investment Officer

Beach Point Total Return Master Fund, L.P., as a Lender

By:	Beach Point Capital Management LP its Investment Manager

By:	/s/ Carl Goldsmith
	Name:	Carl Goldsmith
	Title:	Co-Chief Investment Officer

Lloyds Bank Pension Scheme No. 1, as a Lender

By:	Beach Point Capital Management LP its Investment Manager

By:	/s/ Carl Goldsmith
	Name:	Carl Goldsmith
	Title:	Co-Chief Investment Officer

Pacific Coast Investment Fund LLC, as a Lender

By:	Beach Point Capital Management LP its Investment Manager

By:	/s/ Carl Goldsmith
	Name:	Carl Goldsmith
	Title:	Co-Chief Investment Officer

Royal Mail Pension Plan, as a Lender

By:	Beach Point Capital Management LP its Investment Manager

By:	/s/ Carl Goldsmith
	Name:	Carl Goldsmith
	Title:	Co-Chief Investment Officer

DOUBLE BLACK DIAMOND OFFSHORE LTD., as a Lender

By:	CARLSON CAPITAL, L.P., its investment advisor

By:	/s/ Sean P. Shannon
	Name:	Sean P. Shannon
	Title:	Managing Director

BLACK DIAMOND OFFSHORE LTD., as a Lender

By:	CARLSON CAPITAL, L.P., its investment advisor

By:	/s/ Sean P. Shannon
	Name:	Sean P. Shannon
	Title:	Managing Director

Mariner LDC, as a Lender

By:	Mariner Investment Group, LLC as Investment Manager

By:	Caspian Capital LP, as Sub-Investment Manager

By:	/s/ Richard D. Holahan, Jr.
	Name:	Richard D. Holahan, Jr.
	Title:	Authorized Signatory

Caspian Select Credit Master Fund, LTD., as a Lender

By:	Caspian Capital LP, as Investment Manager

By:	/s/ Richard D. Holahan, Jr.
	Name:	Richard D. Holahan, Jr.
	Title:	Authorized Signatory

Caspian Solitude Master Fund, LP., as a Lender

By:	Caspian Capital LP, as Investment Manager

By:	/s/ Richard D. Holahan, Jr.
	Name:	Richard D. Holahan, Jr.
	Title:	Authorized Signatory

Caspian HLSC1, LLC, as a Lender

By:	Caspian Capital LP, as Investment Manager

By:	/s/ Richard D. Holahan, Jr.
	Name:	Richard D. Holahan, Jr.
	Title:	Authorized Signatory

Caspian SC Holdings, L.P., as a Lender

By:	Caspian Capital LP, as Investment Manager

By:	/s/ Richard D. Holahan, Jr.
	Name:	Richard D. Holahan, Jr.
	Title:	Authorized Signatory

Super Caspian Cayman Fund Limited, as a Lender

By:	Caspian Capital LP, as Investment Manager

By:	/s/ Richard D. Holahan, Jr.
	Name:	Richard D. Holahan, Jr.
	Title:	Authorized Signatory

CVP CASCADE – 1, LTD, as a Lender

By:	Credit Value Partners, LP as investment advisor

By:	/s/ Joe Matteo
	Name:	Joe Matteo
	Title:	Portfolio Manager

BELL ATLANTIC MASTER TRUST, as a Lender

By:	Credit Value Partners, LP, as investment advisor

By:	/s/ Michael Geroux
	Name:	Michael Geroux
	Title:	Portfolio Manager

CREDIT VALUE MASTER FUND III, LP, as a Lender

By:	Credit Value Partners, LP, as investment advisor

By:	/s/ Michael Geroux
	Name:	Michael Geroux
	Title:	Portfolio Manager

CREDIT VALUE PARTNERS DISTRESSED DURATION MASTER FUND, LP, as a Lender

By:	Credit Value Partners, LP, as investment advisor

By:	/s/ Michael Geroux
	Name:	Michael Geroux
	Title:	Portfolio Manager

Blackwell Partners LLC, as a Lender
By:	Magnetar Financial LLC, its manager

By:	/s/ Anthony Fox
	Name:	Anthony Fox
	Title:	Chief Financial Officer – Funds Magnetar Financial LLC

Compass Offshore HTV PCC Limited, as a Lender
By:	Magnetar Financial LLC, its investment manager

By:	/s/ Anthony Fox
	Name:	Anthony Fox
	Title:	Chief Financial Officer – Funds Magnetar Financial LLC

Compass HTV LLC Limited, as a Lender
By:	Magnetar Financial LLC, its manager

By:	/s/ Anthony Fox
	Name:	Anthony Fox
	Title:	Chief Financial Officer – Funds Magnetar Financial LLC

Magnetar Capital Master Fund, Ltd, as a Lender
By:	Magnetar Financial LLC, its investment manager

By:	/s/ Anthony Fox
	Name:	Anthony Fox
	Title:	Chief Financial Officer – Funds Magnetar Financial LLC

Magnetar Global Event Driven Master Fund Ltd, as a Lender
By:	Magnetar Financial LLC, its investment manager

By:	/s/ Anthony Fox
	Name:	Anthony Fox
	Title:	Chief Financial Officer – Funds Magnetar Financial LLC

Spectrum Opportunities Master Fund Ltd, as a Lender
By:	Magnetar Financial LLC, its investment manager

By:	/s/ Anthony Fox
	Name:	Anthony Fox
	Title:	Chief Financial Officer – Funds Magnetar Financial LLC

Rimrock Capital Management, LLC, as a Lender

By:	/s/ Santino Blumetti
	Name:	Santino Blumetti
	Title:	Manager Director

SCHEDULE A TO

AMENDMENT AGREEMENT

Schedule A

Commitments

New Term Lender	New Term Loan Commitment
CS Loan Funding LLC	$440,000,000

Total	$440,000,000

Execution Version

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

September 30, 2014

among

ENDEAVOUR INTERNATIONAL HOLDING B.V.

and

END FINCO LLC

as Borrowers,

ENDEAVOUR INTERNATIONAL CORPORATION,

as Holdings,

THE LENDERS PARTY HERETO,

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Administrative Agent,

and

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,

as Collateral Agent

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Section 9.19.	Process Agent	137

Section 9.20.	Judgment Currency	138

Section 9.21.	Representation of EIH	138

Section 9.22.	Effect of Amendment and Restatement	138

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SCHEDULES

Schedule 1.01(a) - Subsidiary Guarantors
Schedule 2.01 - Lenders and Commitments
Schedule 3.10(a) - ERISA Plans
Schedule 3.12(a) - Real Property
Schedule 3.12(b) - Oil and Gas Property
Schedule 3.12(c) - Interests in Oil and Gas Properties
Schedule 3.14 - Subsidiaries
Schedule 3.20 - Existing Indebtedness and Preferred Stock
Schedule 3.21 - Insurance
Schedule 3.24 - Existing Liens

EXHIBITS

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Borrowing Request
Exhibit C	Form of Compliance Certificate
Exhibit D	Form of Note
Exhibit E	Form of Credit Party Guaranty
Exhibit F	Form of U.S. Security Agreement
Exhibit G	Form of English Confirmatory Debenture
Exhibit H	Form of English Confirmatory Charge Over Shares
Exhibit I	Form of Solvency Certificate
Exhibit J-1	Form of Opinion of Weil, Gotshal & Manges LLP
Exhibit J-2	Form of Opinion of Weil, Gotshal & Manges LLP
Exhibit J-3	Form of Opinion of Lionel Sawyer and Collins
Exhibit J-4	Form of Opinion of Allen & Overy

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This AMENDED AND RESTATED CREDIT AGREEMENT, dated as of September 30, 2014 (as amended, modified, restated and/or supplemented from time to time, this “Agreement”), is by and among ENDEAVOUR INTERNATIONAL HOLDING B.V., a besloten vennootschap organized under the laws of the Netherlands and registered with the chamber of commerce under 34229293 (“EIH”), END FINCO LLC, a Delaware limited liability company and a wholly-owned subsidiary of EIH (“DE Borrower” and, together with EIH, the “Borrowers”, and each, a “Borrower”), ENDEAVOUR INTERNATIONAL CORPORATION, a Nevada corporation (“Holdings”), the Lenders party hereto from time to time, CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH (“Credit Suisse”), as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, including any successor thereto, the “Collateral Agent”) for the Lenders.

W I T N E S S E T H:

WHEREAS, pursuant to the Existing Credit Agreement (as defined below), the lenders party thereto provided a tranche of term loans (the “Tranche A Loans”) to EIH.

WHEREAS, pursuant to the Amendment Agreement (as defined below), the parties thereto have agreed to amend and restate the Existing Credit Agreement in the form of this Agreement to, among other things, provide for a new tranche of term loans (the “Tranche A-1 Loans”) hereunder, which Tranche A-1 Loans will be used in part to repay the Tranche A Loans outstanding under in the Existing Credit Agreement (for the avoidance of doubt, from and after the Closing Date, references herein to “Loans” shall mean the Tranche A-1 Loans);

WHEREAS, the Borrowers have requested the Lenders to extend credit to EIH on the Closing Date in the form of term loans in an aggregate principal amount of $440,000,000; and

WHEREAS, the Lenders are willing to extend such credit to EIH on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, IT IS AGREED:

ARTICLE 1

Definitions

Section 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“5.5% Convertible Notes” shall mean the 5.5% Convertible Senior Notes due 2016 issued by Holdings, including any related notes, guarantees, instruments and agreements executed in connection therewith.

“6.5% Convertible Notes” shall mean the 6.5% Convertible Senior Notes due 2017 issued by Holdings, including any related notes, guarantees, instruments and agreements executed in connection therewith.

“7.5% Convertible Bonds” shall mean the 11.5% (reduced to 7.5%) Guaranteed Convertible Bonds due 2014 (extended to 2016), as amended by that certain Amendment Deed Relating to Trust Deed, dated March 11, 2011, issued by EELux and guaranteed by Holdings, including any related notes, guarantees, instruments and agreements executed in connection therewith.

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Additional Assets” shall mean:

(1) any properties or assets used or useful in the Oil and Gas Business, other than Indebtedness or Capital Stock;

(2) the Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by Holdings or any of its Subsidiaries; or

(3) Capital Stock constituting a Minority Interest in any Person that at such time is a Subsidiary;

provided, however, that any such Subsidiary described in clause (2) or (3) is primarily engaged in the Oil and Gas Business.

“Additional Guarantor Requirement” shall have the meaning provided in Section 5.12(c).

“Additional Security Documents” shall have the meaning provided in Section 5.12(a).

“Additional Term Loans” shall have the meaning provided in Section 2.01(b).

“Adjusted 2P Value” shall mean, as of any date of determination, the product of (i) Holdings’ and its Subsidiaries’ aggregate Proved Reserves and Probable Reserves expressed in barrels of oil equivalent (with one barrel of oil equivalent, converting gas to oil at the ratio of 6 Mcf of gas to one barrel of oil), as set forth in the most recent Reserve Report delivered pursuant to Section 5.01(c), and (ii) US$16.00.

“Adjusted Consolidated Net Tangible Assets” of a specified Person shall mean (without duplication), as of the date of determination, the remainder of:

(1) the sum of:

(a) discounted future net revenue from Proved Reserves of such Person and its Subsidiaries calculated in accordance with SEC guidelines before any state or federal or other income taxes, as estimated by such Person in a reserve report prepared as of the end of the fiscal year of such Person and audited by such Person’s independent petroleum engineers, as increased by, as of the date of determination, the estimated discounted future net revenue from:

(i) estimated Proved Reserves of such Person and its Subsidiaries attributable to acquisitions consummated since the date of such reserve report, which reserves were not reflected in such reserve report, and

(ii) estimated Proved Reserves of such Person and its Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of Proved Reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) due to exploration, development or exploitation, production or other activities which would, in accordance with standard industry practice, cause such revisions, and decreased by, as of the date of determination, the estimated discounted future net revenue attributable to:

(iii) estimated Proved Reserves of such Person and its Subsidiaries reflected in such reserve report produced or disposed of since the date of such reserve report, and

(iv) reductions in the estimated Proved Reserves of such Person and its Subsidiaries reflected in such reserve report since the date of such reserve report due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions;

in the case of clauses (i) through (iv) calculated on a pre-tax basis in accordance with SEC guidelines (utilizing the prices estimated by such Person in a reserve report prepared as of the end of the fiscal year of such Person); provided, however, that, in the case of each of the determinations made pursuant to clauses (i), (ii), (iii) and (iv) above, such increases and decreases shall be estimated by Holdings’ petroleum engineers or any independent petroleum engineers engaged by Holdings for that purpose;

(b) the capitalized costs that are attributable to crude oil and natural gas properties of such Person and its Subsidiaries to which no Proved Reserves are attributable, based on such Person’s books and records as of a date no earlier than the date of such Person’s latest available annual or quarterly financial statements;

(c) the Net Working Capital of such Person as of a date no earlier than the date of such Person’s latest available annual or quarterly financial statements; and

(d) the greater of:

(i) the net book value of other tangible assets of such Person and its Subsidiaries as of a date no earlier than the date of such Person’s latest available annual or quarterly financial statements, and

(ii) the appraised value, as estimated by independent appraisers, of other tangible assets of such Person and its Subsidiaries as of a date no earlier than the date of such Person’s latest available annual or quarterly financial statements (provided that if no such appraisal has been performed, such Person shall not be required to obtain such an appraisal of such assets solely for the purpose of determining this value and only clause (1)(d)(i) of this definition shall apply);

minus:

(2) the sum of:

(a) Minority Interests;

(b) to the extent not otherwise taken into account in determining Adjusted Consolidated Net Tangible Assets, any net natural gas balancing liabilities of such Person and its Subsidiaries reflected in such Person’s latest audited financial statements;

(c) to the extent included in clause (1)(a) above, the discounted future net revenue, calculated in accordance with SEC guidelines (utilizing the prices utilized in such Person’s year end reserve report), attributable to reserves subject to participation interests, overriding royalty interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties;

(d) to the extent included in clause (1)(a) above, the discounted future net revenue calculated in accordance with SEC guidelines (utilizing the prices utilized in such Person’s year end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of such Person and its Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto; and

(e) the discounted future net revenue, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenue specified in clause (1)(a) above (utilizing the prices utilized in such Person’s year end reserve report), would be necessary to satisfy fully the obligations of such Person and its Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

If Holdings changes its method of accounting from the full cost method to the successful efforts method or a similar method of accounting, “Adjusted Consolidated Net Tangible Assets” of Holdings will continue to be calculated as if Holdings were still using the full cost method of accounting.

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to the greater of (a) 1.00% per annum and (b) the product of (i) the LIBO Rate in effect for such Interest Period and (ii) Statutory Reserves.

“Administrative Agent” shall have the meaning provided in the preamble to this Agreement, and shall include any successor to the Administrative Agent appointed pursuant to Section 8.06.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in such form as may be supplied from time to time by the Administrative Agent.

“Affiliate” of any specified Person shall mean any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Affiliate Transaction” shall have the meaning provided in Section 6.05.

“Agents” shall mean and include the Administrative Agent and the Collateral Agent.

“Agreement” shall have the meaning provided in the preamble to this Agreement.

“Agreement Currency” shall have the meaning provided in Section 9.20.

“Agreement Value” shall mean, for each Hedging Agreement, on any date of determination, the maximum aggregate amount (giving effect to any netting agreements) that Holdings or any Borrower or Subsidiary is required to pay in connection with a termination of such Hedging Agreement on such date, as determined by counterparties to such Hedging Agreement.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the one-month Adjusted LIBO Rate plus 1.0%; provided that for the purpose of clause (c), the Adjusted LIBO Rate for any day shall be based on the rate determined on such day at approximately 11 a.m. (London time) by reference to the ICE Benchmark Administration London Interbank Offered Rate (as set forth by any service which has been nominated by the ICE Benchmark Administration as an authorized information vendor for the purpose of displaying such rates). If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate or Adjusted LIBO Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate or Adjusted LIBO Rate, as the case may be.

“Amendment Agreement” shall mean the Amendment Agreement dated as of the date hereof among Holdings, the Borrowers, the Subsidiary Guarantors, the Administrative Agent, the Collateral Agent and each of the Lenders party thereto.

“Applicable Law” except as the context may otherwise require, shall mean all applicable laws, rules, regulations, ordinances, treaties, judgments, decrees, injunctions, writs and orders of any Governmental Authority and rules, regulations, orders, licenses and permits of any Governmental Authority.

“Applicable Margin” shall mean, for any day (a) with respect to any Eurodollar Loan, 10.0% per annum and (b) with respect to any ABR Loan, 9.0% per annum.

“Applicable Percentage” shall mean, with respect to any fiscal year, 50%.

“Applicable Premium” shall mean, with respect to any prepayment under Section 2.12 or 2.13(b) or (c), as applicable, and each repayment of, or distribution in respect of the principal amount of the Loans after acceleration thereof by virtue of the occurrence of an Event of Default pursuant to Section 7.01 or otherwise by operation of law: (a) if made on or prior to the first anniversary of the date hereof, a cash amount with respect to the aggregate principal amount of Loans prepaid equal to 1.0% of the aggregate principal amount of such Loans plus the present value at such repayment date of all interest payments on such Loans (assuming that the Adjusted LIBO Rate prevailing at the time of the notice of prepayment applies throughout such period) required during the period commencing on the first day after the first anniversary of the date hereof through the Maturity Date (including, for the avoidance of doubt, any interest that would have accrued during the period commencing on the first day after the last interest payment date and through the Maturity Date, if any), computed using a discount rate equal to the Treasury Rate as of such prepayment date plus 50 basis points discounted to such repayment date on a quarterly basis (assuming a 360 day year consisting of twelve 30 day months); (b) if made after the first anniversary of the date hereof but on or prior to the second anniversary of the date hereof, 1.0% of the aggregate principal amount of Loans prepaid and (c) if made on or after the second anniversary of the date hereof, $0.

“Approved Hedge Counterparty” shall mean any other Person that, at the time such Hedging Agreement is entered into is (a) the Administrative Agent, (b) the Collateral Agent, (c) a Lender, (d) any Affiliate of any of the foregoing Persons or (e) any other Person whose corporate rating at the time of entering into the Hedging Agreement is A- or higher by S&P or whose senior unsecured long-term debt obligations at the time of entering into the Hedging Agreement are rated A- or higher by S&P (or whose obligations under the Hedging Agreement are guaranteed by another Person satisfying the foregoing ratings criteria).

“Asset Sale” shall mean:

(a) the sale, lease, conveyance or other disposition of any properties or assets (including by way of a Production Payment, Sale Leaseback Transaction, conveyance of any royalty interest, overriding royalty interest, net profits interest, or mergers, consolidations or otherwise); provided, however, that the disposition of all or substantially all of the properties or assets of Holdings and its Subsidiaries taken as a whole will not be an “Asset Sale,” but will be governed by the provisions of Section 6.09 and not by the provisions of Section 6.04; and

(b) the issuance of Equity Interests in any of Holdings’ Subsidiaries or the sale of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares or shares required by Applicable Law to be held by a Person other than Holdings or a Subsidiary of Holdings).

Notwithstanding the preceding clauses (a) and (b), the following items will not be deemed to be Asset Sales:

(1) except prior to or during the pendency of the Restructuring Event, any single transaction or series of related transactions that involves properties or assets having a Fair Market Value of less than the greater of (i) $5,000,000 and (ii) 0.5% of Holdings’ Adjusted Consolidated Net Tangible Assets determined as of the date of such transaction;

(2) a disposition of assets between or among any of the Credit Parties;

(3) an issuance or sale of Equity Interests by a Subsidiary to Holdings or to another Subsidiary of Holdings;

(4) any disposition, abandonment, relinquishment or expiration of equipment, inventory, products, accounts receivable or other similar properties or similar assets in the ordinary course of business (excluding, for the avoidance of doubt, Production Payments);

(5) the disposition of cash or Cash Equivalents or other financial instruments in the ordinary course of business;

(6) a Restricted Payment that is permitted by Section 6.01 or a Permitted Investment (or a disposition that would constitute a Restricted Payment but for the exclusion from the definition thereof);

(7) the farm-out, lease or sublease of developed or undeveloped crude oil or natural gas properties owned or held by Holdings or any of its Subsidiaries in the ordinary course of business or in exchange for crude oil and natural gas properties or interests owned or held by another Person;

(8) any transfer or sale of assets, or lease, assignment or sublease of any real or personal property, (i) in exchange for services (including in connection with any outsourcing arrangements) related to the exploration, development, completion or production (and related activities) of properties of Holdings or any Subsidiary, or (ii) in exchange for such transferee, lessee or assignee (or an Affiliate thereof) agreeing to pay all or a portion of the costs and expenses related to the exploration, development, completion or production (and related activities) of properties of Holdings or any Subsidiary ((i) and (ii) being referred to herein as a “carry”); provided, that the Fair Market Value of the properties or assets traded, exchanged, transferred, sold, leased, assigned or subleased by Holdings or such Subsidiary is equal to or less than the Fair Market Value of the properties, assets or carry (together with any cash and Cash Equivalents) agreed by such other Persons to be transferred, provided or paid to or on behalf of Holdings or such Subsidiary, and provided further that any cash or Cash Equivalents received must be applied in accordance with the provisions of Section 2.13(a);

(9) the creation or perfection of a Lien (but not (i) except to the extent contemplated in clause (10) below, the sale or other disposition of the properties or assets subject to such Lien or (ii) Production Payments);

(10) the creation or perfection of a Permitted Lien and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Permitted Lien (but in each case excluding Production Payments);

(11) a surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(12) the licensing or sublicensing of intellectual property or other general intangibles in the ordinary course of business to the extent that such license does not prohibit the licensor from using the intellectual property and licenses, leases or subleases of other property;

(13) [reserved];

(14) except prior to or during the pendency of the Restructuring Event, the sale or other disposition (whether or not in the ordinary course of business) of Oil and Gas Properties by Holdings and its Subsidiaries, provided that at the time of such sale or other disposition such properties do not have associated with them any proved reserves, and provided further that the sale or other disposition is not for less than the Fair Market Value of such Oil and Gas Properties; and

(15) the grant or transfer by Holdings or any Subsidiary of Holdings of a royalty, overriding royalty or net profits interest with respect to Oil and Gas Properties located in the United States, in each case, pursuant to any incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to Holdings or any Subsidiary of Holdings.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, in the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

“Attributable Debt” in respect of a Sale Leaseback Transaction shall mean, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP. As used in the preceding sentence, the “net rental payments” under any lease for any period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Authorization” shall mean an authorization, consent, permit, approval, resolution, license, exemption, filing, notarization or registration.

“Bankruptcy Code” shall mean Title 11 of the United States Code.

“Bankruptcy Court” has the meaning assigned to such term in the definition of “Restructuring Event.”

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.

“Board of Directors” shall mean:

(1) with respect to a corporation, the board of directors or managers of the corporation or any committee thereof duly authorized to act on behalf of such board; and

(2) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” shall mean a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person and with respect to EIH, its Responsible Officer, as having been duly adopted by the Board of Directors of such Person and being in full force and effect on the date of such certification, and delivered to the Administrative Agent.

“Borrower” and “Borrowers” shall have the meaning provided in the preamble to this Agreement.

“Borrower Materials” shall have the meaning provided in Section 9.01.

“Borrowing” shall mean a borrowing comprised of Loans of the same Type made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by either Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B (or, if given telephonically in accordance with the terms of Section 2.03, confirmed in the form of Exhibit B), or such other form as shall be approved by the Administrative Agent.

“Breakage Event” shall have the meaning provided in Section 2.16.

“Business” shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate) or the equivalent of the foregoing in any jurisdiction outside of the United States or any State thereof.

“Business Day” shall mean for all purposes, any day except Saturday, Sunday and any day which shall be in New York, New York or London, England, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

“Calculation Date” shall mean each date on which any financial ratio calculation is calculated.

“Capital Expenditures” shall mean, with respect to any Person, all expenditures by such Person and its Subsidiaries which should be capitalized in accordance with GAAP and, without duplication, the amount of all Capital Lease Obligations incurred by such Person and its Subsidiaries.

“Capital Lease Obligation” shall mean, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” shall mean:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person;

but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” shall mean:

(1) securities issued or directly and fully guaranteed or insured by the government of the United States or any agency or instrumentality of the government of the United States (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(2) marketable general obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s;

(3) certificates of deposit, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a credit rating of “A” or better from either S&P or Moody’s;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1), (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5) commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition; and

(7) instruments equivalent to those referred to in clauses (1) through (6) above denominated in Sterling comparable in credit quality and tenor to those referred to above and customarily used by companies for cash management purposes in the United Kingdom to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.

“Cash Interest Expense” shall mean, with respect to any Person, for any period, the Consolidated Interest Expense of such Person and its Subsidiaries for such period, less the sum of (a) any pay-in-kind interest expense or other noncash interest expense (including as a result of the effects of purchase accounting) of such Person and its Subsidiaries, (b) to the extent included in Consolidated Interest Expense, the amortization of any financing fees paid by, or on behalf of, such Person and its Subsidiaries, (c) the amortization of debt discounts, if any, or fees in respect of Hedging Agreements and (d) cash interest income of such Person and its Subsidiaries for such period.

“Change in Law” shall mean (a) the adoption of any law, rule, regulation or treaty after the date hereof, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority after the date hereof or (c) compliance by any Lender (or, for purposes of Section 2.14, by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date hereof; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean the occurrence of any of the following:

(1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock of the Subsidiaries) of Holdings and its Subsidiaries taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);

(2) the adoption by the stockholders of Holdings of a plan relating to the liquidation or dissolution of Holdings;

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Holdings, measured by voting power rather than number of shares, units or the like;

(4) except during the pendency of the Restructuring Event, the first day on which a majority of the members of the Board of Directors of Holdings are not Continuing Directors; or

(5) Holdings shall at any time cease to own (beneficially and of record), directly or indirectly, 100% of the Equity Interests of either Borrower;

provided that, notwithstanding the foregoing, no Change of Control shall be deemed to have occurred pursuant to clause (1) above in connection with, as a result of, or in respect of a sale of assets of the US Debtors pursuant to a plan of reorganization or pursuant to section 363 of the Bankruptcy Code, or pursuant to clauses (2) through (5) above in connection with, as a result of, or in respect of the effectiveness of a plan of reorganization or a sale of assets of the US Debtors pursuant to section 363 of the Bankruptcy Code, in each case, related to the Restructuring Event, including upon the emergence of the US Debtors from the Restructuring Event.

“Charges” shall have the meaning provided in Section 9.09.

“Cidoval” shall mean Cidoval S.à.r.l., a private limited company (société à responsabilité limitée) incorporated and existing under the laws of the Grand Duchy of Luxembourg with its registered office at 40, avenue Monterey, L 2163 Luxembourg, having a share capital of $20,425 and being registered with the Luxembourg trade and companies register under number B175673.

“Class C Convertible Preferred Stock” shall mean Holdings’ Series C Preferred Stock with the terms set forth in the Certificate of Designation of Series C Preferred Stock originally filed with the Nevada Secretary of State on October 30, 2006 and amended on December 21, 2006, November 17, 2009 and March 10, 2010.

“Closing Date” shall mean the date of effectiveness of the Amendment Agreement and the amendment and restatement of the Existing Credit Agreement in the form of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor statute and any regulations promulgated thereunder.

“Collateral” shall mean all property (whether real or personal, tangible or intangible) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Collateral under and as defined in each Security Document; provided that “Collateral” shall not include any Excluded Assets.

“Collateral Agent” shall have the meaning provided in the preamble to this Agreement, and shall include any successor to the Collateral Agent appointed pursuant to Section 8.06.

“Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Loans hereunder as set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender assumed its Commitment, as applicable, as the same may be reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 or pursuant to Section 2.09.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from to time, and any successor statute, or any rule, regulation or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation thereof).

“Commodity Hedging Agreement” shall mean a commodity price risk management agreement or similar arrangement (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities).

“Communications” shall have the meaning provided in Section 9.01.

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” shall mean, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2) the Fixed Charges of such Person and its Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(3) depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(4) all fees, costs and expenses (other than depreciation, depletion or amortization expense) incurred in connection with the Transactions, the execution and delivery of the amendment to the Existing LC Issuance Agreement contemplated hereby and each other agreement or document executed and delivered in connection therewith, and any amendment or other modification of any such agreements, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(5) unrealized non-cash losses resulting from foreign currency balance sheet adjustments required by GAAP to the extent such losses were deducted in computing such Consolidated Net Income; plus

(6) the cash portion of entitlement payments received by such Person in such period in respect of physical production from the Alba field; minus

(7) non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business; and minus

(8) to the extent increasing such Consolidated Net Income for such period, the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments; minus

(9) Consolidated Net Income in respect of any amounts that were added back in a previous period pursuant to Clause (6) above;

in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the preceding sentence, clauses (1) through (6) relating to amounts of a Subsidiary of the relevant Person will be added to Consolidated Net Income to compute Consolidated EBITDA of such Person only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating the Consolidated Net Income of such Person.

“Consolidated Interest Expense” shall mean, with respect to any Person, for any period, the sum of (a) the interest expense (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations) attributable to Indebtedness of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (but excluding interest expense with regard to any Production Payment), plus (b) any interest accrued during such period in respect of Indebtedness of such Person and its Subsidiaries that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP. For purposes of the foregoing, interest expense shall be determined after giving effect to any net payments made or received by such Person and its Subsidiaries with respect to Interest Rate Hedging Agreements.

“Consolidated Leverage Ratio” shall mean, on any Calculation Date, the ratio of (a) the sum of (i) Total Funded Debt of EIH and its Subsidiaries on such Calculation Date minus (ii) without duplication, (A) any amounts outstanding under the Inter-Company Loan Agreement, (B) any amounts outstanding under that certain Loan Note Certificate issued by EEUK to EIH pursuant to that certain Loan Note Instrument of EEUK, dated the date hereof, (C) any amounts outstanding under that certain revolving loan facility agreement dated January 23, 2008, between EIH, as borrower and EELux, as lender, (D) the 7.5% Convertible Bonds, and (E) the aggregate amount of unrestricted cash on the consolidated balance sheet of EIH and its Subsidiaries as of such date (provided that the maximum amount of such unrestricted cash shall not exceed $25,000,000) to (b) Consolidated EBITDA of EIH for the period of four consecutive fiscal quarters most recently ended on or prior to such Calculation Date, in each case after giving effect to any applicable Pro Forma Adjustments.

“Consolidated Net Income” shall mean, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and before any reduction in respect of non-cash preferred stock dividends of such Person, provided that:

(1) the net income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Subsidiary of the Person;

(2) the net income (but not loss) of any Subsidiary of Holdings will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, partners or members (other than any restrictions set forth in this Agreement);

(3) the cumulative effect of a change in accounting principles will be excluded;

(4) any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of such Person or its consolidated Subsidiaries (including pursuant to any Sale Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person will be excluded;

(5) any asset impairment writedowns on Oil and Gas Properties under GAAP or SEC guidelines will be excluded;

(6) unrealized non-cash losses and gains under Hedging Agreements included in the determination of Consolidated Net Income, including, without limitation, those resulting from the application of FASB ASC Topic 815, “Derivatives and Hedging,” will be excluded;

(7) any non-cash charges relating to any premium or penalty paid, write off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded; and

(8) items classified as extraordinary or nonrecurring gains and losses (less all fees and expenses related thereto) and the related tax effects, in each case according to GAAP, will be excluded.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the lower of (i) the maximum amount of such Contingent Obligation pursuant to the agreement or instrument under which such Contingent Obligation is created and (ii) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Continuing Directors” shall mean the directors of Holdings on the date of emergence of the US Debtors from the Restructuring Event and each other director if such director’s nomination for election to the Board of Directors is recommended by a majority of the then Continuing Directors.

“Credit Documents” shall mean this Agreement, the Amendment Agreement, each Note, each Security Document, the Subordination Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each joinder, accession or similar agreement by which any Subsidiary of Holdings becomes party to the Credit Party Guaranty or any Security Document.

“Credit Facility” shall mean any debt facility, commercial paper facility or Debt Issuance, in each case with banks or other institutional lenders or institutional investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or other borrowings or Debt Issuances, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Credit Party” shall mean Holdings, the Borrowers and each Subsidiary Guarantor.

“Credit Party Guaranty” shall have the meaning provided in Section 4.01(g).

“Credit Suisse” shall have the meaning provided in the preamble to this Agreement.

“CRR” shall mean the Council Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012.

“Customer” shall have the meaning provided in Section 2.20(h)(i).

“De Minimis Guaranteed Amount” shall mean a principal amount of Indebtedness not to exceed $5,000,000.

“Debt Issuance” shall mean one or more issuances after the date of this Agreement of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

“Debt Service” shall mean, for any fiscal year, Cash Interest Expense of Holdings for such period plus scheduled principal amortization of Total Funded Debt of Holdings and its Subsidiaries for such period.

“Debtor Relief Laws” shall mean, collectively, the Netherlands Bankruptcy Code (Faillissementswet), the Bankruptcy Code and any other bankruptcy, insolvency, liquidation, restructuring, reorganization, compromise, arrangement, readjustment of debt, conservatorship, receivership, winding-up, dissolution, or similar laws of the United States and any other applicable jurisdictions from time to time in effect.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender that (a) has failed to (i) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder, (ii) fund any portion of its Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, (c) has notified the Borrowers or any other Credit Party in writing, or has made a public statement, to the effect that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit or (d) has failed, within three (3) Business Days after request by the Administrative Agent or a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans under this Agreement. Any determination by the Administrative Agent that a Lender is a Defaulting Lender shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrowers and each Lender.

“Deposit Account Control Agreement” shall mean a deposit account control agreement to be executed and delivered among any Credit Party, the Collateral Agent and each bank at which such Credit Party maintains any deposit account other than an Excluded Account, in each case, in accordance with such bank’s standard form of control agreement or otherwise as may be reasonably acceptable to the Collateral Agent, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“DIP Financing” shall have the meaning provided in Section 6.03(16).

“Disqualified Stock” shall mean any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the later to occur of the Maturity Date; provided, however, that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Holdings to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Holdings may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 6.01. The amount (or principal amount) of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that Holdings and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar-Denominated Production Payments” shall mean production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Dollars” and “$” shall each mean lawful money of the United States.

“Domestic Subsidiary” shall mean any Subsidiary of Holdings that was incorporated or organized under the laws of the United States, any State thereof or the District of Columbia.

“Dutch Civil Code” means the Burgerlijk Wetboek.

“Dutch Insolvency Event” means any bankruptcy (faillissement), suspension of payments (voorlopige surseance van betaling), administration (onderbewindstelling), dissolution (ontbinding) or the Borrower having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990).

“Dutch Obligor” means any Credit Party organized under the laws of The Netherlands.

“Dutch Process Agent” shall have the meaning provided in Section 9.19(b).

“Dutch Sector” shall mean the jurisdiction of The Netherlands commonly referred to as the Dutch Sector – North Sea.

“EELux” shall mean Endeavour Energy Luxembourg S.à.r.l., a private limited company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg.

“EEUK” shall mean Endeavour Energy UK Limited, a private limited company organized under the laws of England and Wales.

“EIH” shall have the meaning provided in the preamble to this Agreement.

“Eligible Assignee” shall mean (a) a Lender, (b) an Affiliate of a Lender, (c) a Related Fund of a Lender and (d) any other Person (other than a natural person) approved by the Administrative Agent; provided that notwithstanding the foregoing, “Eligible Assignee” shall not include any Credit Party or any Affiliate of a Credit Party.

“Employee Benefit Plan” shall mean any Plan, any other “employee benefit plan” as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of Holdings, any of its Subsidiaries or any ERISA Affiliate.

“English Charge Over Shares” shall mean the Charge Over Shares dated as of January 24, 2014, between Endeavour Energy North Sea, L.P. and the Collateral Agent.

“English Confirmatory Charge Over Shares” shall have the meaning provided in Section 4.01(j).

“English Confirmatory Debenture” shall have the meaning provided in Section 4.01(i).

“English Debenture” shall mean the Debenture dated as of January 24, 2014, between Endeavour Energy UK Limited and the Collateral Agent.

“English Security Documents” shall mean and include (a) the English Charge Over Shares, (b) the English Confirmatory Charge Over Shares, (c) the English Debenture and (d) the English Confirmatory Debenture.

“Environmental Law” shall mean any applicable U.S. federal, state, local, UK or other non-U.S. law (including common law), rule, regulation, ordinance, code, directive, judgment or order now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, relating to the protection of the environment or of human health and safety (to the extent such health and safety relate to exposure to Hazardous Materials), or to the presence, Release or threatened Release, or the manufacture, use, transportation, treatment, storage, disposal or recycling of Hazardous Materials, or the arrangement for any such activities.

“Environmental Liability” shall mean all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, and reasonable fees, expenses or costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement made by Holdings or any of its Subsidiaries pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“EOC” shall mean Endeavour Operating Corporation, a Delaware corporation.

“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings and/or any of its Subsidiaries would be deemed to be a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” shall mean (a) a Reportable Event; (b) the failure of any Plan to satisfy the minimum funding standards, if any, applicable to that Plan for a Plan year under Section 412 of the Code or Section 302 of ERISA or a Plan’s application for a waiver of such minimum funding standards pursuant to Section 412(c) of the Code or Section 302(c) of ERISA; (c) the arising of a lien or encumbrance under Section 4068 of ERISA with respect to property of Holdings, any of its Subsidiaries or an ERISA Affiliate; (d) a determination that any Plan is, or is expected to be, in at-risk status under Section 430(i) of the Code or Section 303(i) of ERISA; (e) the incurrence by Holdings, any of its Subsidiaries, or an ERISA Affiliate of material liability (including any indirect, contingent, or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 4062, 4063, 4064, or 4069 of ERISA or Section 4971 or 4975 of the Code; (f) the institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings by the PBGC to terminate or appoint a trustee to administer any Plan pursuant to Title IV of ERISA; (g) the filing of a notice of intent to terminate any Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of Section 4041(b) of ERISA, the filing under Section 4041(a)(2) of ERISA of a notice of intent to terminate any Plan or the termination of any Plan under Section 4041(c) of ERISA; (h) the complete or partial withdrawal of Holdings, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan that gives rise to, or is expected to give rise to a liability under Section 4201 of ERISA, the reorganization or insolvency under Title IV of ERISA of any Multiemployer Plan, or the receipt by Holdings, any Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Holdings, any Subsidiary or any ERISA Affiliate of any notice, that a Multiemployer Plan is in endangered or critical status under Section 432 of the Code or Section 305 of ERISA; or (i) the knowledge of Holdings of a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary (as defined in Section 3(21) of ERISA) or disqualified person (as defined in Section 4975(e)(2) of the Code) with respect to any Plan for which Holdings or any of its Subsidiaries is reasonably expected to incur a material liability.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Events of Default” shall have the meaning provided in Section 7.01.

“Excess Cash Flow” shall mean, with respect to Holdings for any fiscal year of Holdings, the Consolidated EBITDA of Holdings for such fiscal year, minus, without duplication,

(1) Debt Service for such fiscal year,

(2) any optional prepayment of Loans during such fiscal year or prior to the date 100 days following such fiscal year so long as the amount of such prepayment is not already reflected in Debt Service or otherwise deducted from Excess Cash Flow,

(3) the aggregate Capital Expenditures made by Holdings and its Subsidiaries during such fiscal year that are paid in cash,

(4) Taxes paid in cash by Holdings and its Subsidiaries on a consolidated basis during such fiscal year or that will be paid within six months after the close of such fiscal year (provided that any amount so deducted that will be paid after the close of such fiscal year shall not be deducted again in a subsequent fiscal year) and for which reserves have been established, including income tax expense,

(5) an amount equal to any increase in Net Working Capital for such fiscal year,

(6) amounts paid in cash during such fiscal year on account of (i) items that were accounted for as noncash reductions of net income in determining the Consolidated Net Income of Holdings or as noncash reductions in Consolidated Net Income in determining Consolidated EBITDA of Holdings in a prior fiscal year and (ii) reserves or accruals established in purchase accounting,

(7) the amount related to items that were added to or not deducted from net income in calculating Consolidated Net Income of Holdings or were added to or not deducted from Consolidated Net Income of Holdings in calculating Consolidated EBITDA of Holdings to the extent such items represented a cash payment (which had not reduced Excess Cash Flow upon the accrual thereof in a prior fiscal year), or an accrual for a cash payment, by Holdings and its Subsidiaries or did not represent cash received by Holdings and its Subsidiaries, in each case on a consolidated basis during such fiscal year,

(8) amounts paid in cash with respect to an acquisition of assets (including through mergers, consolidations or otherwise),

(9) amounts paid in cash with respect to Hedging Agreements, and

(10) to the extent added to net income in determining Consolidated Net Income of Holdings or to Consolidated Net Income in determining Consolidated EBITDA of Holdings, the aggregate amount of all fees, costs and expenses (other than depreciation, depletion or amortization expense) incurred by Holdings or any Subsidiary in connection with the Transactions, plus, without duplication,

(1) an amount equal to any decrease in Net Working Capital for such fiscal year,

(2) all proceeds received during such fiscal year of Capital Lease Obligations, purchase money Indebtedness, Sale Leaseback Transactions and any other Indebtedness, in each case to the extent used to finance any Capital Expenditure,

(3) all amounts referred to in clause (3) above to the extent funded with the proceeds of the issuance of Equity Interests of, or capital contributions to, Holdings after the Closing Date (to the extent not previously used to prepay Indebtedness, make any investment or Capital Expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any prior fiscal year),

(4) cash payments received in respect of Hedging Agreements during such fiscal year to the extent not included in the computation of the Consolidated EBITDA of Holdings,

(5) to the extent deducted in computation of Consolidated EBITDA of Holdings, cash interest income, and

(6) the amount related to items that were deducted from or not added to net income in connection with calculating Consolidated Net Income of Holdings or were deducted from or not added to Consolidated Net Income of Holdings in calculating Consolidated EBITDA of Holdings to the extent either (i) such items represented cash received by Holdings or any Subsidiary or (ii) does not represent cash paid by Holdings or any Subsidiary, in the case of each of the foregoing clauses, determined on a consolidated basis during such fiscal year.

“Exchange Act” shall mean the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder.

“Exchange Rate” shall mean, on any day, with respect to any currency other than Dollars, the noon buying rate in New York City for such currency on such date for cable transfers as certified for customs purposes by the Federal Reserve Bank of New York.

“Excluded Account” shall mean a deposit account of Holdings or any other Credit Party with a principal balance that does not exceed or has not exceeded within the past 12 months, $250,000 (other than that that certain deposit account maintained with JPMorgan Chase Bank in Houston, Texas (reference Endeavour Operating CO 010 General – Enertia), unless and until the principal balance of such account on any day exceeds $250,000).

“Excluded Asset” shall mean, collectively, (a) any Indenture Collateral, (b) cash, cash equivalents and deposits accounts of the US Debtors, (c) Oil and Gas Properties owned by Holdings or any of its Subsidiaries located in North America to the extent that no Proved Reserves are attributable thereto, (d) all Oil and Gas Properties owned by Holdings or any of its Subsidiaries located in North America to which Proved Reserves are attributed to the extent that the aggregate PV-10 Value of all Proved Reserves attributable thereto is less than $20,000,000, and (e) any individual Oil and Gas Property owned by Holdings or any of its Subsidiaries located in North America to the extent that the PV-10 Value of all Proved Reserves attributable thereto is less than $1,500,000, in each case of (b) through (e), subject to any provisions of this Agreement specifically requiring such properties and assets to become subject to a Lien securing the Obligations, including, without limitation, Sections 5.12(e), (f), (g) and (h) and clauses (23) and (28) of the definition of “Permitted Liens” in which case, such properties and assets shall not constitute Excluded Assets to the extent and for so long as such specific requirements are applicable.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty by such Guarantor of, or the grant by such Guarantor of a security interest or lien to secure, or the provision by such Guarantor of other support of, such Swap Obligation is or becomes illegal under the Commodity Exchange Act by virtue of such Guarantor’s failure for any reason to constitute an Eligible Contract Participant at the time such guaranty, grant of security interest or lien or provision of support of, such Swap Obligation becomes effective. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty, grant of security interest or lien to secure or provision of other support is or becomes illegal.

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), (ii) that are Other Connection Taxes or (iii) that are imposed under the laws of the Netherlands to the extent such Taxes become payable as a result of such Recipient having a substantial interest

(aanmerkelijk belang) in a Dutch Borrower as laid down in the Netherlands Income Tax Act 2001 (Wet inkomstenbelasting 2001), (b) Taxes attributable to such Recipient’s failure to comply with Section 2.20(e), (c) any United States federal backup withholding Taxes, and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” shall mean that certain Credit Agreement (as amended, supplemented or otherwise modified), dated as of January 24, 2014, by and among Holdings, EIH, as the borrower, Credit Suisse AG, as administrative agent, and the lenders party thereto, as in effect immediately prior to the Closing Date.

“Existing Indebtedness” shall mean the aggregate principal amount of Indebtedness of Holdings and its Subsidiaries in existence on the date hereof and specified on Schedule 3.20 (other than the Indebtedness referenced in Section 4.01(k)), including the 5.5% Convertible Notes, the 6.5% Convertible Notes, the Indenture Notes, the 7.5% Convertible Bonds and Indebtedness under the Existing Credit Agreement, until such amounts are repaid.

“Existing LC Issuance Agreement” shall mean that certain LC Issuance Agreement (as amended, supplemented or otherwise modified), dated January 24, 2014 by and between LuxCo and Credit Suisse AG.

“Existing LC Procurement Agreement” shall mean that certain LC Procurement Agreement (as amended, supplemented or otherwise modified), dated January 24, 2014 by and among, Holdings, EEUK, LuxCo and Credit Suisse AG.

“Existing Letters of Credit” means the letters of credit set forth on Schedule 3.20.

“Existing Production Payments” shall mean (a) the Production Payment over United Kingdom Seaward Production Licence P.213 (Block 16/26a A-ALBA) (the Alba Field) and Seaward Production Licence P.255 (Blocks 22/6c A and 22/6s A) (the Bacchus Field) granted pursuant to that certain Supplemental Deed of Amendment and Restatement, dated May 21, 2013, entered into by EEUK and Cidoval; and (b) the Production Payment over United Kingdom Seaward Production Licence P.226 (Block 15/27 – E) and United Kingdom Seaward Production Licence P.1615 (Block 15/26c) granted pursuant to that certain Deed of Grant of a Production Payment entered into between EEUK and Sand Waves, dated December 12, 2013.

“Exit Financing” shall have the meaning provided in Section 6.03(17).

“Facility” shall mean the Loans and Commitments under this Agreement.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.

“Fair Market Value” shall mean, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an unaffiliated informed and willing buyer under no compulsion to buy, determined on the date of contractually agreeing to such sale, or in circumstances in which Holdings or a Subsidiary grants a third party the right to purchase an asset, the date of such grant. Fair Market Value will be determined in good faith by the Board of Directors of Holdings in the case of amounts of $20,000,000 or more and otherwise by the principal financial or accounting officer of Holdings acting in good faith.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Fees” shall mean the fees payable to the Administrative Agent or any other Person in connection herewith set forth in any separate writing between any Credit Party and either Agent hereunder.

“Financial Officer” of any Person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such Person.

“First Priority Notes” shall mean the 12% First Priority Notes due 2018 issued pursuant to the First Priority Notes Indenture, including any such 12% First Priority Notes issued in the exchange offer as contemplated in the First Priority Notes Indenture.

“First Priority Notes Indenture” shall mean that certain indenture, dated as of February 23, 2012, among Holdings, the guarantors party thereto, and Wells Fargo Bank, National Association, as collateral agent and trustee (as amended, supplemented or otherwise modified).

“First-Tier Foreign Subsidiary” shall mean any Foreign Subsidiary the Equity Interests in which are owned directly by (a) Holdings or (b) a Domestic Subsidiary that is not a direct or indirect Subsidiary of a Foreign Subsidiary.

“Fixed Charge Coverage Ratio” shall mean with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the applicable four-quarter reference period and on or prior to the Calculation Date, then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, calculation of the Fixed Charge Coverage Ratio shall give effect to all Pro Forma Adjustments.

“Fixed Charges” shall mean, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (excluding (i) any interest attributable to Dollar-Denominated Production Payments, (ii) write-off of deferred financing costs and (iii) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness; but including, without limitation, (a) amortization of debt issuance costs and accretion and amortization of original issue discount (except with respect to any 7.5% Convertible Bonds outstanding on the date hereof), (b) non-cash interest payments, (c) the interest component of any deferred payment obligations (other than that attributable to any Commodity Hedging Agreement), (d) the interest component of all payments associated with Capital Lease Obligations, (e) imputed interest with respect to Attributable Debt, and (f) commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Interest Rate Hedging Agreements; plus

(2) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries, whether or not such guarantee or Lien is called upon; plus

(4) all dividends on any Disqualified Stock of such Person or any Disqualified Stock or series of preferred securities of any of its Subsidiaries, whether paid or accrued and whether or not in cash, other than dividends on Equity Interests payable solely in Equity Interests of Holdings (other than Disqualified Stock) or to Holdings or a Subsidiary of Holdings, in each case, on a consolidated basis and in accordance with GAAP.

“Foreign Subsidiary” shall mean any Subsidiary of Holdings that was not formed under the laws of the United States or any State thereof or the District of Columbia.

“GAAP” shall mean generally accepted accounting principles in the United States, which are in effect on the date of this Agreement.

“Governmental Authority” shall mean the government of the United Kingdom, the United States, the Netherlands, the European Union and any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” shall have the meaning provided in Section 9.04(i).

“Guarantors” shall mean Holdings and the Subsidiary Guarantors.

“Hazardous Materials” shall mean any waste or other substance that is listed, defined, designated or classified as, or otherwise regulated as, hazardous or toxic or a pollutant or contaminant under or pursuant to any Environmental Law, including any petroleum, Hydrocarbons and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

“Hedging Agreement” shall mean any Commodity Hedging Agreement, Interest Rate Hedging Agreement or foreign currency exchange agreement or other currency exchange rate hedging agreement.

“Holdings” shall have the meaning provided in the preamble to this Agreement.

“Hydrocarbons” shall mean oil, gas, casinghead gas, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, all products directly or indirectly refined, separated, settled and dehydrated therefrom, including kerosene, liquefied petroleum gas, refined lubricating oils, diesel fuel, drip gasoline, natural gasoline, helium, sulfur and all other minerals.

“Hydrocarbon Interests” shall mean all rights, titles, interests and estates now owned or hereafter acquired in and to oil, gas and mineral leases, leasehold interests, production licences in the North Sea and other licenses or other liquid or gaseous hydrocarbon licenses, leases, fee mineral interests, term mineral interests, subleases, farm-outs, royalties, overriding royalty and royalty interests, non-consent interests arising out of or pursuant to Oil and Gas Contracts, net profit interests, net revenue interests, oil payments, production payments, production payment interests and similar interests and estates, including all reserved or residual interest of whatever nature and all reversionary or carried interests relating to any of the foregoing.

“Immaterial Subsidiary” shall mean any Subsidiary that did not, as of the last day of the most recently ended four full fiscal quarters of Holdings for which internal financial statements are available, have assets (for this purpose, determined exclusive of intercompany receivables) with a book value in excess of 2.5% of the consolidated total assets of Holdings and its Subsidiaries; provided, that if at any time the aggregate amount of consolidated total assets attributable to Immaterial Subsidiaries would otherwise exceed 10% of the consolidated total assets of Holdings and its Subsidiaries, then Subsidiaries that would otherwise constitute Immaterial Subsidiaries pursuant to this definition (without giving effect to this proviso) shall be deemed not to constitute Immaterial Subsidiaries to the extent necessary so that the percentage limitation in this proviso is not exceeded. For purposes of calculations of the book value of assets of a Subsidiary pursuant to this definition (i) the value of the loan evidenced by that certain revolving loan facility agreement dated January 23, 2008 (as amended, supplemented or modified from time to time) between EIH and EELux, and (ii) the value of other loans and receivables in an aggregate amount not in excess of $5,000,000 owed to such Subsidiary by Holdings or any other Subsidiary of Holdings, in each case shall be disregarded. Notwithstanding anything to the contrary above in this definition, in no event shall an Indenture Guarantor be considered an Immaterial Subsidiary for the purposes of this Agreement.

“Indebtedness” shall mean, with respect to any specified Person:

(1) any indebtedness of such Person, whether or not contingent, in respect of borrowed money;

(2) all obligations evidenced by bonds, notes, debentures or similar instruments;

(3) all obligations in respect of bankers’ acceptances or letters of credit (including reimbursement obligations in respect thereof, except to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such obligation (which shall be deemed to be the principal amount thereof) is satisfied within five Business Days of payment on such letter of credit); provided that any such exempted obligations shall be unsecured or secured only by Liens which would be permitted under clause (8) of the definition of “Permitted Liens” if such obligations were to constitute Indebtedness;

(4) all Capital Lease Obligations or Attributable Debt in respect of Sale Leaseback Transactions;

(5) all obligations representing the balance deferred and unpaid of the purchase price of any property (other than (i) property purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business, (ii) obligations payable solely in Capital Stock that is not Disqualified Stock and (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller);

(6) all obligations under Hedging Agreements;

(7) with respect to Production Payments, any warranties or guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to such Production Payment, if and to the extent any of the preceding items (other than letters of credit and obligations under Hedging Agreements) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes all Indebtedness of other Persons secured by a Lien on any asset of the specified Person, whether or not such Indebtedness is assumed by the specified Person (provided that the amount of such Indebtedness will be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person), and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

Notwithstanding the foregoing, the following shall not constitute or be deemed “Indebtedness”:

(i) any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Cash Equivalents (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

(ii) any obligation of a Person in respect of the balance deferred and unpaid of the purchase price of any property in respect of a farm-in agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, development, completion or other expenses of an exploratory or development well or program (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well or program in exchange for an ownership interest in an oil or gas property;

(iii) any obligations arising from agreements of a Person providing for indemnification, guarantees, adjustment of purchase price, holdbacks, contingent payment obligations based on a final financial statement or performance of acquired or disposed of assets or similar obligations (other than guarantees of Indebtedness), in each case, incurred or assumed by such Person in connection with the acquisition or disposition of assets (including through mergers, consolidations or otherwise);

(iv) any liability arising under a declaration of joint and several liability (hoofdelijke aansprakelijkheid) as referred to in Article 2:403 of the Dutch Civil Code; and

(v) any liability arising by operation of law as a result of the existence of a fiscal unity (fiscale eenheid) of which a Dutch Obligor is a member.

The amount (or principal amount) of any Indebtedness outstanding as of any date will be:

(2) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(3) in the case of obligations under any Hedging Agreements, the termination value of the agreement or arrangement giving rise to such obligations that would be payable by such Person at such date; and

(4) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” shall have the meaning provided in Section 9.05(b).

“Indenture Collateral” shall mean (i) any Capital Stock and other Equity Interests in any First-Tier Foreign Subsidiary and the certificates, if any, representing such Equity Interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto, (ii) any promissory notes or other indebtedness owed by any Foreign Subsidiary to Holdings or any Domestic Subsidiary of Holdings and any other instruments or agreements evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness, (iii) all proceeds of, income and other payments (including, without limitation, dividends and distributions received) now or hereafter due and payable with respect to, and supporting obligations relating to, any of the assets described in preceding clauses (i) and (ii) and (iv) any other assets not described above in this definition to the extent, but only to the extent, a Lien is granted in such assets by Holdings or an Indenture Guarantor for the benefit of the holders of the Indenture Notes pursuant to the Indenture Security Documents as in effect on the date hereof.

“Indenture Documents” shall mean and include each of the documents, instruments (including the Indenture Notes) and other agreements (including, without limitation, the Indentures) relating to the issuance by Holdings of the Indenture Notes, including, without limitation, the Indenture Security Documents.

“Indenture Guarantors” shall mean each of (a) the Subsidiaries of Holdings executing the Indentures as initial Indenture Guarantors, (b) any other Subsidiary of Holdings that executes a supplement to the Indentures in accordance with the terms thereof and (c) the respective successors and assigns of such Subsidiaries in each case until such time as any such Subsidiary shall be released and relieved of its obligations pursuant to the terms thereof.

“Indenture Notes” shall mean, collectively, the First Priority Notes and the Second Priority Notes.

“Indenture Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, Holdings or any Indenture Guarantor arising under the Indentures, the Indenture Notes and the other Indenture Documents (including all principal, premium, interest, penalties, fees, charges, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable or arising thereunder), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against Holdings or any Indenture Guarantor of any proceeding in bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Indenture Security Documents” shall mean all (i) Security Documents (as defined in the First Priority Notes Indenture) and (ii) Security Documents (as defined in the Second Priority Notes Indenture).

“Indentures” shall mean, collectively, the First Priority Notes Indenture and the Second Priority Notes Indenture.

“Independent Engineering Firm” shall mean Netherland, Sewell & Associates, Inc. and/or one or more independent petroleum engineering firms selected by the Borrowers and reasonably acceptable to the Administrative Agent.

“Information” shall have the meaning provided in Section 9.16.

“Initial Reserve Report” shall mean the Reserve Report prepared by Netherland, Sewell & Associations, Inc., as of December 31, 2013 with respect to the Oil and Gas Properties of Holdings and its Subsidiaries.

“Insolvency Regulation” shall mean the Council Regulation (EC) No.1346/2000 29 May 2000 on Insolvency Proceedings.

“Intercompany Limitation” shall mean that the aggregate amount of distributions, dispositions or other transfers of cash, assets or property (in the form of Restricted Payments, Investments, guarantees of obligations, repayments of intercompany liabilities (including interest thereon), sales of assets, provisions of services or otherwise) by EIH or any of its Subsidiaries to the US Debtors shall not exceed:

(a) during the 12-month period following the Closing Date, (w) $24,000,000 for the payment of expenses incurred or to be incurred in connection with the Restructuring Event, (x) $17,000,000 for the payment of selling, general and administrative expenses of Holdings and its Subsidiaries, (y) $4,000,000 for the payment of insurance premiums and related expenses and (z) $10,000,000 for Capital Expenditures made or to be made by any US Debtor;

(b) during the 12-month period following the first anniversary of the Closing Date, (w) any amount not used under clause (a)(x) above for the payment of expenses incurred or to be incurred in connection with the Restructuring Event, (x) $15,000,000 for the payment of selling, general and administrative expenses of Holdings and its Subsidiaries, (y) $4,000,000 for the payment of insurance premiums and related expenses and (z) any amount not used under clause (a)(z) above for Capital Expenditures made or to be made by any US Debtor; and

(c) any time after the second anniversary of the Closing Date, (w) any amount not used under clause (b)(w) above for the payment of expenses incurred or to be incurred in connection with the Restructuring Event, (x) $3,750,000 for the payment of selling, general and administrative expenses of Holdings and its Subsidiaries, (y) $4,000,000 for the payment of insurance premiums and related expenses and (z) any amount not used under clause (b)(z) above for Capital Expenditures made or to be made by any US Debtor.

provided, that, (i) after giving effect to such distribution, EIH and its Subsidiaries shall hold an aggregate amount of unrestricted cash or Cash Equivalents of not less than $10,000,000; (ii) both immediately prior to and after giving effect to such distribution, no Default or Event of

Default has occurred and is continuing; (iii) US Debtors shall apply any funds so received to the foregoing purposes no later than 30 days after the receipt thereof from EIH and/or its Subsidiaries; (iv) no funds so received may be used by the US Debtors or by any other party to prosecute or otherwise pursue any claims or causes of action against the Secured Parties; provided that $75,000 in the aggregate may be used for the investigation of claims or causes of action against the Secured Parties; (v) the aggregate of Capital Expenditures by the US Debtors using the proceeds of payments pursuant to clauses (a)(z), (b)(z) and (c)(z) in assets other than those owned by Endeavour Colorado Corporation shall not exceed $3,500,000; (vi) no such distributions, dispositions or other transfers may be made to EELux and (vii) to the extent that EELux or EOC transfers or assigns its rights and obligations with respect to the intercompany loans owed to it by EIH and EEUK, respectively, in existence on the Closing Date, for purposes of the definition of Intercompany Limitations, such transferees or assignees shall be treated as if they were a US Debtor.

“Inter-Company Loan Agreement” shall mean that certain Inter-Company Loan Agreement, dated as of May 31, 2012, between EOC and EEUK, as the same may be amended, amended and restated, supplemented or otherwise modified in accordance with its terms.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrowers may elect; provided, however, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period and (c) no Interest Period for any Loan shall extend beyond the Maturity Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interest Rate Hedging Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement or other interest rate protection agreement, interest rate hedging arrangement or other similar arrangement or arrangement.

“Investments” shall mean, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans, advances or extensions of credit (including guarantees or similar arrangements, but excluding (1) commission, travel and similar advances to officers, directors, employees and consultants made in the ordinary course of business and (2) advances to customers or suppliers in the ordinary course of business that are recorded in accordance with GAAP as accounts receivable on the balance sheet of the lender), or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities (excluding any interest in a crude oil or natural gas leasehold to the extent constituting a security under Applicable Law), together with all items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. If Holdings or any Subsidiary of Holdings sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of Holdings such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Holdings, Holdings will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the Fair Market Value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of Section 6.01. The acquisition by Holdings or any Subsidiary of Holdings of a Person that holds an Investment in a third Person will be deemed to be an Investment made by Holdings or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in the final paragraph of Section 6.01. Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value or write-ups, write-downs or write-offs with respect to such Investment.

“Joint Venture” shall mean any Person that is not a direct or indirect Subsidiary of Holdings in which Holdings or any of its Subsidiaries makes any Investment.

“Judgment Currency” shall have the meaning provided in Section 9.20.

“LC Bank” shall mean Credit Suisse AG, London Branch, in its capacity as the letter of credit issuing bank under the Existing LC Issuance Agreement.

“Leaseholds” of any Person shall mean all the right, title and interest of such Person as lessee, sublessee or licensee in, to and under leases, subleases or licenses of land, improvements and/or fixtures.

“Lenders” shall mean (a) the Persons listed on Schedule 2.01 (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any Eligible Assignee that has become a party hereto pursuant to an Assignment and Acceptance.

“LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the ICE Benchmark Administration London Interbank Offered Rate (as set forth by any service which has been nominated by the ICE Benchmark Administration as an authorized information vendor for the purpose of displaying such rates) for deposits in Dollars (or the successor thereto if the ICE Benchmark Administration is no longer making a LIBO Rate available) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period.

“Lien” shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under Applicable Law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Loans” shall have the meaning provided in Section 2.01(a).

“LuxCo” shall mean LC Finco S.àr.l., a private limited company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg, with its registered office at 40, Avenue Monterey, L-2163 Luxembourg, Grand Duchy of Luxembourg, having a share capital of $20,000 and registered with the Luxembourg Register of Commerce and Companies under number B183.753.

“Luxembourg Confirmation Agreement” shall mean the Luxembourg law governed confirmation agreement dated on or around the date of this Agreement, made between EIH, as pledger, Credit Suisse AG, as collateral agent, and in the presence of EELux, as company, and confirming the security interests granted under the Luxembourg Share Pledge Agreement.

“Luxembourg Release Agreement” shall mean the Luxembourg law governed release agreement dated on or around the date of this Agreement, made between Stichting LC Finco and LuxCo as pledgors, Credit Suisse AG as collateral agent and in the presence of LuxCo as company and releasing the security interests granted under (i) the Luxembourg law governed share pledge agreement dated 24 January 2014 and made between Stichting LC Finco as pledgor and Credit Suisse AG as collateral agent, in the presence of LuxCo as company and over the shares of LuxCo, and (ii) the Luxembourg law governed account pledge agreement dated 24 January 2014 and made between LuxCo as pledgor and Credit Suisse AG as collateral agent, over the accounts of LuxCo held in Luxembourg with ING Luxembourg S.A.

“Luxembourg Share Pledge Agreement” shall mean the Luxembourg law governed share pledge agreement dated 6 February 2014 and made between EIH, as pledger, and Credit Suisse AG, as collateral agent, in the presence of EELux, as company, over the shares of EELux.

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, property or financial condition of Holdings and its Subsidiaries taken as a whole, (b) the rights or remedies of the Lenders, the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document, (c) the ability of the Credit Parties, collectively, to perform their obligations to the Lenders, the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document or (d) a material portion of the Collateral.

“Maturity Date” shall mean January 2, 2017.

“Maximum Rate” shall have the meaning provided in Section 9.09.

“Minority Interest” shall mean the percentage interest represented by any Capital Stock of a Subsidiary of Holdings that is not owned by Holdings or a Subsidiary of Holdings.

“MNPI” shall have the meaning provided in the final paragraph of Section 5.01.

“Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.

“Mortgages” shall mean the mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust, deeds to secure debt, leasehold deeds to secure debt, debentures, assignments of leases and rents and similar security instruments delivered to the Collateral Agent, each in form and substance satisfactory to the Administrative Agent and Collateral Agent, as the same may be amended, modified or supplemented from time to time.

“Multiemployer Plan” shall mean any multiemployer plan as defined in Section 4001(a)(3) of ERISA, which is contributed to by (or to which there is an obligation to contribute of) Holdings, any of its Subsidiaries and/or any ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which Holdings, any of its Subsidiaries and/or an ERISA Affiliate contributed to or had an obligation to contribute to such plan.

“Net Proceeds” shall mean the aggregate cash proceeds received by Holdings or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(a) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, title and recording tax expenses and sales commissions, and any relocation and severance expenses and charges of personnel incurred as a result of the Asset Sale, including, without limitation, the Agreement Value payable under any Hedging Agreement as a result of such Asset Sale,

(b) taxes paid or payable or required to be accrued as a liability under GAAP as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements,

(c) amounts required to be applied to the repayment of Indebtedness (other than the Obligations) secured by a Lien on the assets that were the subject of such Asset Sale, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale or by Applicable Law, be repaid out of the proceeds from such Asset Sale,

(d) all distributions and other payments required to be made to Minority Interest holders in Subsidiaries or Joint Ventures as a result of such Asset Sale, and

(e) any appropriate amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such assets or for liabilities associated with such Asset Sale and retained by Holdings or any of its Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to Holdings or its Subsidiaries from such escrow arrangement, as the case may be.

“Net Working Capital” shall mean (a) all current assets of Holdings and its Subsidiaries except current assets from commodity price risk management activities arising in the ordinary course of business, less (b) all current liabilities of Holdings and its Subsidiaries, except (i) current liabilities included in Indebtedness, (ii) current liabilities associated with asset retirement obligations relating to Oil and Gas Properties and (iii) any current liabilities from commodity price risk management activities arising in the ordinary course of business, in each case as set forth in the consolidated financial statements of Holdings prepared in accordance with GAAP (excluding any adjustments made pursuant to FASB ASC Topic 815, “Derivatives and Hedging”); provided that, for purposes of calculating Excess Cash Flow, increases or decreases in Net Working Capital shall be calculated without regard to any changes in current assets or current liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

“Non-Consenting Lender” shall mean any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all affected Lenders in accordance with the terms of Section 9.08(b) and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” shall mean, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Guarantor Subsidiary” shall mean each Subsidiary of Holdings (other than the Borrowers) that is not a Subsidiary Guarantor.

“Non-Public Lender” shall mean:

(i) until the publication of an interpretation of “public” as referred to in the CRR by the relevant authority/ies: an entity that provides repayable funds to the EIH for a minimum initial amount of EUR 100,000 (or its equivalent in another currency) or an entity otherwise qualifying as not forming part of the public); and

(ii) following the publication of an interpretation of “public” as referred to in the CRR by the relevant authority/ies: such amount or such criterion as a result of which such entity shall qualify as not forming part of the public.

“Non-Recourse Debt” shall mean Indebtedness:

(1) as to which neither Holdings nor any of its Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) is the lender; and

(2) no default with respect to which would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Obligations) of Holdings or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) the explicit terms of which provide there is no recourse against any of the property or assets of Holdings or its Subsidiaries.

“Non-U.S. Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by Holdings or any one or more of its Subsidiaries primarily for the benefit of employees of Holdings or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“North Sea” shall mean, collectively, the Dutch Sector, the UK Sector and surrounding areas of the North Sea, including, without limitation, any such areas in Scottish or Norwegian waters.

“Note” shall have the meaning provided in the final paragraph of Section 2.04(e).

“Obligations” shall mean (a) the Loans and all other amounts, obligations, covenants and duties owing by the Borrowers to any of the Agents or any Lender pursuant to the terms of this Agreement or any other Credit Document, together with the due and punctual performance of all other obligations of the Borrowers under or pursuant to the terms of this Agreement or the other Credit Documents, (b) all amounts and other obligations owing to any Approved Hedge Counterparty pursuant to the terms of any Secured Hedging Agreement, but excluding any additional transactions or confirmations entered into thereunder after the date such Person ceases to be an Approved Hedge Counterparty, and (c) all amounts and other obligations owing to the LC Bank under the terms of Existing LC Issuance Agreement in the case of each of clause (a), (b) and (c), whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees that accrue after the commencement by or against any Credit Party of any proceeding under any Debtor Relief Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding whether on account of principal, interest, fees, reimbursement obligations, indemnities, costs, expenses (including, all fees, charges and disbursements of counsel to Agent or to any Lender that are required to be paid by any Credit Party pursuant hereto) or otherwise; provided that Excluded Swap Obligations shall not constitute “Obligations”.

“OID” shall have the meaning provided in Section 2.23(c).

“Oil and Gas Business” shall mean:

(1) the acquisition, exploration, development, production, operation and disposition of interests in crude oil, natural gas and other Hydrocarbon properties;

(2) the gathering, marketing, treating, processing, refining, storage, distribution, selling and transporting of any production from such interests or properties;

(3) any business relating to exploration for or development, production, treatment, processing, refining, storage, transportation or marketing of crude oil, natural gas and other Hydrocarbons and products produced in association therewith; and

(4) any activity that is ancillary, complementary or incidental to or necessary or appropriate for the activities described in clauses (1) through (3) of this definition.

“Oil and Gas Contracts” shall mean all contracts, agreements, operating agreements, farm-out or farm-in agreements, sharing agreements, mineral purchase agreements, contracts for the purchase, exchange, transportation, processing or sale of Hydrocarbons, rights-of-way, easements, surface leases, subleases, equipment leases, permits, franchises, licenses, pooling or unitization agreements, and unit or pooling designations and orders now or hereafter affecting any of the Oil and Gas Properties (or related oil and gas gathering assets) or Hydrocarbon Interests of Holdings and each of its Subsidiaries, or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting, or marketing oil, gas or other minerals produced from any of the Oil and Gas Properties of Holdings and each of its Subsidiaries, as any such contracts and agreements as may be amended, restated, modified, substituted or supplemented from time to time.

“Oil and Gas Properties” shall mean (a) Hydrocarbon Interests; (b) the properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all currently existing or future rights arising under (i) unitization agreements, orders or other arrangements, (ii) pooling orders, agreements or other arrangements and (iii) declarations of pooled units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; (d) all pipelines, gathering lines, compression facilities, tanks and processing plants; (e) all interests held in royalty trusts whether currently existing or hereafter created; (f) all Hydrocarbons in and under and which may be produced, saved, processed or attributable to the Hydrocarbon Interests, the lands covered thereby and all Hydrocarbons in pipelines, gathering lines, tanks and processing plants and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (g) all tenements, hereditaments, appurtenances, interests and properties in any way appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, and all rights, titles, interests and estates described or referred to above (including (i) any and all Real Property, now owned or hereafter acquired, leased or subleased or otherwise used or held for use in connection with the operating, working or development of any such Hydrocarbon Interests or property and (ii) any and all surface leases, subleases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing); (h) all production units, drilling and spacing units (and the properties covered thereby) which may affect all or any portion of the other Oil and Gas Properties and any units created by agreement or designation or under orders, regulations, rules or other official acts of any Governmental Authority having jurisdiction; and (i) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.21).

“Other Unencumbered Assets” shall have the meaning provided in the definition of “Permitted Liens.”

“Parallel Debt” shall have the meaning provided in Section 8.01.

“Participant Register” shall have the meaning provided in Section 9.04(f).

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Acquisition Indebtedness” shall mean Indebtedness or Disqualified Stock of Holdings or any of its Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of any other Person existing at the time (a) such Person became a Subsidiary of Holdings, (b) such Person was merged or consolidated with or into Holdings or any of its Subsidiaries or (c) properties or assets of such Person were acquired by Holdings or any of its Subsidiaries and such Indebtedness was assumed in connection therewith (excluding any such Indebtedness that is repaid contemporaneously with such event), provided that on the date such Person became a Subsidiary of Holdings or the date such Person was merged or consolidated with or into Holdings or any of its Subsidiaries, or on the date of such property or asset acquisition, as applicable, either

(1) immediately after giving effect to such transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, Holdings or such Subsidiary, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of Section 6.03, or

(2) immediately after giving effect to such transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of Holdings would be equal to or greater than the Fixed Charge Coverage Ratio of Holdings immediately prior to such transaction.

“Permitted Business Investments” shall mean Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business, for purposes of actively exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting Hydrocarbons onshore United States or the North Sea (the “Restricted Area”) through agreements, transactions, interests or arrangements that permit one to share risk or costs, comply with regulatory requirements regarding local ownership, including the entry into operating agreements, processing agreements, the acquisition of working interests, royalty interests, mineral leases, farm-in agreements, farm-out agreements, development agreements, production sharing agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of crude oil and natural gas and related Hydrocarbons and minerals, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, excluding, however, Investments in (a) corporations and publicly-traded limited partnerships and (b) joint ventures or partnerships formed for any purpose of other than sharing with any other Person the costs and expenses related to the development of Oil and Gas Properties of Holdings or any Subsidiary within the Restricted Area.

“Permitted Debt” shall have the meaning provided in Section 6.03.

“Permitted Intercompany Debt” shall have the meaning provided in Section 6.03(6).

“Permitted Investments” shall mean:

(1) any Investment in a Credit Party;

(2) any Investment in cash and Cash Equivalents;

(3) any Investment by Holdings or any Subsidiary of Holdings in a Person, if as a result of such Investment:

(a) such Person becomes a Credit Party; or

(b) such Person is merged or consolidated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, a Credit Party;

(4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 6.04;

(5) any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Holdings;

(6) any Investments received in compromise or resolution of, or upon satisfaction of judgments with respect to, (a) obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (b) litigation, arbitration or other disputes (including pursuant to any bankruptcy or insolvency proceedings) with Persons who are not Affiliates;

(7) Hedging Agreements permitted under this Agreement;

(8) guarantees by Holdings or any of its Subsidiaries of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by Holdings or any Subsidiary of Holdings in the ordinary course of business or otherwise customary in the Oil and Gas Business;

(9) Permitted Business Investments (including any Permitted Business Investment made as the result of the receipt of non-cash consideration pursuant to clause (8) of the items deemed not to be Asset Sales under the definition of “Asset Sale”) by Holdings or any of its Subsidiaries;

(10) Investments that are in existence on the date of this Agreement;

(11) bid, performance, surety and similar bonds (other than with respect to Indebtedness) and lease, utility, tax and workers’ compensation, performance and other similar deposits and prepaid expenses made in the ordinary course of business by Holdings or any of its Subsidiaries and necessary or appropriate in connection with their operations;

(12) loans or advances to officers, directors, employees or consultants not to exceed $250,000 in the aggregate at any time outstanding made in the ordinary course of business or otherwise customary in the Oil and Gas Business and otherwise in compliance with Section 6.05 of this Agreement;

(13) Investments of a Subsidiary acquired after the date hereof or of any entity merged into or consolidated with Holdings or a Subsidiary in accordance with Section 6.09 of this Agreement, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(14) Investments received as a result of a foreclosure by, or other transfer of title to, Holdings or any of its Subsidiaries with respect to any secured Investment in default; and

(15) subject to compliance with the Additional Guarantor Requirement as of the date of such Investment, other Investments (but excluding repurchases of or other Investments in the Indenture Notes or Unsecured Notes) by Holdings or any of its Subsidiaries having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (15) that are at the time outstanding, not to exceed the greater of $35,000,000 and 3.0% of Holdings’ Adjusted Consolidated Net Tangible Assets determined at the time of such Investment (after giving effect to any dividends, interest payments, return of capital and subsequent reduction in the amount of any Investment made pursuant to this clause (15) as a result of the repayment or other disposition thereof, in an amount not to exceed the amount of such Investments previously made pursuant to this clause (15)); provided, however, that if any Investment pursuant to this clause (15) is made in any Subsidiary of EIH that is not a Credit Party at the date of the making of such Investment, such Subsidiary shall become a Subsidiary Guarantor at the date of the making of such Investment; provided, further, that (a) if any Investment pursuant to this clause (15) is made in any Person that is not a Subsidiary of Holdings at the date of the making of such Investment and such Person becomes a Subsidiary of Holdings after such date, such Investment shall, subject to compliance with the Additional Guarantor Requirement, thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (15) for so long as such Person continues to be a Subsidiary and (b) with respect to any Investment, Holdings may, in its sole discretion, allocate all or any portion of any Investment and later re-allocate all or any portion of any Investment to one or more of the above clauses (1) through (14) so that the entire Investment would be a Permitted Investment;

provided that, notwithstanding anything to the contrary in the foregoing, any Investment by EIH or any of its Subsidiaries in the US Debtors shall be subject to the Intercompany Limitation.

“Permitted Liens” shall mean:

(1) Liens created in favor of the Secured Parties by or pursuant to this Agreement and the Security Documents;

(2) Liens in favor of any Credit Party (other than Liens securing intercompany Indebtedness);

(3) Liens on any asset or property of a Person existing at the time such Person is merged with or into or consolidated with Holdings or any Subsidiary of Holdings, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any properties or assets other than those of the Person merged into or consolidated with Holdings or the Subsidiary;

(4) Liens on any asset or property existing at the time of acquisition of the asset or property by Holdings or any Subsidiary of Holdings, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to other assets or properties of Holdings or any Subsidiary (other than any asset or property affixed or appurtenant thereto);

(5) any interest or title of a lessor to the property subject to a Capital Lease Obligation;

(6) Liens on any asset or property acquired, constructed or improved by Holdings or any of its Subsidiaries in the ordinary course of business; provided that (a) such Liens are in favor of the seller of such asset or property, in favor of the Person or Persons developing, constructing, repairing or improving such asset or property, or in favor of the Person or Persons that provided the funding for the acquisition, development, construction, repair or improvement cost, as the case may be, of such asset or property, (b) such Liens are created within 180 days after the acquisition, development, construction, repair or improvement, (c) the aggregate principal amount of the Indebtedness secured by such Liens is otherwise permitted to be incurred under this Agreement and does not exceed the greater of (i) the cost of the asset or property so acquired, constructed or improved plus related financing costs and (ii) the Fair Market Value of the asset or property so acquired, constructed or improved, measured at the date of such acquisition, or the date of completion of such construction or improvement, and (d) such Liens are limited to the asset or property so acquired, constructed or improved (including the proceeds thereof, accessions thereto, upgrades thereof and improvements thereto);

(7) Liens existing on the date of this Agreement other than Liens securing any Credit Facility or any guarantees thereof;

(8) Liens securing the performance of tenders, bids, statutory obligations, appeal bonds, government contracts, bid, performance, surety or similar bonds or other obligations of a like nature incurred in the ordinary course of business of Holdings and its Subsidiaries and necessary or appropriate in connection with their operations (or letters of credit supporting such obligations);

(9) Liens on and pledges of the Equity Interests of any Joint Venture owned by Holdings or any Subsidiary of Holdings to the extent securing Non-Recourse Debt of such Joint Venture;

(10) [Reserved];

(11) Liens arising under oil and gas leases, operating agreements, farm-out agreements, farm-in agreements, division orders, contracts for the sale, transportation or exchange of crude oil and natural gas and related Hydrocarbons and minerals, unitization and pooling declarations and agreements, area of mutual interest agreements, land purchase option arrangements, participation and development agreements, joint operating agreements, and other agreements (including, without limitation, options, put and call arrangements, rights of first offer, rights of first refusal, preferential rights, restrictions on dispositions and the like and those of the type described in the definition of “Permitted Business Investments” but excluding any Production Payments) arising in the ordinary course of business of Holdings and its Subsidiaries or that are customary in the Oil and Gas Business;

(12) Liens upon specific items of inventory, receivables or other goods or proceeds of Holdings or any of its Subsidiaries securing such Person’s obligations in respect of bankers’ acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted by Section 6.03;

(13) Liens on the Indenture Collateral securing the Indenture Obligations;

(14) Liens in favor of Approved Hedge Counterparties to secure payment and performance of Secured Hedging Agreements of Holdings or any of its Subsidiaries provided, if such Approved Hedge Counterparty is a Person defined under clause (f) of the definition thereof, such Approved Hedge Counterparty enters into an intercreditor agreement with the Administrative Agent, for the benefit of the Secured Parties, in form and substance and with terms and subject to conditions acceptable to the Administrative Agent;

(15) any attachment or judgment Lien that does not constitute an Event of Default;

(16) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of Holdings or any of its Subsidiaries;

(17) Liens arising solely by virtue of clause 24 or clause 25 of the general terms and conditions (algemene bankvoorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken) or any similar term applied by a financial institution in the Netherlands pursuant to its general terms and conditions, any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained or deposited with a depositary institution; provided that (a) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Holdings in excess of those set forth by regulations promulgated by the Federal Reserve Board and (b) such deposit account is not intended by Holdings or any of its Subsidiaries to provide collateral to the depositary institution;

(18) Liens arising from UCC financing statement filings regarding operating leases entered into by Holdings and its Subsidiaries in the ordinary course of business;

(19) leases or subleases granted to others that do not materially interfere with the ordinary course of business of Holdings and its Subsidiaries, taken as a whole;

(20) Liens arising from the deposit of funds or securities in trust for the purpose of decreasing or defeasing Indebtedness so long as such deposit of funds or securities and such decreasing or defeasing of Indebtedness are permitted under Section 6.01 of this Agreement;

(21) Liens arising from royalties, revenue interests, net revenue interests, reversionary interests, preferential rights of purchase, working interests and other similar interests in Hydrocarbons, all as ordinarily exist with respect to properties and assets of Holdings and its Subsidiaries or otherwise as are customary in the Oil and Gas Business other than any Production Payment;

(22) [Reserved];

(23) Liens (other than, prior to or during the pendency of the Restructuring Event, Liens on property and assets of the US Debtors) securing Indebtedness not exceeding the greater of (a) $25,000,000 and (b) 2.0% of Holdings’ Adjusted Consolidated Net Tangible Assets (less the amount of any Indebtedness that has been secured by Liens incurred pursuant to clause (28)(b) below); provided that if such Liens are on Collateral such Liens shall be subordinated and junior to the Liens securing the Obligations pursuant to an intercreditor agreement in form and substance satisfactory to the Administrative Agent; provided further that if such Liens are on other assets or property that may become Collateral in accordance with the terms of the Credit Documents, then, on or prior to the date such Liens are granted, the Administrative Agent must have been granted Liens on such property and assets on a senior basis, which shall be subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent;

(24) Liens securing the payment of Taxes that are not delinquent or are being diligently contested in good faith by appropriate proceedings and as to which adequate reserves have been established in accordance with GAAP;

(25) Liens securing any Permitted Refinancing Indebtedness permitted to be incurred under this Agreement and incurred to refinance Indebtedness that was previously so secured other than Indebtedness referred to in clause (1) above, provided that any such Lien is limited to all or part of the same assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of assets that is the security for a Permitted Lien hereunder;

(26) Liens securing any Permitted Intercompany Debt between or among Credit Parties; provided that (a) such Liens are expressly subordinated in all respects to the prior payment in full in cash of all Obligations and Liens securing the Obligations pursuant to a written subordination agreement satisfactory in form and substance to the Administrative Agent and (b) such intercompany Indebtedness is pledged to the Collateral Agent, for the benefit of the Secured Parties, and to no other Person;

(27) Liens in favor of the LC Bank pursuant to the Existing LC Issuance Agreement; and

(28) Liens on the property and assets of the US Debtors (a) granted for the purpose of providing certain secured creditors of the US Debtors with “adequate protection” (as such term is defined in section 361 of the Bankruptcy Code) pursuant to sections 363(c)(2) and 363(e) of the Bankruptcy Code, if applicable; provided that (i) any such Liens on the Collateral must be junior to the Liens securing the Obligations, (ii) if any such Liens are on the property and assets of Endeavour Colorado Corporation, the Administrative Agent must have been granted Liens on such property and assets on a senior basis (it being understood and agreed that any such Liens granted pursuant to this clause (ii) shall be automatically released upon the effective date of any chapter 11 plan for the US Debtors in connection with the Restructuring Event as long as no Default exists at such time), and (iii) if any such Liens are on any property and assets of the US Debtors that are unencumbered or under encumbered or assets or property that may become Collateral in accordance with the terms of the Credit Documents, other than the property and assets of Endeavour Colorado Corporation (the “Other Unencumbered Assets”), the Administrative Agent must have been granted Liens on such property and assets on a pari passu basis (it being understood and agreed that any such Liens granted pursuant to this clause (iii) shall be automatically released upon the effective date of any chapter 11 plan for the US Debtors in connection with the Restructuring Event as long as no Default exists at such time) and (b) securing the DIP Financing or the Exit Financing; provided that any such Liens on any property and assets of the US Debtors may, at the Borrowers’ option, be pari passu with or senior to the Liens securing the Obligations (other than Liens on the property and assets of Endeavour

Colorado Corporation, on which the Administrative Agent must have been granted Liens on a senior basis) (and it is understood and agreed that the Administrative Agent will enter into customary intercreditor and/or subordination agreements in respect of such Lien priority (and the Lenders hereby authorize the Administrative Agent to enter into such agreements)).

“Permitted Refinancing Indebtedness” shall mean any Indebtedness of Holdings or any of its Subsidiaries or any Disqualified Stock of Holdings incurred or issued in exchange for, or the net proceeds of which shall be used to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, any other Indebtedness of Holdings or any of its Subsidiaries (other than intercompany Indebtedness) or any Disqualified Stock of Holdings (the “Refinanced Indebtedness”); provided that:

(1) the principal amount, or in the case of Disqualified Stock, the amount thereof as determined in accordance with the definition of Disqualified Stock, of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Refinanced Indebtedness (plus all accrued (including, for the purposes of defeasance, future accrued) and unpaid interest on, or accrued and unpaid dividends on, the Refinanced Indebtedness, as the case may be, and the amount of all fees, expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date or redemption date, as applicable, later than or equal to the shorter of (A) 91 days following the later to occur of the Maturity Date or (B) the final maturity date or redemption date, as applicable, of the Refinanced Indebtedness;

(3) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred equal to or greater than the shorter of (A) the Weighted Average Life to Maturity of the Refinanced Indebtedness and (B) the Weighted Average Life to Maturity that would result if all payments of principal on the Refinanced Indebtedness that were due on or after the date that is 91 days following the later to occur of the Maturity Date were instead due on the later to occur of the Maturity Date;

(4) if the Refinanced Indebtedness is contractually subordinated or otherwise junior in right of payment to the Obligations, such Permitted Refinancing Indebtedness is contractually subordinated or otherwise junior in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Refinanced Indebtedness;

(5) such Permitted Refinancing Indebtedness is not incurred or guaranteed by any Person that is not the issuer or otherwise an obligor with respect to the Refinanced Indebtedness unless such Person is a Credit Party; and except as otherwise provided in clause (3) of the second paragraph of Section 6.01, the proceeds of the Permitted Refinancing Indebtedness shall be used substantially concurrently with the incurrence thereof to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire the Refinanced Indebtedness, unless the Refinanced Indebtedness is not then due and is not redeemable or prepayable, defeasable or dischargeable, as the case may be, at the option of the obligor thereof or is redeemable or prepayable or may be defeased or discharged only with notice, in which case, such proceeds shall be held in a segregated account of the obligor of the Refinanced Indebtedness until the

Refinanced Indebtedness becomes due or redeemable, prepayable or subject to defeasance or discharge, as the case may be, or such notice period lapses and then shall be used to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire the Refinanced Indebtedness; provided that in any event the Refinanced Indebtedness shall be extended, refinanced, renewed, replaced, defeased, discharged, refunded or otherwise retired within 60 days of the incurrence of the Refinancing Indebtedness.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, joint stock company, unincorporated organization, limited liability company, partnership, Governmental Authority or other entity.

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA, other than a Multiemployer Plan, which is maintained or contributed to by (or to which there is an obligation to contribute of) Holdings, any of its Subsidiaries or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which Holdings, any of its Subsidiaries or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Platform” shall have the meaning provided in Section 9.01.

“Prime Rate” shall mean the rate of interest per annum determined from time to time by Credit Suisse as its prime rate in effect at its principal office in New York City and notified to the Borrowers. The prime rate is a rate set by Credit Suisse based upon various factors including Credit Suisse’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such rate.

“Pro Forma Adjustments” shall mean, for purposes of calculating compliance with any financial covenant or financial term:

(1) acquisitions that have been made by the specified Person or any of its Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used or useful in the Oil and Gas Business), or any Person or any of its Subsidiaries acquired by the specified Person or any of its Subsidiaries, and including in each case any related financing transactions and increases in ownership of Subsidiaries, during the applicable four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and the Consolidated EBITDA for such reference period will be calculated giving pro forma effect to any expense and cost reductions or operating improvements that have occurred or are reasonably expected to occur, in the reasonable judgment of a Financial Officer of Holdings and in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto;

(2) the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date;

(4) any Person that is a Subsidiary of the specified Person on the Calculation Date will be deemed to have been a Subsidiary of the specified Person at all times during such four-quarter period;

(5) any Person that is not a Subsidiary of the specified Person on the Calculation Date will be deemed not to have been a Subsidiary of the specified Person at any time during such four-quarter period; and

(6) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any obligations arising under any Hedging Agreement applicable to such Indebtedness if such Hedging Agreement has a remaining term as at the Calculation Date in excess of 12 months), but if the remaining term of such Hedging Agreement is less than 12 months, then it shall only be taken into account for that portion of the period equal to the remaining term thereof.

“Probable Reserves” shall mean those Oil and Gas Properties designated as “probable” (in accordance with SEC definitions and regulations) in the Reserve Report most recently delivered to the Administrative Agent pursuant to Section 4.01(f) or 5.01(c) of this Agreement.

“Process Agent” shall have the meaning provided in Section 9.19(a).

“Production Payments” shall mean, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

“Projections” shall have the meaning provided in Section 3.07.

“Proved Reserves” shall mean those Oil and Gas Properties designated as “proved” (in accordance with SEC definitions and regulations) in the Reserve Report most recently delivered to the Administrative Agent pursuant to Section 4.01(f) or 5.01(c) of this Agreement.

“Proved/Probable Reserves Coverage Ratio” shall mean, as of any date of calculation, the ratio of (a) the Adjusted 2P Value to (b) the aggregate principal amount of Loans outstanding under the Facility as of the end of the immediately preceding fiscal quarter.

“Public Lender” shall have the meaning provided in Section 9.01.

“PV-10 Value” shall mean, as of any date of determination, the present value of future cash flows from Proved Reserves on Holdings’ and each of its Subsidiaries’ Oil and Gas Properties as set forth in the most recent Reserve Report delivered pursuant to Section 5.01(c), utilizing (a) in the case of any Oil and Gas Properties located in the United States, the Three-Year Strip Price for crude oil (WTI Cushing) and natural gas (Henry Hub), quoted on the New

York Mercantile Exchange (or its successor), (b) in the case of any Oil and Gas Properties located in the North Sea, the Three-Year Strip Price for crude oil (North Sea Brent) and natural gas (UK National Balancing Point), in each case quoted on the International Petroleum Exchange (or its successor) and (c) in the case of any Oil and Gas Properties located in any other jurisdiction, the Three-Year Strip Price for crude oil and natural gas, in each case quoted on any commodities exchange or other price quotation source generally recognized in the oil and gas industry in such jurisdiction and reasonably acceptable to the Administrative Agent, in the case of each of clauses (a), (b), and (c), as of the date as of which the information set forth in such Reserve Report is provided (as adjusted for basis differentials) and utilizing a 10% discount rate. For purposes of calculating PV-10 Value, (i) any future cash flow calculations set forth in any Reserve Report and made in any currency other than Dollars shall be converted into Dollars based on the Exchange Rate on the date as of which the information set forth in such Reserve Report is provided, (ii) PV-10 Value shall be calculated net of the present value of future cash flows attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of such Person and its Subsidiaries with respect to Production Payments on the schedules specified with respect thereto, participation interests, overriding royalty interests, net profits interests or other interests of third parties, pursuant to participation, partnership, vendor financing or other agreements then in effect, or which otherwise are required to be delivered to third parties and (iii) PV-10 Value shall be calculated net of all associated plugging, abandoning and/or decommissioning expense or liabilities, contingent or otherwise, of Holdings and its Subsidiaries.

“Real Property” of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Recipient” shall mean (a) any Agent and (b) any Lender, as applicable.

“Register” shall have the meaning provided in Section 9.04(d).

“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” shall mean, with respect to any Lender that is a fund or commingled investment vehicle that invests in bank loans, any other fund that invests in bank loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, trustees, officers, employees, agents, administrators, managers, advisors and representatives of such Person and such Person’s Affiliates.

“Release” shall mean actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping or migrating into or upon any land or water or air, or otherwise entering into the environment.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under PBGC Regulations promulgated under Section 4043 of ERISA.

“Reporting Default” shall mean a Default arising from a failure to comply with Section 5.01, subject to the applicable grace periods set forth in Section 7.01.

“Required Lenders” shall mean, (a) prior to the Closing Date, Lenders having Commitments representing more than 50% of the aggregate Commitments of all Lenders as of such date and (b) on or after the Closing Date, Lenders having Loans representing more than 50% of the sum of all Loans outstanding at such time; provided that the Loans of any Defaulting Lender shall be disregarded in the determination of the Required Lenders at any time.

“Reserve Report” shall mean (a) the Initial Reserve Report, (b) each annual reserve report prepared by Holdings and audited by an Independent Engineering Firm with respect to Oil and Gas Properties of Holdings and each of its Subsidiaries as of December 31 of the year immediately preceding the year in which such report is delivered pursuant to Section 5.01(c), in form and detail consistent with the Initial Reserve Report or otherwise reasonably acceptable to the Administrative Agent and (c) each interim reserve report prepared by Holdings, in form and detail reasonably acceptable to the Administrative Agent; it being understood and agreed that (i) each Reserve Report will set forth Holdings’ and its Subsidiaries’ royalty interests, working interest, net revenue interest, Proved Reserves (including proved developed producing, proved developed non-producing and proved undeveloped), Probable Reserves, a projection of the rate of production and future net income, production and ad valorem taxes, operating expenses and capital expenditures with respect thereto as of such date, in each case, with respect to 100% of their Oil and Gas Properties, all in accordance with the guidelines published by the SEC (but utilizing the pricing parameters set forth in the definition of the term PV-10 Value and, in the case of an annual Reserve Report, in addition to such pricing parameters those specified in such SEC guidelines) and utilizing such operating cost and other assumptions as proposed by Holdings, (ii) Holdings will prepare each interim reserve report based on the most recent annual Reserve Report, as adjusted for actual production, operating costs, capital costs and net additions of Proved Reserves during the calendar months of the respective year specified therein and (iii) each Reserve Report prepared by Holdings shall be certified by the chief engineering officer of Holdings as being accurate in all material respects.

“Responsible Officer” of any Person shall mean any executive officer or Financial Officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person and with respect to EIH, its Board of Directors (or any other Person authorized to represent EIH pursuant to a power of attorney), in respect of this Agreement.

“Restricted Investment” shall mean any Investment other than a Permitted Investment “Restricted Payment” shall have the meaning provided in Section 6.01(e).

“Restructuring Event” shall mean the cases commenced by all members of the US Debtors by filing voluntary petitions for reorganization under the Bankruptcy Code with a United States Bankruptcy Court (the “Bankruptcy Court”) on or around the Closing Date or, if Holdings has an effective forbearance agreement as of October 1, 2014, with the holders of a majority of each of the outstanding First Priority Notes and Second Priority Notes in place, then no later than ten (10) days after the Closing Date.

“Returns” shall have the meaning provided in Section 3.09.

“S&P” shall mean Standard & Poor’s Ratings Services, or any successor thereto.

“Sale Leaseback Transaction” shall mean an arrangement relating to property now owned or hereafter acquired whereby Holdings or a Subsidiary transfers such property to a Person and Holdings or a Subsidiary leases it from such Person.

“Sand Waves” shall mean Sand Waves S.A., a public limited liability company (société anonyme) incorporated and existing under the laws of the Grand Duchy of Luxembourg, with its registered office at 40, avenue Monterey, L-2163 Luxembourg, Luxembourg, having a share capital of US$50,000 and being registered with the Luxembourg Register of Commerce and Companies under number B 28.967.

“SEC” shall mean the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Second Priority Notes” shall mean the 12% Second Priority Notes due 2018 issued pursuant to the Second Priority Notes Indenture, including any such 12% Second Priority Notes issued in the exchange offer contemplated in the Second Priority Notes Indenture.

“Second Priority Notes Indenture” shall mean that certain indenture, dated as of February 23, 2012, among Holdings, the guarantors party thereto, Wilmington Trust, National Association, as trustee, and Wells Fargo Bank, National Association, as collateral agent.

“Secured Hedging Agreement” shall mean any Hedging Agreement by or among Holdings or any of its Subsidiaries and any Approved Hedge Counterparty.

“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, the LC Bank, each Lender and any Approved Hedge Counterparty (to the extent, and for so long as, the obligations in respect of Secured Hedging Agreements constitute “Obligations” hereunder).

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Documents” shall mean the Mortgages, the Credit Party Guaranty, the U.S. Security Agreement, the English Security Documents, the Deposit Account Control Agreements, the Luxembourg Share Pledge agreement, the Luxembourg Confirmation Agreement, after the execution and delivery thereof, the Additional Security Documents, and the other security agreements, mortgages and other instruments and documents, including each that is executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12 or any other Section of this Agreement.

“Series B Preferred Stock” shall mean Holdings’ Series B Preferred Stock with the terms set forth in the Amended and Restated Certificate of Designation of Series B Preferred Stock originally filed with the Nevada Secretary of State on February 26, 2004.

“SPV” shall have the meaning provided in Section 9.04(i).

“Stated Maturity” shall mean, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the Board). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities (as defined in Regulation D of the Board) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” means the lawful currency of the United Kingdom.

“Subject Party” shall have the meaning provided in Section 2.20(h)(i).

“Subordination Agreement” shall have the meaning provided in Section 4.01(m).

“Subsidiary” shall mean, with respect to any specified Person:

(1) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.

“Subsidiary Guarantor” shall mean each Subsidiary of Holdings whether existing on the date hereof or established, created or acquired after the date hereof, that has executed and delivered the Credit Party Guaranty or has otherwise become a party thereto by means of the execution and delivery of a joinder, accession or similar agreement (in form and substance satisfactory to the Administrative Agent) by such Subsidiary unless and until such time as the respective Subsidiary is released from all of its obligations under the Credit Party Guaranty in accordance with the terms and provisions thereof. The Subsidiary Guarantors on the Closing Date are listed on Schedule 1.01(a).

“Successor Company” shall have the meaning provided in Section 6.09(a).

“Supplier” shall have the meaning provided in Section 2.20(h)(i).

“Swap” shall mean any “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Obligation” shall mean any obligation to pay or perform under any Swap, whether as a party to such Swap or by providing any guarantee of or provision of support for such Swap (and whether or not such obligation is an Obligation hereunder).

“Synthetic Lease” shall mean, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” shall mean, as to any Person, an amount equal to the capitalized amount of the remaining lease payments under any Synthetic Lease that would appear on a balance sheet of such person in accordance with GAAP if such obligations were accounted for as Capital Lease Obligations.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term B Credit Agreement” shall mean that certain Credit Agreement, dated as of January 24, 2014, among LuxCo and LC Finco US LLC, a Delaware limited liability company, as co-borrowers, the lenders, Credit Suisse AG, as administrative agent and as collateral agent.

“Three-Year Strip Price” shall mean, as of any date of determination, (a) for the 36-month period commencing with the month immediately following the month in which the date of determination occurs, the monthly futures contract prices for crude oil and natural gas for the 36 succeeding months as quoted on the applicable commodities exchange or other price quotation source as contemplated in the definition of “PV-10 Value” and (b) for periods after such 36-month period, the average of such quoted prices for the period from and including the 25th month in such 36-month period through the 36th month in such period.

“Total Commitment” shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.

“Total Funded Debt” shall mean, at any time, all Indebtedness of the type described in clauses (1), (2), (3), (4) and (5) of the definition of “Indebtedness”.

“Transactions” shall mean, collectively, (a) the execution, delivery and performance by each Credit Party of the Credit Documents to which it is a party, (b) the incurrence of Loans and the use of proceeds thereof, (c) the execution, delivery and performance by EEUK and the other parties thereto of the amendment to the Existing LC Issuance Agreement contemplated hereby and (d) the payment of all fees and expenses paid or payable by any Credit Party in connection with the foregoing.

“Treasury Rate” shall mean, as of any date of determination, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the repayment date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)).

“Type”, when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall mean the Adjusted LIBO Rate and the Alternate Base Rate.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

“UK Sector” shall mean the jurisdiction of the United Kingdom commonly referred to as the UK Sector – North Sea.

“Unfunded Current Liability” of any Plan subject to Title IV of ERISA shall mean the amount, if any, by which the value of the accumulated plan benefits under such Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the Fair Market Value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), but only to the extent such excess could reasonably be expected to result in material liability to Holdings or a Subsidiary.

“United Kingdom” and “UK” shall mean each of England, Wales, Northern Ireland and Scotland, as the case may be, and shall include the UK Sector – North Sea.

“United States” and “U.S.” shall each mean the United States of America and any of its territories (including U.S. federal waters in the Gulf of Mexico).

“Unsecured Notes” shall mean any senior unsecured Indebtedness of Holdings or any other Credit Party evidenced by notes, debentures, bonds or other similar securities or instruments, including, without limitation, under the 5.5% Convertible Notes, the 6.5% Convertible Notes and the 7.5% Convertible Bonds.

“USA PATRIOT Act” shall mean The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).

“US Debtors” shall mean Holdings, Endeavour Operating Corporation, Endeavour Energy New Ventures, Inc., END Management Company, Endeavour Colorado Corporation and EELux.

“US Notes” means, collectively, the Indenture Notes, the 5.5% Convertibles Notes, the 7.5% Convertible Bonds and the 6.5% Convertible Senior Notes due 2017 issued by Holdings, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified in accordance with their respective terms.

“U.S. Security Agreement” shall have the meaning provided in Section 4.01(h).

“VAT” shall mean (a) any tax imposed in compliance with the council directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112), and (b) any other tax of similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to such tax referred to in clause (a), or elsewhere.

“Volumetric Production Payments” shall mean production payment obligations recorded as deferred revenue in accordance with GAAP, together with all related undertakings and obligations.

“Voting Stock” of any Person as of any date shall mean the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity or redemption, in respect of the Indebtedness or Disqualified Stock, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding aggregate principal amount of such Indebtedness or Disqualified Stock.

“Withholding Agent” shall mean any Credit Party and the Administrative Agent.

“Yield Differential” shall have the meaning provided in Section 2.23(c).

Section 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation” except in cases where such words are already expressed. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (v) the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect on the date hereof and consistent with financial statements delivered pursuant to Section 3.05(a); provided, however that, notwithstanding anything to the contrary herein, all accounting or financial terms used herein shall be construed, and all financial computations pursuant hereto shall be made, without giving effect to any election under ASC 825 to value any Indebtedness or other liabilities of any Credit Party at “fair value”, as defined therein.

Section 1.03. Pro Forma Calculations. All pro forma calculations permitted or required to be made by Holdings or any Subsidiary pursuant to this Agreement shall include only those adjustments that have been certified by a Financial Officer of Holdings as having been prepared in good faith based upon assumptions that were believed to be reasonable at the time of preparation and, where required calculated in accordance with Regulation S-X under the Exchange Act.

Section 1.04. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified by Type (e.g., a “Eurodollar Loan”). Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).

Section 1.05. Joint and Several Obligations. All obligations of the Borrowers hereunder shall be joint and several. Any notice, request, waiver, consent or other action made, given or taken by either Borrower shall bind both of the Borrowers.

ARTICLE 2

TERM LOAN FACILITY

Section 2.01. Commitments.

(a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make a term loan (a “Loan”) to EIH on the Closing Date in a principal amount not to exceed its Commitment.

(b) Amounts paid or prepaid in respect of Loans may not be reborrowed.

Section 2.02. Loans.

(a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising any Borrowing shall be in an aggregate principal amount that is (i) an integral multiple of $1,000,000 and not less than $5,000,000 or (ii) equal to the remaining available balance of the applicable Commitment, provided that the Loans from any Lender to EIH shall at all times be provided by a Lender that is a Non-Public Lender.

(b) Subject to Sections 2.08, 2.10 and 2.15, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrowers may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrowers shall not be entitled to request any Borrowing that, if made, would result in more than five Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

(c) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m., New York City time, and the Administrative Agent shall promptly credit the amounts so received to an account designated by the Borrowers in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

(d) Notwithstanding anything to the contrary contained herein (and without affecting any other provisions hereof), the funded portion of each Loan to be made on the Closing Date (i.e., the amount advanced to the Borrowers on the Closing Date) shall be equal to 98.0% of the principal amount of such Loan (it being agreed that the full principal amount of each such Loan shall be the “initial” principal amount of such Loan and deemed outstanding on the Closing Date and the Borrowers shall be obligated to repay 100% of the principal amount of each such Loan as provided hereunder).

Section 2.03. Borrowing Procedure. In order to request a Borrowing, the Borrowers shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 (noon), New York City time, three Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 12:00 (noon), New York City time, one Business Day before a proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable, and shall be confirmed promptly by hand delivery or fax to the Administrative Agent of a written Borrowing Request and shall specify the following information: (i) whether such Borrowing is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of such Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed; (iv) the amount of such Borrowing; and (v) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto; provided, however, that, notwithstanding any contrary specification in any Borrowing Request, each requested Borrowing shall comply with the requirements set forth in Section 2.02. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the applicable Lenders of any notice given pursuant to this Section 2.03 (and the contents thereof), and of each Lender’s portion of the requested Borrowing.

Section 2.04. Evidence of Debt; Repayment of Loans.

(a) The Borrowers hereby unconditionally promise to pay to the Administrative Agent for the account of each Lender the principal amount of each Loan of such Lender as provided in Section 2.11.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type thereof and, if applicable, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrowers or any Guarantor and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

(e) Any Lender may request that Loans made by it hereunder be evidenced by a promissory note substantially in the form of Exhibit D (a “Note”). In such event, the Borrowers shall execute and deliver to such Lender a Note payable to such Lender and its registered assigns and in a form and substance reasonably acceptable to the Administrative Agent and the Borrower. Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive such a Note, the interests represented by such Note shall at all times (including after any assignment of all or part of such interests pursuant to Section 9.04) be represented by one or more notes payable to the payee named therein or its registered assigns.

Section 2.05. Fees. The Borrowers agree to pay to the Administrative Agent the fees separately agreed in writing between the Borrowers and such Person at the times and in the amounts specified therein. All fees shall be paid on the date on which such fees are due and payable, in immediately available funds, to the Administrative Agent for distribution to the parties entitled thereto. Once paid, none of the fees shall be refundable under any circumstances.

Section 2.06. Interest on Loans.

(a) Subject to the provisions of Section 2.07, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(b) Subject to the provisions of Section 2.07, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days and calculated from and including the date of such Borrowing to but excluding the date of repayment thereof) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.07. Default Interest. If the Borrowers shall default in the payment of any principal of or interest on any Loan or any other amount due hereunder or under any other Credit Document, by acceleration or otherwise, then until such defaulted amount shall have been paid in full, to the extent permitted by law, such overdue amount shall bear interest (after as well as before judgment), payable on demand, (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.06 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, equal to the rate that would be applicable to an ABR Loan plus 2.00% per annum.

Section 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar

Borrowing the Administrative Agent shall have determined that Dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to the majority of Lenders of making or maintaining Eurodollar Loans during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or fax notice of such determination to the Borrowers and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrowers for a Eurodollar Borrowing pursuant to Section 2.03 or 2.10 shall be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent under this Section 2.08 shall be conclusive absent manifest error.

Section 2.09. Termination of Commitments. The Commitments shall automatically terminate upon the making of the Loans on the Closing Date.

Section 2.10. Conversion and Continuation of Borrowings. The Borrowers shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 12:00 (noon), New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 12:00 (noon), New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period, and (c) not later than 12:00 (noon), New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

(a) [reserved];

(b) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

(c) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, then each resulting Borrowing shall satisfy the limitations specified in Sections 2.02(a) and 2.02(b) regarding the principal amount and maximum number of Borrowings of the relevant Type;

(d) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount; accrued interest on any Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrowers at the time of conversion;

(e) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrowers shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.16;

(f) any portion of a Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Borrowing;

(g) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

(h) no Interest Period may be selected for any Eurodollar Borrowing that would end later than a Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (i) the Eurodollar Borrowings comprised of Loans with Interest Periods ending on or prior to such Repayment Date and (ii) the ABR Borrowings comprised of Loans would not be at least equal to the principal amount of Borrowings to be paid on such Repayment Date; and

(i) upon notice to the Borrowers from the Administrative Agent given at the request of the Required Lenders, after the occurrence and during the continuance of an Event of Default, no outstanding Loan may be converted into, or continued as, a Eurodollar Loan.

Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Borrowing that the Borrowers request be converted or continued, (ii) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrowers shall be deemed to have selected an Interest Period of one month’s duration. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.10 and of each Lender’s portion of any converted or continued Borrowing. If the Borrowers shall not have given notice in accordance with this Section 2.10 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted to an ABR Borrowing.

Section 2.11. Repayment of Loans.

(a) To the extent not previously paid, all Loans shall be due and payable on the Maturity Date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of payment.

(b) All repayments pursuant to this Section 2.11 shall be subject to Section 2.16, but shall otherwise be without premium or penalty.

Section 2.12. Voluntary Prepayment.

(a) Subject to the concurrent payment of the Applicable Premium, the Borrowers may at any time and from time to time prepay any Borrowing, in whole or in part,

upon at least three Business Days’ prior written or fax notice (or telephone notice promptly confirmed by written or fax notice) in the case of Eurodollar Loans, or written or fax notice (or telephone notice promptly confirmed by written or fax notice) at least one Business Day prior to the date of prepayment in the case of ABR Loans, to the Administrative Agent before 12:00 (noon), New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000.

(b) Voluntary prepayments of Loans under Section 2.12(a) shall be applied as a credit against the next maturing amounts owing by the Borrowers pursuant to Section 2.13(d).

(c) Each notice of prepayment under Section 2.12(a) shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrowers to prepay such Borrowing by the amount stated therein on the date stated therein; provided, however, that if such prepayment is for all of the then outstanding Loans, then the Borrowers may revoke such notice by written notice to the Administrative Agent no later than 12:00 (noon), New York City time, on the date of prepayment and/or extend the prepayment date by not more than five Business Days; provided further, however, that the provisions of Section 2.16 shall apply with respect to any such revocation or extension. All prepayments under this Section 2.12 shall be subject to Section 2.16. All prepayments under this Section 2.12 shall be accompanied by the concurrent payment of the accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment and the Applicable Premium.

Section 2.13. Mandatory Offers to Prepay.

(a) Following the receipt of Net Proceeds in excess of $10,000,000 (or, prior to or during the pendency of the Restructuring Event, $1,000,000) in the aggregate by Asset Sales for Holdings and its Subsidiaries, the Borrowers shall offer to prepay the outstanding Loans in an aggregate principal amount equal to 100% of the Net Proceeds received with respect thereto to prepay outstanding Loans; provided that no such offer shall be required under this Section 2.13(a) if (i) the Borrowers shall deliver a certificate of a Financial Officer to the Administrative Agent at the time of receipt thereof setting forth the intent of Holdings or the applicable Subsidiary to use such Net Proceeds to (A) subject to compliance with the Additional Guarantor Requirement as of the date of such investment, invest in or acquire Additional Assets or (B) make Capital Expenditures in respect of Holdings’ or its Subsidiaries’ Oil and Gas Business, in each case, within 365 days after receipt of such proceeds and (ii) no Default or Event of Default shall have occurred and shall be continuing or would result therefrom at the time of such certificate; provided further that if such Net Proceeds are not applied as pursuant to clause (A) or (B) above within such 365-day period, such Net Proceeds shall be offered to the Lenders to prepay the outstanding Loans pursuant to this Section 2.13(a). The requirement of clause (A) or (B) above shall be deemed to be satisfied if a bona fide binding contract committing to make the investment, acquisition or expenditure referred to therein is entered into by Holdings or any of its Subsidiaries with a Person other than an Affiliate of Holdings within the time period specified above in this paragraph and such Net Proceeds are subsequently applied in accordance with such contract within six months following the date such agreement is entered into. The Borrowers may satisfy their obligation under this clause (a) by making an offer prior to the expiration of the 365-day period if relevant, or otherwise not later than three Business Days following the receipt of such Net Proceeds.

(b) Following the receipt by Holdings or any Subsidiary of Holdings of any portion of the Aggregate Deposit (as defined in in the Existing LC Issuance Agreement) released pursuant to the terms of the Existing LC Issuance Agreement, the Borrowers shall offer to prepay the outstanding Loans (together with any Applicable Premium applicable thereto) in an aggregate principal amount equal to 100% of the amount received with respect thereto.

(c) In the event that Holdings or any Subsidiary of Holdings shall receive Net Proceeds from the issuance or incurrence of Indebtedness for money borrowed of any Credit Party or any Subsidiary of a Credit Party (other than any cash proceeds from the issuance of Indebtedness permitted pursuant to Section 6.03), the Borrowers shall substantially simultaneously with (and in any event not later than the third Business Day following) the receipt of such Net Proceeds by Holdings or such Subsidiary, offer to prepay the outstanding Loans in an aggregate principal amount equal to 100% of such Net Proceeds.

(d) Not later than 100 days after the end of each fiscal year of Holdings beginning with the fiscal year ending December 31, 2015, the Borrowers shall calculate Excess Cash Flow for such fiscal year and, subject to Section 2.12(b), offer to prepay the outstanding Loans in an aggregate principal amount equal to the Applicable Percentage of such Excess Cash Flow to the prepayment of the Loans. Not later than the date on which the Borrowers are required to deliver financial statements with respect to the end of each fiscal year under Section 5.01(a), the Borrowers will deliver to the Agent a certificate signed by a Financial Officer of Holdings setting forth the amount, if any, of Excess Cash Flow for such fiscal year and the calculation thereof in reasonable detail.

(e) All prepayments of Borrowings under Section 2.13(a), (b), (c) and (d) shall be accompanied by the concurrent payment of the accrued and unpaid interest on the principal amount to be prepaid to but excluding the date of payment, and all prepayments of Borrowings under Section 2.13(b) and (c) shall be accompanied by the concurrent payment of the Applicable Premium; provided, that, solely with respect to any prepayment of Loans pursuant to Section 2.13(b), the Applicable Premium payable with respect thereto shall be payable from the amounts received by Holdings or any Subsidiary of Holdings.

(f) To the extent that the aggregate principal amount of the Loans tendered pursuant to an offer to prepay is less than the Net Proceeds related thereto, the Borrowers shall be deemed to have complied with their obligations under this Agreement and may retain any remaining Net Proceeds to be used for general corporate purposes. If the aggregate principal amount of the Loans tendered exceeds the amount of Net Proceeds applicable to such offer, the Administrative Agent shall allocate the Net Proceeds pro rata among the Lenders in accordance with the principal amount of the Loans tendered by each such Lender with adjustments as necessary so that no Loans will be repaid in an unauthorized denomination. Upon completion of any such offer to prepay, the amount of Net Proceeds shall be reset at zero.

(g) The Borrowers shall deliver to the Administrative Agent, at the time of each prepayment required under this Section 2.13, (i) a certificate signed by a Financial Officer of the Borrowers setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) at least three Business Days prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date, the Type of each Loan being prepaid and the principal amount of each Loan (or portion thereof) to be prepaid. All prepayments of Borrowings under this Section 2.13 shall be subject to Section 2.16.

Section 2.14. Reserve Requirements; Change in Circumstances.

(a) If any Change in Law shall (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted LIBO Rate); (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, (C) Connection Income Taxes and (D) Bank Levies) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or (iii) impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrowers will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered

(b) If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.14 and delivered to the Borrowers, shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.14 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section 2.14 for any increased costs incurred or reductions suffered more than

270 days prior to the date that such Lender notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270 day period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.15. Change in Legality.

(a) Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrowers and to the Administrative Agent:

(i) such Lender may declare that Eurodollar Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods) and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans, whereupon any request for a Eurodollar Borrowing (or to convert an ABR Borrowing to a Eurodollar Borrowing or to continue a Eurodollar Borrowing for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

(ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

(b) For purposes of this Section 2.15, a notice to the Borrowers by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period then applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrowers.

Section 2.16. Breakage. The Borrowers shall indemnify each Lender against any loss or expense that such Lender actually sustains or incurs as a consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder (including such Lender being a Defaulting Lender), which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor, (ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender (including any Eurodollar Loan to be made pursuant to a conversion or continuation under Section 2.10) not being made after notice of such Loan shall have been given by the Borrowers hereunder (any of the events referred to in this clause (a) being called a “Breakage Event”) or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrowers and shall be conclusive absent manifest error.

Section 2.17. Pro Rata Treatment. Subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders, and as required under Section 2.15, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount.

Section 2.18. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker’s lien, setoff or counterclaim against the Borrowers or any other Credit Party, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker’s lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker’s lien, setoff or counterclaim or other event; provided, however, that (i) if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest, and (ii) the provisions of this Section 2.18 shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Holdings, the Borrowers or any of its Affiliates (as to which the provisions of this Section 2.18 shall apply). The Borrowers and Holdings expressly consent to the foregoing arrangements and agree that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrowers and Holdings to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrowers in the amount of such participation.

Section 2.19. Payments.

(a) The Borrowers shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Credit Document not later than 12:00 (noon), New York City time, on the date when due in immediately available Dollars, without setoff, defense or counterclaim. Each such payment shall be made to the Administrative Agent at its offices at Eleven Madison Avenue, New York, NY 10010. The Administrative Agent shall promptly distribute to each Lender any payments received by the Administrative Agent on behalf of such Lender.

(b) Except as otherwise expressly provided herein, whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Credit Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

Section 2.20. Tax Gross-Up and Indemnities.

(a) Any and all payments by or on account of any obligation of any Borrower or any other Credit Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings of Indemnified Taxes applicable to additional sums payable under this Section 2.20) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) In addition, the Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Credit Parties shall indemnify each Recipient, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified

Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, that if an Agent or Lender, as the case may be, makes demand for such payment more than 270 days after the earlier of (i) the date on which the relevant Governmental Authority makes written demand upon such Person for payment of such Indemnified Taxes or Other Taxes, and (ii) the date on which such Person has made payment of such Indemnified Taxes or Other Taxes (except that, if the Indemnified Taxes or Other Taxes imposed or asserted giving rise to such claims are retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effort thereof), the Borrowers shall not be required to make any payment in connection with such claim pursuant to this Section 2.20(c) of any interest, penalties or additions to tax accruing after such date. A certificate as to the amount of such payment or liability delivered to a Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error. Notwithstanding the foregoing, in no event shall the Credit Parties be required to indemnify any Recipient for any Bank Levies pursuant to this Section 2.20(c).

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower or any other Credit Party to a Governmental Authority, the applicable Borrower or Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to EIH and the Administrative Agent, at the time or times reasonably requested by EIH or the Administrative Agent, such properly completed and executed documentation reasonably requested by EIH or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by EIH or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by EIH or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to withholding, backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.20(e)(ii) and (iii) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Each Lender shall provide to the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement a properly executed applicable IRS Form W-8 or W-9 in order to establish that payments to such Lender under the Credit Documents are not subject to any United States federal backup withholding tax.

(iii) If a payment made to a Recipient under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to EIH and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by EIH or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by EIH or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify EIH and the Administrative Agent in writing of its legal inability to do so.

(f) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (f).

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.20 (including by the payment of additional amounts pursuant to this Section 2.20), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) All amounts set out, or expressed in this Agreement to be payable by either Borrower to a Lender or Agent which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to paragraph (i) below, if VAT is or becomes chargeable on any supply made by any Lender or Agent to either Borrower under this Agreement that Borrower shall pay to the Lender or Agent (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Lender or Agent shall promptly provide an appropriate VAT invoice to such Borrower) or in case where the reverse charge mechanism is applicable, the Borrower shall directly account for such VAT and pay the relevant VAT amount directly to the competent tax authority.

(i) If VAT is or becomes chargeable on any supply made by any Lender or Agent (the “Supplier”) to any other Lender or Agent (the “Customer”) under a Credit Document, and either Borrower other than the Customer (the “Subject Party”) is required by the terms of this Agreement to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Customer in respect of that consideration), such Borrower shall also pay to the Supplier (provided the Supplier is required to account for VAT) or the Customer (if the Customer is required to account for the VAT) (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Customer will promptly pay to the Subject Party an amount equal to any credit or repayment obtained by the Customer from the relevant tax authority which the Customer reasonably determines in respect of such VAT.

(i) Where this Agreement requires either Borrower to reimburse or indemnify a Lender or Agent for any cost or expense, the Borrower shall reimburse or indemnify (as the case may be) such Lender or Agent for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Lender or Agent reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(ii) Any reference in this Section 2.20(h) to any Borrower shall, at any time when such Borrower is treated as a member of a group for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to the person who is treated as making the supply, or (as appropriate) receiving the supply, under the grouping rules (as provided for in Article 11 of Council Directive 2006/112/EC as amended (or as implemented by a member state of the European Union).

(iii) Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document. For purposes of this Section 2.20, the term “Applicable Law” includes FATCA.

Section 2.21. Assignment of Commitments Under Certain Circumstances; Duty to Mitigate.

(a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.14, (ii) any Lender delivers a notice described in Section 2.15, (iii) EIH is required to pay any additional amount or indemnification to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.20, (iv) any Lender is a Non-Consenting Lender, or (v) any Lender is a Defaulting Lender, then, in each case, EIH may, at its sole expense and effort (including with respect to the processing and recordation fee referred to in Section 9.04(b)), upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such assigned obligations and, with respect to clause (iv) above, shall consent to such requested amendment, waiver or other modification of any Credit Documents (which assignee may be another Lender, if a Lender accepts such assignment); provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld or delayed, and (z) EIH or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of and interest accrued to the date of such payment on the outstanding Loans of such Lender plus all Fees and other amounts accrued for the account of such Lender hereunder with respect thereto (including any Applicable Premium and any amounts under Sections 2.14 and 2.16); provided further that, if prior to any such transfer and assignment the circumstances or event that resulted in such Lender’s claim for compensation under Section 2.14, notice under Section 2.15 or the amounts paid pursuant to Section 2.20, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.15, or cease to result in amounts being payable under Section 2.20, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim further compensation under Section 2.14 in respect of such circumstances or event or shall withdraw its notice under Section 2.15 or shall waive its right to further payments under Section 2.20 in respect of such circumstances or event or shall consent to the proposed amendment, waiver, consent or other modification, as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interests hereunder in the circumstances contemplated by this Section 2.21(a).

(b) If (i) any Lender shall request compensation under Section 2.14, (ii) any Lender delivers a notice described in Section 2.15 or (iii) EIH is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.20, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) (x) to file any certificate or document reasonably requested in writing by EIH or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section 2.14 or enable it to withdraw its notice pursuant to Section 2.15 or would reduce amounts payable pursuant to Section 2.20, as the case may be, in the future. EIH hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

Section 2.22. Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrowers may request (so long as no Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, provided all amounts owing to the Borrowers under “fourth” above have been paid to the Borrowers, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.22(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(b) If the Borrowers and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Each of Holdings and the Borrowers represents and warrants to the Administrative Agent, the Collateral Agent and each of the Lenders that:

Section 3.01. Company Status. Each of Holdings and each of its Subsidiaries is a duly organized and validly existing Business in good standing (or, in the case of any Foreign Subsidiary of Holdings, the applicable equivalent of “good standing” to the extent that such concept exists in such Foreign Subsidiary’s jurisdiction of organization) under the laws of the jurisdiction of its organization, (b) has the Business power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (c) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified or authorized which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No certifications by any Governmental Authority are required for operation of the business of Holdings and its Subsidiaries that are not in place, except for such certifications or agreements, the absence of which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 3.02. Power and Authority. Each Credit Party has the Business power and authority to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is a party and has taken all necessary Business action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is a party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

Section 3.03. No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (a) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or Governmental Authority, (b) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party or any of its Subsidiaries is a party or by which it or any its property or assets is bound or to which it may be subject (other than any of the US Notes, the Inter-Company Loan Agreement or any security or other document, agreement, contract or instrument related thereto), or (c) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent constitutional, organizational and/or formation documents), as applicable, of any Credit Party or any of its Subsidiaries.

Section 3.04. Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except (a) for those that have otherwise been obtained or made on or prior to the date hereof and remain in full force and effect on the date hereof and (b) filings or other actions which are necessary to perfect the security interests created or intended to be created under the Security Documents, which filings will be made within ten days following the Closing Date), or exemption by, any Governmental Authority or other Person is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, (i) the execution, delivery and performance of any Credit Document, (ii) the legality, validity, binding effect or enforceability of any such Credit Document and the security interest created thereby or (iii) the consummation of the transactions contemplated in the Credit Documents, including the amendment and restatement of the Existing Credit Agreement, the refinancing of the Existing LC Procurement Agreement and the termination of the Existing Production Payments.

Section 3.05. Financial Statements; Financial Condition; Undisclosed Liabilities.

(a) The audited consolidated balance sheets of Holdings and its Subsidiaries at December 31, 2011, December 31, 2012 and December 31, 2013 and the related consolidated statements of operations, stockholders’ equity and cash flows for the fiscal years of Holdings ended on such dates, in each case furnished to the Lenders prior to the date hereof, present fairly in all material respects the consolidated financial position of Holdings and subsidiaries at the dates of said financial statements and the results of their operations and their cash flows for the respective periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements.

(b) On and as of the Closing Date, and after giving effect to those of the Transactions to be consummated on the Closing Date and to all Indebtedness being incurred or assumed and Loans incurred by the Credit Parties in connection therewith on such date, (i) the sum of the fair value of the assets, at a fair valuation, of EIH and its Subsidiaries (taken as a whole) will exceed their debts (taken as a whole), (ii) the sum of the present fair salable value of the assets of EIH and its Subsidiaries (taken as a whole) will exceed their debts (taken as a whole), (iii) EIH and its Subsidiaries (taken as a whole) have not incurred and do not intend to incur, and do not believe that they will incur, debts beyond their ability to pay such debts as such debts mature, and (iv) EIH and its Subsidiaries (taken as a whole) will have sufficient capital with which to conduct their businesses. For purposes of this Section 3.05(b), “debt” means any liability on a claim, and “claim” means (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (B) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(c) After giving effect to the Transactions, since December 31, 2013, nothing has occurred that has had, or could reasonably be expected to have, either individually or in the aggregate, a material adverse effect on (a) the business, property or financial condition of Holdings and its Subsidiaries taken as a whole (other than events that led up to the commencement of the Restructuring Event and which have been disclosed to the Lenders prior to the Closing Date), (b) the rights or remedies of the Lenders, the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document, (c) the ability of the Credit Parties, collectively, to perform their obligations to the Lenders, the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document or (d) a material portion of the Collateral (in each case of (b) through (d), except as a result of the automatic stay of any Credit Document with respect to the US Debtors and/or any Liens granted by the US Debtors during the pendency of the Restructuring Event as a result of or pursuant to any provision of any Debtor Relief Law).

Section 3.06. Litigation. Except for any actions, suits or proceedings in connection with the Restructuring Event (including filings under chapter 11 of the Bankruptcy Code), there are no actions, suits or proceedings pending or, to the knowledge of Holdings or the Borrowers, threatened (a) with respect to the Transactions or any Credit Document or (b) that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 3.07. True and Complete Disclosure. All written factual information (taken as a whole) furnished by or on behalf of Holdings or the Borrowers to the Administrative Agent or any Lender (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such written factual information (taken as a whole) hereafter furnished by or on behalf of Holdings or the Borrowers in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. Any projections or forward-looking statements (the “Projections”) furnished by or on behalf of Holdings or the Borrowers to the Administrative Agent or any Lender will be based on assumptions and estimates developed by management of Holdings in good faith that management believes to be reasonable as of the date thereof. It is understood that all such information, including, without limitation, any Projections furnished by or on behalf of Holdings or the Borrowers to the Administrative Agent or any Lender is supplemented in its entirety by Holdings’ filings with the SEC. Whether or not such Projections are in fact achieved will depend upon future events some of which are not within the control of Holdings and the Borrowers. Accordingly, actual results may vary from the Projections and such variations may be material. Such Projections should not be regarded as a representation by Holdings or the Borrowers or its or their management that the projected results will be achieved.

Section 3.08. Use of Proceeds; Margin Regulations.

(a) All proceeds of the Loans funded on the Closing Date shall be used (a) to repay in full all Loans (under and as defined in the Existing Credit Agreement as in effect immediately prior to the Closing Date), the Existing Production Payments, all loans and other obligations under the Term B Credit Agreement and together with all interest, fees, premiums and other amounts owing thereon, (b) to pay fees and expenses related thereto and (c) for general corporate purposes.

(b) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation T, U or X.

Section 3.09. Tax Returns and Payments; Tax Residency. Each of Holdings and each of its Subsidiaries has timely filed or caused to be timely filed with the appropriate taxing authority all federal and all material foreign, state and local returns, statements, forms and reports for Taxes (the “Returns”) required to be filed by, or with respect to the income, properties or operations of, Holdings and/or any of its Subsidiaries, and has paid all Taxes and assessments payable by it which have become due, other than (a) Taxes that are being contested in good faith and adequately disclosed and for which adequate reserves have been established in accordance with GAAP or (b) where the failure to pay any such Taxes would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Each Credit Party is resident for Tax purposes only in its jurisdiction of organization. The DE Borrower is a “disregarded entity” for U.S. federal income tax purposes and does not carry out any business activities in the United States.

Section 3.10. Compliance with ERISA.

(a) Schedule 3.10(a) hereto sets forth each Plan as of the date of this Agreement. Each Plan (and each related trust, insurance contract or fund) is in compliance with its terms and with all applicable laws, including without limitation ERISA and the Code, except to the extent that any non-compliance could not reasonably be expected to result in a material liability to Holdings or any of its Subsidiaries; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (or has submitted, or is within the remedial amendment period for submitting, an application for a determination letter with the Internal Revenue Service, and is awaiting receipt of a response) to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code or is comprised of a master or prototype plan that has received a favorable opinion letter from the Internal Revenue Service or a volume submitter plan that has received a favorable advisory letter from the Internal Revenue Service; as of the date of this Agreement, no Employee Benefit Plan is a Multiemployer Plan; no Plan has an Unfunded Current Liability that could reasonably be expected to result in a material liability; no ERISA Event has occurred, or is reasonably expected to occur, with respect to any Plan that could reasonably be expected to result in a material liability to Holdings or any of its Subsidiaries; all contributions required to be made with respect to a Plan have been timely made or have been reflected on the most recent consolidated balance sheet filed prior to the date hereof or accrued in the accounting records of Holdings and its Subsidiaries; no action, suit, proceeding, hearing, or audit or investigation by a Governmental Authority with respect to the administration, operation or the investment of assets of any Plan (other than routine claims and appeals for benefits) is pending, expected or threatened that is reasonably expected to result in a material liability to Holdings or any of its Subsidiaries; no Multiemployer Plan that is subject to Section 412 of the Code or Section 302 of ERISA has applied for or received an extension of any amortization period, within the meaning of Section 431(d) of the Code or Section 304(d) of ERISA; Holdings, any of its Subsidiaries and any ERISA Affiliate have not withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA or ceased making contributions to any Plan subject to Section 4064(a) of ERISA that has terminated and to which it made contributions at any time within the five Plan years preceding the date of termination; none of Holdings, any of its Subsidiaries or any ERISA Affiliate have incurred or reasonably expect to incur any liability to the PBGC except for any liability for premiums due in the ordinary course or other liability which could not reasonably be expected to result in material liability, and no lien imposed under the Code or ERISA on the assets of Holdings or any of its Subsidiaries or any ERISA Affiliate exists or is expected to arise on account of any Plan; none of Holdings, any of its Subsidiaries or any ERISA Affiliate has incurred, or is expected to incur, any liability under Section 4069 or 4212(c) of ERISA; each Employee Benefit Plan that is a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code, except to the extent that any non-compliance with any such provisions could not reasonably be expected to result in a material liability to Holdings or any of its Subsidiaries; each Employee Benefit Plain that is group health plan (as defined in 45 Code of Federal Regulations Section 160.103) has at all times been operated in compliance with the provisions of the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder, except to the extent that any non-compliance with such provisions and regulations could not reasonably be expected to result in a material liability to Holdings or any of its Subsidiaries; and Holdings and its Subsidiaries may amend any Plan sponsored by any of them (other than a defined benefit plan) to cease contributions thereunder and may terminate any Plan sponsored by any of them without, in each case, incurring any material liability (other than ordinary administrative termination costs that are immaterial in nature).

(b) Except as could not reasonably be expected to result in a material liability to Holdings or any of its Subsidiaries, each Non-U.S. Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Non-U.S. Pension Plan have been timely made. Neither Holdings nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Non-U.S. Pension Plan (other than a defined contribution plan). The present value of the accrued benefit liabilities (whether or not vested) under each Non-U.S. Pension Plan (other than a Non-U.S. Pension Plan that (i) is not required to be funded under applicable law or (ii) is a defined contribution plan), determined as of the end of Holdings’ most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Non-U.S. Pension Plan allocable to such benefit liabilities by an amount that could reasonably be expected to have a Material Adverse Effect.

(c) Without limiting the effect of preceding clauses (a) and (b), neither Holdings nor any of its Subsidiaries is or has at any time been, within the United Kingdom, an employer (for the purposes of sections 38 to 51 of the United Kingdom’s Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the United Kingdom’s Pension Schemes Act 1993) or has at any time been “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the United Kingdom’s Pensions Act 2004) such an employer.

Section 3.11. Security Documents. When executed and delivered pursuant to Sections 4.01(e), 5.12 and/or 5.16, the provisions of each Security Document, will be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties a legal, valid and enforceable security interest of the type that it purports to create in all right, title and interest of the Credit Parties in the Collateral described therein, and the Collateral Agent, for the benefit of the Secured Parties, upon such execution and delivery, will have (or upon filing of UCC financing statements and other required filings registrations or notices or taking of possession or control will have) a fully perfected security interest in all right, title and interest in all of the Collateral described therein, subject to no other Liens other than Permitted Liens, and such security interest shall be a first priority security interest, subject to Permitted Liens; provided that (i) the Borrowers shall not be deemed to represent pursuant to the foregoing that the U.S. Security Agreement creates a legal, valid and enforceable security interest in any Collateral (as defined in the U.S. Security Agreement) granted by any Grantor (as defined in the U.S. Security Agreement) that is not organized under the laws of the United States or any state thereof (other than Equity Interests held by any such Grantor in any Person that is organized under the laws of the United States or any state thereof), and (ii) no steps have been taken in order to perfect any such security interest in the Collateral referred to in clause (i) above (other than Equity Interests held by any such Grantor in any Person that is organized under the laws of the United States or any state thereof), in each case granted pursuant to the U.S. Security Agreement. The recordation of (i) the grant of security interest in Patents (as defined in the U.S. Security Agreement) and (ii) the grant of security interest in Trademarks (as defined in the U.S. Security

Agreement) in the respective form attached to the U.S. Security Agreement, in each case in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the U.S. Security Agreement, will create, to the extent as may be perfected by such filings and recordation, a perfected security interest in the United States trademarks and patents covered by the U.S. Security Agreement, and the recordation of the grant of security interest in Copyrights (as defined in the U.S. Security Agreement) in the form attached to the U.S. Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the U.S. Security Agreement, will create, to the extent as may be perfected by such filings and recordation, a perfected security interest in the United States copyrights covered by the U.S. Security Agreement.

Section 3.12. Properties.

(a) All Real Property (other than Oil and Gas Properties) leased by Holdings or any of its Subsidiaries as of the date hereof and the Closing Date, and the nature of the interest therein, is set forth in Schedule 3.12(a) hereto. Each of Holdings and each of its Subsidiaries has a valid and indefeasible leasehold interest in the material properties set forth in Schedule 3.12(a) free and clear of all Liens other than Permitted Liens. As of the date hereof and the Closing Date, none of Holdings or any of its Subsidiaries owns any Real Property other than Oil and Gas Properties.

(b) All Oil and Gas Properties owned or leased by Holdings or any of its Subsidiaries as of the date hereof and the Closing Date (other than Oil and Gas Properties (i) which are not developed, (ii) which have no reserves or (iii) in which none of Holdings or any of its Subsidiaries have any material working interests) are reflected in the Reserve Report as of December 31, 2013 or are otherwise set forth in Schedule 3.12(b).

(c) Each of Holdings and each of its Subsidiaries, as applicable, has good and defensible (from the perspective of a reasonably prudent investor in the Oil and Gas Business) title to all of the Oil and Gas Properties included in the most recent Reserve Report delivered pursuant to Section 4.01(f) or 5.01(c), as the case may be, free from all Liens, claims and title imperfections, except for (i) such imperfections of title as do not in the aggregate detract from the value thereof to, or the use thereof in, the business of Holdings and its Subsidiaries in any material respect, (ii) Oil and Gas Properties disposed of since the date of the most recent Reserve Report as permitted by Section 6.04 or Section 8.04 of the Existing Credit Agreement and (iii) Liens expressly permitted by Section 6.06. Except as set forth on Schedule 3.12(c) or to the extent otherwise permitted under this Agreement, the quantum and nature of the interest of Holdings and each of its Subsidiaries in and to the Oil and Gas Properties as set forth in each Reserve Report includes or will include the entire interest of Holdings and each of its Subsidiaries in such Oil and Gas Properties as of the date of such Reserve Report and are or will be complete and accurate in all material respects as of the date of such Reserve Report; and there are no “back-in” or “reversionary” interests held by third parties which could reduce the interest (working, net revenue or otherwise) of Holdings and its Subsidiaries in such Oil and Gas Properties in any material respect, except as expressly set forth or given effect to in such Reserve Report or on Schedule 3.12(c). Except for obligations to contribute a proportionate share of the costs of defaulting or non-consenting co-owners or as otherwise expressly set forth in the most recent Reserve Report, neither Holdings nor any Subsidiary is obligated to bear any percentage share of the costs and expenses relating to the drilling, development and production of the Oil and Gas Properties in excess of its working interests.

(d) Holdings and each of its Subsidiaries has complied with all obligations under all licenses, leases, subleases and term mineral interests in their respective Oil and Gas Properties and all such licenses, leases, subleases and term mineral interests are valid, subsisting and in full force and effect, and neither Holdings nor any of its Subsidiaries has knowledge that a default exists under any of the terms or provisions, express or implied, of any of such licenses, leases, subleases or interests or under any agreement to which the same are subject, except to the extent any inaccuracy in the foregoing could not reasonably be expected to result in a Material Adverse Effect. All of the Oil and Gas Contracts and obligations of Holdings and each of its Subsidiaries that relate to the Oil and Gas Properties are in full force and effect and constitute legal, valid and binding obligations of Holdings and its Subsidiaries party thereto, except to the extent any inaccuracy in the foregoing could not reasonably be expected to result in a Material Adverse Effect. None of Holdings or any of its Subsidiaries or, to the knowledge of Holdings or its Subsidiaries, any other party to any licenses, leases, subleases or term mineral interests in the Oil and Gas Properties or any Oil and Gas Contract (i) is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any obligations thereunder, whether express or implied, except such that could not reasonably be expected to result in a Material Adverse Effect or (ii) has given or threatened to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of, any licenses or lease in the Oil and Gas Properties or any Oil and Gas Contract. Holdings and each of its Subsidiaries enjoys peaceful and undisturbed possession under all such licenses, leases, subleases and term mineral interests.

(e) Holdings and each of its Subsidiaries has complied with all obligations under all Authorizations, and to the best knowledge of Holdings and the Borrowers, no steps have been taken for the revocation, variation or refusal of any Authorization, except to the extent any non-compliance with such obligations or any such revocation, variation or refusal could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section 3.13. [Reserved].

Section 3.14. Subsidiaries. On and as of the date hereof, Holdings has no Subsidiaries other than those Subsidiaries listed on Schedule 3.14 hereto. Schedule 3.14 sets forth, as of the date hereof and the Closing Date, the percentage ownership (direct and indirect) of Holdings in each class of Capital Stock of each of its Subsidiaries and also identifies the direct owner thereof. All outstanding Capital Stock of each Subsidiary of Holdings has been duly and validly issued, is fully paid and non-assessable and has been issued free of preemptive rights. Other than as set forth on Schedule 3.14, no Subsidiary of Holdings has outstanding any securities convertible into or exchangeable for its Capital Stock or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its Capital Stock or any appreciation or similar rights. On the date hereof and the Closing Date, 100% of the Equity Interests of each Credit Party is owned directly or indirectly by Holdings.

Section 3.15. Compliance with Statutes, etc.

(a) Each of Holdings and each of its Subsidiaries is qualified under and is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, and has obtained all required Authorizations from, all Governmental Authorities in respect of the conduct of its business and the ownership of its property (including statutes, regulations, orders and restrictions applicable to the Oil and Gas Business and applicable statutes, regulations, orders and restrictions relating to environmental standards and controls, except such statutes, regulations, orders and restrictions that are expressly addressed in Section 3.17), except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Each of Holdings and each of its Subsidiaries is in compliance with all bonding requirements for the ownership and operation of its Oil and Gas Properties.

Section 3.16. Investment Company Act. Neither Holdings nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

Section 3.17. Environmental Matters. Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) each of Holdings and each of its Subsidiaries is in compliance with all applicable Environmental Laws and, with respect to its current operations, has obtained and is in compliance with all permits required of it under Environmental Law, and there are no proceedings pending or, to the knowledge of Holdings or the Borrowers, threatened to revoke or rescind any such permit; (b) there are no claims, proceedings, investigations or notices of violation pending or, to the knowledge of Holdings or the Borrowers, threatened against Holdings or any of its Subsidiaries under any Environmental Law; (c) no Lien, other than a Permitted Lien, has been recorded or, to the knowledge of Holdings or the Borrowers, threatened under any Environmental Law with respect to any Real Property currently owned by Holdings or any of its Subsidiaries; (d) neither Holdings nor any of its Subsidiaries has contracted to assume or accept responsibility for any liability of any non-affiliated Person under any Environmental Law; and (e) there are no facts, circumstances, conditions or occurrences with respect to the past or present business or operations of Holdings, any of its Subsidiaries or any of their respective predecessors, or any Real Property or facility at any time owned, leased or operated by Holdings, any of its Subsidiaries or any of their respective predecessors, that could be reasonably expected to give rise to any claim, proceeding, investigation, action or liability of or against Holdings or any of its Subsidiaries under any Environmental Law.

Section 3.18. Employment and Labor Relations.

(a) Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings or the Borrowers, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings or the Borrowers, threatened (in writing) against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings or the Borrowers, threatened (in writing) against Holdings or any of its Subsidiaries, (iii) no union representation question exists with respect to the employees of Holdings or any of its Subsidiaries, (iv) no legal actions, lawsuits, arbitrations, administrative or other proceedings, charges, complaints, investigations, inspections, audits or notices of violations or possible violations are pending or, to the knowledge of Holdings or the Borrowers, threatened against Holdings or any of its Subsidiaries by or on behalf of, or otherwise involving, any current or former employee, any person alleging to be a current or former employee, any applicant for employment, or any class of the foregoing, or any Governmental Authority, that involve the labor or employment relations and practices of Holdings or any of its Subsidiaries, including but not limited to claims of employment discrimination and (v) no violation of the Fair Labor Standards Act or any other applicable federal, state or foreign wage and hour laws, except (with respect to any matter specified in clauses (i) and (ii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

(b) Neither Holdings nor any of its of their Subsidiaries is, within the United Kingdom, engaged in any unfair or unlawful employment practice that could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect. There is within the United Kingdom (i) no unfair or discriminatory employment practice complaint or investigation pending against Holdings or any of its of their Subsidiaries or, to the knowledge of Holdings or the Borrowers, threatened against any of them, before the United Kingdom’s Equality and Human Rights Commission or Health and Safety Executive or any other bodies with similar functions in relation to any person engaged as a worker or afforded the status of a worker (under any laws applicable within the United Kingdom), and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or the Borrowers or any of either of their Subsidiaries or, to the knowledge or Holdings or the Borrowers, threatened (in writing) against any of them, (ii) no strike or other employee relations dispute pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings or the Borrowers, threatened (in writing) against any of them, (iii) no disagreement pending against Holdings or any of its Subsidiaries or, to the knowledge of Holdings or the Borrowers, threatened (in writing) against any of them in respect of the relations of any of them with any trade union, works council, special negotiating body, staff association or any other body representing individuals afforded the status of workers (under any laws applicable within the United Kingdom), (iv) no legal actions, lawsuits, arbitrations, administrative or other proceedings, charges, complaints, investigations, inspections, audits or notices of violations or possible violations are pending or, to the knowledge of Holdings or the Borrowers, threatened against Holdings or any of its Subsidiaries by or on behalf of, or otherwise involving, any current or former employee, any person alleging to be a current or former employee, any applicant for employment or any other individual claiming the status of, or protection afforded to, a worker (under any laws applicable within the United Kingdom), or any Governmental Authority, that involve the employment relations and practices of Holdings or any of its Subsidiaries, including but not limited to claims of employment discrimination, victimization or harassment on any irrational, perverse or prohibited bases, accidents or injuries, breach of contract or unfair dismissal or any claims under the United Kingdom’s Working Time Regulations 1998, National Minimum Wage Act 1998, Data Protection Act 1998, Equal Pay Act 1970, Sex Discrimination

Act 1975, Race Relations Act 1976, Disability Discrimination Act 1995, Employment Equality (Sexual Orientation) Regulations 2003, Employment Equality (Age) Regulations 2006 or Employment Equality (Religion and Belief) Regulations 2003, and (v) no complaint of non-compliance by Holdings or any of its Subsidiaries with any provisions of the Treaty of Rome, European Union directives or other directly applicable European Union laws, statutes, regulations, codes of conduct, collective agreements, terms and conditions of employment, orders, declarations and awards relevant to any individual afforded the status of a worker, except (with respect to any matter specified in clauses (i) – (v) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

Section 3.19. Intellectual Property, etc. Each of Holdings and each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, domain names, service marks, trade names, copyrights, licenses, franchises, inventions, trade secrets, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas, and has obtained assignments of all leases, licenses and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to own or have which, as the case may be, could reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

Section 3.20. Indebtedness. Schedule 3.20 hereto sets forth a list of all Indebtedness (including Contingent Obligations) and preferred stock of Holdings and its Subsidiaries as of the date hereof and the Closing Date and which is to remain outstanding after giving effect to those of the Transactions to be consummated on the Closing Date (excluding the Obligations) in each case showing the aggregate principal amount or stated amount thereof and the name of the respective borrower or issuer and any Person that directly or indirectly guarantees such debt or preferred stock.

Section 3.21. Insurance. Schedule 3.21 hereto sets forth a listing of all insurance maintained by Holdings and its Subsidiaries as of the date hereof and the Closing Date, with the amounts insured (and any deductibles) set forth therein.

Section 3.22. Holding Company. Holdings is a holding company and does not (a) have any material liabilities (other than (i) liabilities arising under the Credit Documents, any Class C Convertible Preferred Stock and Series B Preferred Stock outstanding on the date hereof and any Existing Indebtedness to which it is a party, (ii) other liabilities which are permitted by this Agreement or the Security Documents and are incurred in connection with the financing and operation of Holdings’ and its Subsidiaries’ businesses and (iii) taxes and other liabilities arising under applicable law) or (b) own any material assets or engage in any operations or business (other than (i) its direct or indirect ownership of its Subsidiaries and (ii) Investments permitted under Section 6.05).

Section 3.23. Immaterial Subsidiaries. On the date hereof and the Closing Date, each of EELux, Endeavour Energy North Sea Limited, Endeavour Energy Netherlands B.V., Endeavour Energy New Ventures Inc., END Management Company and Endeavour Colorado Corporation is an Immaterial Subsidiary.

Section 3.24. Liens. Schedule 3.24 hereto sets forth a list of all Liens (other than Liens arising under the Security Documents and the Existing LC Issuance Agreement or securing Indebtedness under the Indenture Documents or guarantees thereof) on the assets of Holdings and its Subsidiaries as of the date hereof and the Closing Date that secure Indebtedness for borrowed money or Capital Lease Obligations and which are to remain outstanding after giving effect to those of the Transactions to be consummated on the Closing Date, in each case showing the aggregate principal amount of Indebtedness or other obligations secured thereby and the name of the respective grantor.

Section 3.25. Stamp Taxes. It is not necessary that any stamp, registration, documentary, transfer, notarial or similar Taxes or fees be paid on or in relation to the entry into this Agreement, except any tax or fee payable referred to in any legal opinion delivered to the Administrative Agent and which will be made or paid promptly after the date of the relevant Credit Document.

Section 3.26. Withholdings. It is not required to make a withholding or deduction for any Taxes from any payment it may make under this Agreement to any Recipient, except no warranty is provided in respect of any U.S. federal withholding taxes imposed under FATCA.

Section 3.27. No Works Council. As of the date of this Agreement, no works council (ondernemingsraad) has been established or is in the process of being established with respect to the business of EIH nor does an obligation exist for EIH to establish a works council pursuant to the Dutch Works Councils Act (Wet op de ondernemingsraden).

Section 3.28. Licenses. The Restructuring Event and the actions effected pursuant thereto do not and will not permit the revocation or termination of a Credit Party’s petroleum licenses by the UK’s Secretary of State for Energy and Climate Change (or any person acting pursuant to his authority) or other UK governmental or regulatory body or the termination or forfeiture of any rights under any joint operating agreements with respect to such licenses to which a Credit Party is a party pursuant to the terms of such licenses and agreements.

ARTICLE 4

CONDITIONS PRECEDENT

Section 4.01. Closing Date. The obligations of the Lenders to make Loans hereunder on the Closing Date are subject to the satisfaction of the following conditions on the Closing Date:

(a) Legal Opinions. The Administrative Agent shall have received, on behalf of itself, the Collateral Agent and the Lenders, a favorable written opinion of (i) Weil, Gotshal & Manges LLP, special New York counsel to the Credit Parties, in substantially the form attached as Exhibit J-1 hereto, (ii) Weil, Gotshal & Manges LLP, special English counsel to the Credit Parties, in substantially the form attached as Exhibit J-2 hereto, (iii) Lionel Sawyer & Collins, special Nevada counsel to Holdings, in substantially the form attached as Exhibit J-3 hereto, and (iv) Allen & Overy, special Dutch counsel to EIH, in substantially the form attached as Exhibit J-4 hereto, in each case, dated the Closing Date.

(b) Officer’s Certificates. The Administrative Agent shall have received (i) a copy of the certificate or articles of incorporation or formation, including all amendments thereto, of each Credit Party except EIH or Endeavour Energy Netherlands B.V., to the extent applicable, certified, as of a recent date by the Secretary of State of the state of its formation (or equivalent Governmental Authority), and, to the extent applicable, a certificate as to the good standing of each Credit Party as of a recent date, from such Secretary of State (or equivalent Governmental Authority) and with respect to EIH or Endeavour Energy Netherlands B.V., an extract from the chamber of commerce (kamer van koophandel), a copy of the articles of association (statuten) and a copy of the deed of incorporation (akte van oprichting); (ii) a certificate of a Responsible Officer of each Credit Party dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the governing documents of such Credit Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the members, board of directors or other appropriate governing body (if required) of such Credit Party authorizing the execution, delivery and performance of the Credit Documents to which such Person is a party and, in the case of the Borrowers, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate or articles of incorporation of such Credit Party except EIH have not been amended since the date of the last amendment thereto shown on the certificate of good standing and with respect to EIH and Endeavour Energy Netherlands B.V., the date of the last amendment thereto shown on the extract from the chamber of commerce (kamer van koophandel), furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer executing any Credit Document or any other document delivered in connection herewith on behalf of such Credit Party; and (iii) a certificate of another officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate pursuant to clause (ii) above.

(c) Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by a Responsible Officer of the Borrowers, certifying compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.02.

(d) Fees. The Administrative Agent shall have received all Fees and other amounts due and payable on or prior to the Closing Date (or arrangements for the netting of such Fees and other amounts due and payable on the Closing Date shall have been made), including, to the extent invoiced at least two Business Days prior to the Closing Date, reimbursement or payment of all reasonable and documented legal fees and all out-of-pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Credit Document.

(e) Credit Documents. The Administrative Agent shall have received each of (i) the Amendment Agreement (including this Agreement attached thereto), (ii) any requested promissory notes and (iii) the Security Documents, in each case, duly executed by each applicable Credit Party and each other party that is to be a party thereto and each such document shall be in full force and effect on the Closing Date. The Collateral Agent on behalf of the Lenders shall have a security interest in the Collateral of the type and priority described in each Security Document.

(f) Reserve Report. The Administrative Agent shall have received the Initial Reserve Report.

(g) Credit Party Guaranty. Each Guarantor shall have duly authorized, executed and delivered the Amended and Restated Credit Party Guaranty in the form of Exhibit E (as amended, modified, restated and/or supplemented from time to time, the “Credit Party Guaranty”).

(h) U.S. Security Agreement. Each Credit Party party thereto shall have duly authorized, executed and delivered the Amended and Restated U.S. Security Agreement in the form of Exhibit F (as amended, modified, restated and/or supplemented from time to time, the “U.S. Security Agreement”) and, in connection therewith, the Credit Parties shall have delivered to the Collateral Agent:

(i) proper financing statements (Form UCC-1 or the equivalent) fully executed or authorized for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the U.S. Security Agreement; and

(ii) copies of requests for information or copies (Form UCC-11), or equivalent reports as of a recent date, listing all effective financing statements that name any Credit Party as debtor and that are filed where each Credit Party is organized and, to the extent reasonably requested by the Collateral Agent, in such other jurisdictions in which Collateral is located on the Closing Date, together with copies of such other financing statements that name Holdings or any of its Subsidiaries as debtor (none of which shall cover any of the Collateral except (x) to the extent evidencing Permitted Liens or (y) those in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed or authorized for filing).

(iii) All other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the U.S. Security Agreement have been taken (or arrangements therefor satisfactory to the Collateral Agent).

(i) English Debenture. Each Credit Party party thereto shall have duly authorized, executed and delivered to the Administrative Agent an English Confirmatory Debenture in the form of Exhibit G (the “English Confirmatory Debenture”) as amended, modified, restated and/or supplemented from time to time.

(j) English Charge Over Shares. Each Credit Party party thereto shall have duly authorized, executed and delivered to the Administrative Agent an English Confirmatory Charge Over Shares in the form of Exhibit H (the “English Confirmatory Charge Over Shares”) as amended, modified, restated and/or supplemented from time to time.

(k) Luxembourg Confirmation Agreement. EELux shall have duly authorized, executed and delivered to the Collateral Agent a Luxembourg Confirmation Agreement.

(l) Luxembourg Release Agreement. LuxCo shall have duly authorized, executed and delivered to the Collateral Agent a Luxembourg Release Agreement.

(m) Subordination Agreement. The Administrative Agent shall have received a subordination agreement, duly executed by each of EOC and EEUK (as amended, modified, restated and/or supplemented from time to time, the “Subordination Agreement”), with respect to (i) the Inter-Company Loan Agreement and (ii) that certain revolving loan facility agreement dated January 23, 2008 between EIH and EELux, which agreement shall be substantially consistent with the existing subordination agreement.

(n) Solvency Certificate. The Administrative Agent shall have received a solvency certificate from a Financial Officer of Holdings in the form of Exhibit I;

(o) Minimum Liquidity. As of the Closing Date, immediately prior to giving effect to the Transactions (including the initial Borrowing hereunder), EIH and its Subsidiaries shall have an aggregate amount of unrestricted cash and Cash Equivalents of not less than $20,000,000.

(p) Insurance Certificates. The Administrative Agent shall have received certificates of insurance complying with the requirements of Section 5.03 for the business and properties of Holdings and its Subsidiaries, in form and substance reasonably satisfactory to the Administrative Agent and naming the Collateral Agent as an additional insured and/or as loss payee, as applicable.

(q) PATRIOT Act. The Lenders shall have received, to the extent previously requested, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.

(r) Termination of Existing Production Payments.

(i) All amounts in respect of the Existing Production Payments due, owing and payable prior to the Closing Date shall have been paid in full by EEUK to both Cidoval and Sand Waves, respectively, and all guarantees, security interests and other encumbrances in respect thereof shall have been terminated, and

(ii) the Administrative Agent shall have received satisfactory written documentation (including, to the extent applicable and without limitation, payoff letters, receipts, deeds of release or similar documentation) which evidences the foregoing.

(s) Termination of Existing LC Procurement Agreement. The Existing LC Procurement Agreement shall have been terminated, all letters of credit issued pursuant thereto shall have been terminated and the Administrative Agent shall have received satisfactory payoff letters, lien release documentation or similar agreements which evidence the foregoing.

(t) Termination of Term B Credit Agreement. All Indebtedness arising under the Term B Credit Agreement shall have been repaid in full, and the Administrative Agent shall have received satisfactory payoff letters, lien release documentation (including the Luxembourg Release Agreement) or similar agreements which evidence the foregoing.

(u) Repayment of Loans under Existing Credit Agreement. Concurrently with the making of the Loans on the Closing Date, the Administrative Agent shall have received from EIH payment in immediately available funds of the outstanding principal amount of the Loans outstanding under and as defined in the Existing Credit Agreement, together with accrued interest up to an including the Closing Date and the Applicable Premium (as defined in the Existing Credit Agreement) payable with respect thereto.

(v) Amendment of Existing LC Issuance Agreement. EIH shall have become a party to the Existing LC Issuance Agreement as the “Company” thereunder, LuxCo shall have been released from all rights and obligations thereunder and such agreement shall have been amended to provide, among other things, that any portion of the Aggregate Deposit (as defined in the Existing LC Issuance Agreement) (not exceeding the amount of the Company Deposit (as defined in the Existing LC Issuance Agreement)) released pursuant to the terms thereof shall be released to EIH, which amendment shall be in form and substance acceptable to the Lenders.

(w) Service of Process. On or prior to the Closing Date, the Administrative Agent shall have received evidence satisfactory to it that each Credit Party has appointed each of Holdings and Endeavour International Holding B.V. as agents for service of process as contemplated in Section 9.19.

Section 4.02. All Borrowings. The obligations of the Lenders to make Loans hereunder are subject to the satisfaction of the following conditions on the date of each Borrowing (other than a conversion or a continuation of a Borrowing):

(a) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03.

(b) The representations and warranties set forth in Article III and in each other Credit Document shall be true and correct in all material respects (other than representations and warranties qualified as to materiality, which will be true and correct in all respects) on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date in which case they will be true and correct as of such earlier date.

(c) At the time of and immediately after such Borrowing, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrowers and Holdings on the date thereof as to the matters specified in paragraphs (b) and (c) of this Section 4.02.

ARTICLE 5

AFFIRMATIVE COVENANTS

Each of Holdings and the Borrowers hereby covenants and agrees with each Lender that until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other Obligations (other than indemnities described in Section 9.05 which are not then due and payable and for which no claim has been made) shall have been paid in full, unless waived in accordance with Section 9.08:

Section 5.01. Financial Statements and Other Reports. Holdings will furnish to the Administrative Agent and each Lender:

(a) Annual Financial Statements. Within 90 days after the close of each fiscal year of Holdings, (i) the consolidated balance sheet of Holdings as at the end of such fiscal year and the related consolidated statements of operations, stockholders’ equity and cash flows for such fiscal year, setting forth comparative figures for the preceding fiscal year, and certified by Ernst & Young or another independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, accompanied by an opinion of such accounting firm (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to scope of audit, except in each case during the pendency of the Restructuring Event) and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal year.

(b) Quarterly Financial Statements. Within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of Holdings, (i) the consolidated balance sheet of Holdings as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for all such financial information for the corresponding quarterly accounting period in the prior fiscal year, and (ii) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period. All of the foregoing financial statements shall be certified by a Financial Officer of Holdings that they fairly present in all material respects in accordance with GAAP the consolidated financial condition of Holdings as of the dates indicated and the consolidated results of operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes.

(c) Reserve Report. Prior to or concurrently with any delivery of financial statements under clause (a) of this Section 5.01 and, solely as to each quarter ending on June 30, under clause (b) of this Section 5.01 (or more frequently at Holdings’ option) (i) a Reserve Report (which shall be (A) an annual Reserve Report (as described in the definition of such term) in the case of a Reserve Report delivered in connection with annual financial statements or (B) a semi-annual Reserve Report (as so described) in the case of a Reserve Report delivered in connection with quarterly financial statements for any fiscal quarter ending June 30) and (ii) a certificate of a Responsible Officer showing any additions to or deletions from the Oil and Gas Properties made by Holdings and each of its Subsidiaries and in Proved Reserves and Probable Reserves attributable to such Oil and Gas Properties since the date of the most recently delivered previous Reserve Report.

(d) Management Letters. Promptly after Holdings’ or any of its Subsidiaries’ receipt thereof, a copy of any “management letter” received from its certified public accountants and management’s response thereto.

(e) Compliance Certificate. At the time of the delivery of the financial statements provided for in Sections 5.01(a) and (b), a compliance certificate from a Financial Officer of Holdings in the form of Exhibit C certifying on behalf of Holdings that, to such officer’s knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (i) set forth in reasonable detail the calculations required to establish whether Holdings and its Subsidiaries were in compliance with the provisions of Sections 6.11 and 6.12 at the end of such fiscal quarter or year, as the case may be, (ii) for the compliance certificate delivered at the time of delivery of the financial statements provided for in Section 5.01(a) only, set forth the Borrowers’ calculation of Excess Cash Flow for the applicable fiscal year, and (iii) certify that there have been no changes to Schedule VI of the U.S. Security Agreement, in each case since the Closing Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 5.01(e), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (e), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of the U.S. Security Agreement) and whether Holdings and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to the U.S. Security Agreement in connection with any such changes.

(f) Notice of Default, Litigation and Material Adverse Effect. Promptly, and in any event within three Business Days after any Responsible Officer of Holdings or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding pending against Holdings or any of its Subsidiaries (A) which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect or (B) with respect to any Credit Document or (iii) any other event, change or circumstance that has had, or could reasonably be expected to have, a Material Adverse Effect.

(g) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and reports, if any, which Holdings or any of its Subsidiaries shall publicly file with the SEC.

(h) Environmental Matters. Promptly after any officer of Holdings or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters, but only to the extent that such environmental matters, either individually or when aggregated with all other such environmental matters, could reasonably be expected to have a Material Adverse Effect:

(i) any pending or threatened claim, proceeding, investigation or notice of violation issued under or pursuant to any Environmental Law against Holdings or any of its Subsidiaries or any Real Property, facility or Oil and Gas Property owned, leased or operated by Holdings or any of its Subsidiaries;

(ii) any condition or occurrence on or arising from any Real Property, facility or Oil and Gas Property owned, leased or operated by Holdings or any of its Subsidiaries that could reasonably be expected to form the basis of a claim, proceeding, investigation, action or notice of violation against Holdings or any of its Subsidiaries or any such Real Property or facility under any Environmental Law;

(iii) issuance under any Environmental Law of any liens or restrictions on the ownership, lease, occupancy, use or transferability by Holdings or any of its Subsidiaries of any Real Property, facility or Oil and Gas Property owned, operated or leased by Holdings or any of its Subsidiaries; and

(iv) the taking of any removal or remedial action as required by any Environmental Law or any Governmental Authority in response to the actual or alleged presence, Release or threatened Release of any Hazardous Material on any Real Property, facility or Oil and Gas Property owned, leased, used or operated by Holdings or any of its Subsidiaries.

All such notices shall describe in reasonable detail the nature of the claim, proceeding, investigation, notice, condition, occurrence, incurrence or removal or remedial action and Holdings’ or such Subsidiary’s response thereto.

(i) Production and Hedging Reports. Concurrently with any delivery of financial statements under clause (a) or (b) of this Section 5.01, (i) production and operating reports (the same to include information as to volumes produced and sold and the amount received by the Credit Parties) in respect of the Oil and Gas Properties of the Credit Parties, and (ii) a certificate of a Financial Officer of Holdings in form and substance reasonably satisfactory to the Administrative Agent setting forth as of a recent date, a true and complete list of all Hedging Agreements of Holdings and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), any new credit support agreements relating thereto (other than Credit Documents), any margin required or supplied under any credit support document, and the counterparty to each such agreement; provided, that unless and until Holdings makes such reports and information provided under this Section 5.01(i) publicly available, such information and reports shall be considered MNPI and, absent the consent of such Lender, shall not be delivered to any Public Lender.

(j) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to Holdings or any of its Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

(k) Cash Reports. During the pendency of the Restructuring Event, within 15 days after the close of each fiscal month, a cash report in detail reasonably satisfactory to the Administrative Agent setting forth the distributions, dispositions and other transfers of cash, assets or property (in the form of Restricted Payments, Investments, guarantees of obligations, repayment of intercompany liabilities (including interest thereon), sale of assets, provision of services or otherwise) by EIH or any of its Subsidiaries to the US Debtors and the use and/or intended use of such cash, assets or property.

Notwithstanding the foregoing, the obligations in clauses (a), (b), (j) and (g) of this Section 5.01 may be satisfied with respect to financial information (or, in the case of such clause (j), other information) of Holdings and the Subsidiaries by filing Holdings’ Form l0-K or 10-Q, as applicable (or, in the case of such clause (j), such other applicable filing), with the SEC or by making such information available on Holdings’ website, in each case to the extent Holdings has notified the Administrative Agent and the Lenders of such filing or that such information is available on such website.

Each of Holdings and the Borrowers hereby acknowledges that the Administrative Agent and each Lender may have personnel who do not wish to receive material non-public information with respect to Holdings, the Borrowers or their respective Subsidiaries, or the respective securities of any of the foregoing (“MNPI”), and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Prior to the delivery of any information to any Agent or Lender pursuant to this Agreement, a Responsible Officer of Holdings will certify on behalf of Holdings and the Borrowers as to whether such information contains any MNPI. In the case any such information contains any MNPI, any Agent or Lender may decline to receive such information in which case neither Holdings nor either Borrower shall deliver such information to such declining Agent or Lender.

Section 5.02. Books, Records and Inspections; Annual Meetings.

(a) Holdings will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Holdings will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent (i) to visit and inspect, under guidance of officers of the Borrowers or such Subsidiary, any of the properties of the Borrowers or such Subsidiary and (ii) to examine the books of account of the Borrowers or such Subsidiary and discuss the affairs, finances and accounts of the Borrowers or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as the Administrative Agent may reasonably request.

(b) At the request of the Administrative Agent, Holdings will within 120 days after the close of each fiscal year of Holdings, hold a meeting (which may be by conference call or teleconference), at a time and place selected by Holdings and reasonably acceptable to the Administrative Agent, with all of the Lenders that choose to participate, to review the financial results of the previous fiscal year and the financial condition of Holdings and its Subsidiaries and the budgets presented for the current fiscal year of Holdings and its Subsidiaries.

Section 5.03. Maintenance of Property; Insurance.

(a) Holdings will, and will cause each of its Subsidiaries to, (i) keep all property necessary to the business of Holdings and its Subsidiaries in good working order and condition, ordinary wear and tear excepted and subject to the occurrence of casualty events, (ii) maintain with financially sound and reputable insurance companies insurance on all such property and against all such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as Holdings and its Subsidiaries, and (iii) furnish to the Administrative Agent, upon its request therefor, full information as to the insurance carried. Such insurance shall include physical damage insurance on all real and personal property, including, without limitation, on Oil and Gas Properties (whether now owned or hereafter acquired) on an all risk basis. The provisions of this Section 5.03 shall be deemed supplemental to, but not duplicative of, the provisions of any Security Documents that require the maintenance of insurance.

(b) Holdings will, and will cause each of its Subsidiaries to, at all times keep its property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by Holdings and/or such Subsidiaries) (i) shall be endorsed to the Collateral Agent’s satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured), (ii) shall state that such insurance policies shall not be canceled without at least 30 days’ prior written notice thereof by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the other Secured Parties, and (iv) shall be deposited with the Collateral Agent.

(c) If Holdings or any of its Subsidiaries shall fail to maintain insurance in accordance with this Section 5.03, or if Holdings or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Administrative Agent shall have the right (but shall be under no obligation) to procure such insurance, and Holdings and the Borrowers jointly and severally agree to reimburse the Administrative Agent for all costs and expenses of procuring such insurance.

Section 5.04. Existence; Franchises; Oil and Gas Properties.

(a) Holdings will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses, permits, copyrights, trademarks and patents and pay all royalties when due; provided that nothing in this Section 5.04 shall prevent (i) sales of assets and other transactions by Holdings or any of its Subsidiaries in accordance with Section 6.04, (ii) the termination of the existence of an Immaterial Subsidiary, (iii) other than in connection with the foregoing clause (ii), the withdrawal by Holdings or any of its Subsidiaries of its qualification as a Business in any jurisdiction other than the United States or any State thereof or the United Kingdom if such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Holdings will, and will cause each of its Subsidiaries to, (i) comply in all material respects with the terms and provisions of all oil and gas leases and licenses relating to the Oil and Gas Properties of Holdings and each of its Subsidiaries and all contracts and agreements relating thereto or to the production and sale of Hydrocarbons therefrom; provided that Holdings and its Subsidiaries shall have the right to abandon Oil and Gas Properties in the exercise of Holdings’ or such Subsidiaries’ reasonable judgment, in each case in compliance with the relevant Oil and Gas Contracts governing such Oil and Gas Properties, and (ii) with respect to any such Oil and Gas Properties or oil and gas gathering assets that are operated by operators other than Holdings or any of its Subsidiary, use all commercially reasonable efforts to enforce in a manner consistent with industry practice the operator’s contractual obligations to maintain, develop, and operate such Oil and Gas Properties and oil and gas gathering assets in accordance with the applicable operating agreements.

Section 5.05. Compliance with Statutes, etc.

(a) Holdings will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls other than such statutes, regulations, orders and restrictions that are expressly addressed in Section 5.06), except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Holdings shall, and shall cause each of its Subsidiaries to, maintain and comply with the terms and conditions of any material Authorization required under any law or regulation (including Environmental Law) (i) to enable it to perform its obligations and/or exercise its rights under, or the validity or enforceability of, each Credit Document and Oil and Gas Contract and (ii) to enable it to conduct the Oil and Gas Business in which it has an interest except, in the case of preceding clause (ii) only, such failure to maintain or non-compliance as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.06. Compliance with Environmental Laws.

(a) Holdings will comply, and will cause each of its Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required by, the ownership, lease or operation of Real Property, facilities and Oil and Gas Property now or hereafter owned, leased or operated by Holdings or any of its Subsidiaries, except such noncompliance as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will promptly pay or cause to be paid all costs and expenses for which Holdings or its Subsidiaries are legally obligated that are incurred in connection with such compliance, and will keep or cause to be kept all such Real Property, facilities and Oil and Gas Properties free and clear of any Liens imposed pursuant to such Environmental Laws. Holdings and its Subsidiaries will generate, use, treat, store, Release and dispose of, and will cause the generation, use, treatment, storage, Release and disposal of Hazardous Materials on any Real Property, facilities or Oil and Gas Properties now or hereafter owned, leased or operated by Holdings or any of its Subsidiaries, and transport or cause the transportation of Hazardous Materials to or from any such Real Property, facilities or Oil and Gas Properties in compliance with all applicable Environmental Laws, except for such Hazardous Materials generated, used, treated, stored, Released and disposed of at any such Real Properties, facilities or Oil and Gas Properties in connection with or arising out of the business or operations of Holdings or any of its Subsidiaries as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Upon (i) the receipt by the Administrative Agent or any Lender of any notice from Holdings or either Borrower of the type described in Section 5.01(h), (ii) a reasonable determination that Holdings or any of its Subsidiaries are not in compliance with

Section 5.06(a) or (iii) the exercise by the Administrative Agent or the Lenders of any of the remedies pursuant to Section 7.01, each of Holdings and the Borrowers will (in each case) collectively, or if either Holdings or the Borrowers so desire, individually, provide, upon the request of the Administrative Agent at the sole expense of Holdings and the Borrowers, as applicable, an environmental site assessment report concerning any Real Property or facilities owned, leased or operated by Holdings or any of its Subsidiaries, prepared by an environmental consulting firm reasonably acceptable to by the Administrative Agent, indicating, as the circumstances may dictate, the presence or absence of Hazardous Materials and the potential cost of any removal or remedial action in connection with such Hazardous Materials on such Real Property or facilities. If either Holdings or the Borrowers fails to provide the same within 30 days after such request was made, the Administrative Agent may order the same, the cost of which shall be borne by the non-responsive Credit Party; and each of Holdings and the Borrowers shall grant and hereby grants to the Administrative Agent and the Lenders and their respective agents access to such Real Property or facilities and specifically grant the Administrative Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment at any reasonable time upon reasonable notice to Holdings and the Borrowers, all at the sole expense of each of Holdings and the Borrowers.

Section 5.07. ERISA.

(a) As soon as reasonably practicable and, in any event, within ten (10) days after Holdings, any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings will deliver to each of the Lenders a certificate of any Responsible Officer of Holdings setting forth the full details as to such occurrence and the action, if any, that Holdings, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by Holdings, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with the PBGC or any other Governmental Authority, or a Plan participant with respect thereto, and any notices received by Holdings, such Subsidiary or ERISA Affiliate from the PBGC or any other Governmental Authority, or a Plan participant with respect thereto: an ERISA Event (except to the extent that Holdings has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause of this Section 5.07); a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA becoming subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days (except to the extent that a waiver to the advance reporting requirement of PBGC Regulation Section 4043.61 applies with respect to such event); a failure of Holdings, any of its Subsidiaries, or an ERISA Affiliate to timely make any material contribution required to be made with respect to a Plan or Non-U.S. Pension Plan; the existence of potential withdrawal liability under Section 4201 of ERISA if Holdings, any of its Subsidiaries and any ERISA Affiliate were to withdraw completely from any and all Multiemployer Plans if such withdrawal is reasonably expected to occur and such liability to Holdings or any of its Subsidiaries could reasonably be expected to result in a material liability to Holdings or any of its Subsidiaries; the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by Holdings, any of its Subsidiaries or any ERISA Affiliate; the adoption of any amendment to a Plan subject to Section 412 of the Code that results in a material increase in the contribution obligations of Holdings, any of its Subsidiaries or any ERISA Affiliate; a Plan has an Unfunded Current Liability that could reasonably be expected to result in a material liability; with respect to group health plans (as defined in Section 607(1) of ERISA, or Section 4980B(g)(2) of the Code), a violation of the provisions of Part 6 of subtitle B of Title 1 of ERISA and Section 4980B of the Code that is reasonably expected to result in a material liability to Holdings or any of its Subsidiaries; with respect to group health plans (as defined in 45 Code of Federal Regulations Section 160.103), a violation of the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder that could reasonably be expected to result in a material liability to Holdings or any of its Subsidiaries; or the incurrence of any material liability by Holdings or any of its Subsidiaries pursuant to any portion of an employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA). Holdings will deliver to each of the Lenders (i) a copy of each funding waiver request filed with the Internal Revenue Service or any other Governmental Authority with respect to any Plan pursuant to Section 412(d) of the Code or Section 302(c) of ERISA and all communications received by Holdings, any of its Subsidiaries or any ERISA Affiliate from the Internal Revenue Service or any other Governmental Authority regarding such funding waiver request, (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA and (iii) a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the U.S. Department of Labor. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence of this Section 5.07(a), copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other Governmental Authority, and any material notices received by Holdings or any of its Subsidiaries or any ERISA Affiliate, with respect to any Plan or Non-U.S. Pension Plan, shall be delivered to the Lenders no later than ten (10) days after the date such annual reports have been filed or such records, documents and/or information have been furnished to the PBGC or other Governmental Authority or such notice has been received by Holdings, any of its Subsidiaries, or any ERISA Affiliate, as applicable.

(b) If, at any time after the date of this Agreement, Holdings or any of its Subsidiaries or any ERISA Affiliate maintains, or contributes to (or incurs an obligation to contribute to), a pension plan as defined in Section 3(2) of ERISA that is subject to Section 412 of the Code or Section 302 or Title IV of ERISA (including, without limitation, a Multiemployer Plan) which is not set forth in Schedule 3.10(a) hereto as may be updated from time to time, then Holdings shall deliver to the Agent an updated Schedule 3.10(a) as soon as reasonably practicable and, in any event, within ten days after Holdings, such Subsidiary or such ERISA Affiliate first maintains, or contributes to (or incurs an obligation to contribute to), such pension plan. Such updated Schedule 3.10(a) shall supersede and replace the existing Schedule 3.10(a).

(c) Holdings and each of its applicable Subsidiaries shall ensure that all Non-U.S. Pension Plans administered by it or to which it contributes obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws, except where the failure to do any of the foregoing, either individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Effect.

(d) Holdings and its Subsidiaries shall ensure that none of Holdings or any of its Subsidiaries is or has at any time been, within the United Kingdom, an employer (for the purposes of sections 38 through 51 of the United Kingdom’s Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the United Kingdom’s Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the United Kingdom’s Pensions Act 2004) such an employer.

Section 5.08. End of Fiscal Years; Fiscal Quarters. Holdings will cause (a) its and each of its Subsidiaries’ fiscal years to end on December 31 of each calendar year and (b) its and each of its Subsidiaries’ fiscal quarters to end on March 31, June 30, September 30 and December 31; provided that nothing in this Section 5.08 shall prohibit any Subsidiary of Holdings from maintaining a tax year that does not end on December 31.

Section 5.09. Performance of Obligations. Holdings will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other agreement, contract or instrument by which it is bound (other than any of the US Notes or the Inter-Company Loan Agreement), except such non-performances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.10. Payment of Taxes, etc. Holdings will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, would become a Lien or charge upon any properties of Holdings or any of its Subsidiaries not otherwise permitted under Section 6.06; provided that neither Holdings nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP. EIH will not change its tax residency. The DE Borrower will continue to be a “disregarded entity” for U.S. federal income tax purposes and will not carry out any business activities in the United States.

Section 5.11. Use of Proceeds. The Borrowers will use the proceeds of the Loans only as provided in Section 3.08.

Section 5.12. Additional Security; Further Assurances, etc.

(a) Holdings will, and will cause each other Credit Party to, grant to the Collateral Agent for the benefit of the Secured Parties security interests in such Oil and Gas Assets and other assets of Holdings and such other Credit Party (including, without limitation properties of Holdings and such other Credit Party acquired subsequent to the Closing Date) as are not covered by the original Security Documents (including, without limitation, with respect to any such property, pursuant to grants pursuant to the laws of Scotland) and as may be reasonably requested from time to time by the Administrative Agent or the Required Lenders (collectively, the “Additional Security Documents”); provided that no Credit Party shall be required to take any action to grant or perfect a security interest on any Excluded Asset for so long as, and to the extent that, such Oil and Gas Properties constitute Excluded Assets; provided, further, that within 60 days following the date of the first Reserve Report reflecting that any Credit Party owns Oil and Gas Properties in North America that are not Excluded Assets, the applicable Credit Party shall cause such Oil and Gas Properties to become Collateral subject to the Liens of the Security Documents. In addition, at such time as any deposit account of Holdings or any Credit Party ceases to be an Excluded Account, Holdings or the applicable Credit Party, shall, within 60 days thereafter, cause such deposit account to become Collateral subject to the Liens of the Security Documents. All such security interests shall be granted pursuant to documentation satisfactory in form and substance to the Collateral Agent and shall constitute valid and enforceable perfected security interests, hypothecations and mortgages superior to and prior to the rights of all third Persons and enforceable against third parties and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

(b) Holdings will, and will cause each of the other Credit Parties to, at the expense of Holdings and the Borrowers, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports, landlord lien waivers, collateral access agreements, bailee agreements, control agreements and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, Holdings will, and will cause the other Credit Parties to, deliver to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 5.12 has been complied with.

(c) Holdings will cause (i) each Subsidiary that is established, created or acquired after the Closing Date and (ii) each Non-Guarantor Subsidiary that ceases to be an Immaterial Subsidiary, in each case, to become a Guarantor and a party (in such capacity, a “Grantor”) to the U.S. Security Agreement, the English Security Documents and/or such other Security Documents as may be required by the Collateral Agent such that the Collateral Agent, for the benefit of the Secured Parties, has a first priority security interest in all assets (other than Excluded Assets) of such Subsidiary or Non-Guarantor Subsidiary (as applicable). In addition, if, after the date hereof, any Subsidiary of Holdings that is not already a Guarantor and a Grantor (including any Immaterial Subsidiary) guarantees any other Indebtedness of Holdings or any Guarantor in excess of the De Minimis Guaranteed Amount, then that Subsidiary shall become a Guarantor and a Grantor. Any such Subsidiary shall become a Guarantor and a Grantor pursuant to this clause (c) by executing joinders to the Credit Party Guaranty and the applicable Security Documents in form and substance satisfactory to the Administrative Agent whereby such Subsidiary shall guarantee the Obligations and grant a security interest to the Collateral Agent, for the benefit of the Secured Parties, in the assets (other than Excluded Assets) of such

Subsidiary and, in each case, delivering such documents to the Administrative Agent within 60 days after the date on which it was established, created or acquired or ceased to be an Immaterial Subsidiary, as applicable (or such later date as may be agreed by the Administrative Agent in its sole discretion), or within 15 days of the date on which it guaranteed such other Indebtedness (or such later date as may be agreed by the Administrative Agent in its sole discretion), as the case may be, together with any officer’s certificate and opinion which may be reasonably requested by the Administrative Agent. In connection with the execution of such Security Documents, such Subsidiary shall take or cause to be taken such other actions (including delivering properly completed UCC financing statements) as may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent, for the benefit of the Secured Parties, a first-priority perfected security interest in such assets and to have such assets added to the Collateral and thereupon all provisions of this Agreement and the Security Documents relating to the Collateral shall be deemed to relate to such assets to the same extent and with the same force and effect. The requirements set forth above in this clause (c) are collectively referred to herein as the “Additional Guarantor Requirement”.

(d) Each of Holdings and the Borrowers agrees that each action required by clauses (a) through (c) of this Section 5.12 shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Administrative Agent or the Required Lenders or such later date as may be otherwise provided in such clauses.

(e) In the event Liens on the property and assets of Endeavour Colorado Corporation are granted for the purpose of providing creditors of the US Debtors with “adequate protection” (as such term is defined in section 361 of the Bankruptcy Code) pursuant to sections 363(c)(2) and 363(e) of the Bankruptcy Code, if applicable, the Administrative Agent shall be granted Liens on such property and assets on a senior basis (it being understood and agreed that any such Liens granted pursuant to this clause (e) shall be automatically released upon the effective date of any chapter 11 plan for the US Debtors in connection with the Restructuring Event as long as no Default exists at such time).

(f) In the event Liens on any Other Unencumbered Assets are granted for the purpose of providing creditors of the US Debtors with “adequate protection” (as such term is defined in section 361 of the Bankruptcy Code) pursuant to sections 363(c)(2) and 363(e) of the Bankruptcy Code, if applicable, the Administrative Agent shall be granted Liens on such property and assets on a pari passu basis (it being understood and agreed that any such Liens granted pursuant to this clause (f) shall be automatically released upon the effective date of any chapter 11 plan for the US Debtors in connection with the Restructuring Event as long as no Default exists at such time).

(g) In the event Liens on the property and assets of the US Debtors (other than the property and assets of Endeavour Colorado Corporation) are granted for purpose of securing any DIP Financing or Exit Financing, the Administrative Agent shall be granted Liens on such property and assets, at the Borrowers’ option, on a junior basis, which shall be subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent.

(h) In the event Liens on the property and assets of Endeavour Colorado Corporation are granted for purposes of securing any DIP Financing or Exit Financing, the

Administrative Agent shall be granted Liens on such property and assets on a senior basis, which shall be subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent.

(i) Notwithstanding anything to the contrary in this Section 5.12 or any of the Security Documents, none of the US Debtors shall be obligated to grant a security interest in or take any other action to perfect or otherwise in respect of providing additional security or guarantees during and solely during the pendency of the Restructuring Event (except for Liens required to be granted pursuant to clauses (e) through (h) above or clause (23) or (28) of the definition of Permitted Liens).

Section 5.13. Maintenance of Company Separateness. Holdings will, and will cause each of its Subsidiaries to, satisfy customary Business formalities, including the holding of regular Board of Directors’ and members’ meetings or action by managers or members without a meeting and the maintenance of Business records. Neither Holdings nor any other Credit Party shall make any payment to a creditor of any Non-Guarantor Subsidiary in respect of any liability of any Non-Guarantor Subsidiary (other than (x) pursuant to Holdings’ guarantee of EELux’s obligations under the 7.5% Convertible Bonds and (y) any guarantee by Holdings or such other Credit Party of intercompany Indebtedness of any such Non-Guarantor Subsidiary owing to Holdings or any of its Subsidiaries), and no bank account of any Non-Guarantor Subsidiary shall be commingled with any bank account of Holdings or any other Credit Party. Any financial statements distributed to any creditors of any Non-Guarantor Subsidiary shall clearly establish or indicate the corporate separateness of such Non-Guarantor Subsidiary from Holdings and its other Subsidiaries. Finally, neither Holdings nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the Business existence of Holdings, any other Credit Party or any Non-Guarantor Subsidiaries being ignored, or in the assets and liabilities of Holdings or any other Credit Party being substantively consolidated with those of any other such Person or any Non-Guarantor Subsidiary in a bankruptcy, reorganization or other insolvency proceeding.

Section 5.14. Oil and Gas Properties. Each Credit Party shall (i) exercise such votes and other rights as it may have under each Oil and Gas Contract to which it is a party with a view to ensuring (so far as able) that each Oil and Gas Property in which Holding or any of its Subsidiaries has an interest is at all times exploited and operated in a reasonable and prudent manner and in accordance with good industry practice, all applicable laws and regulations and the provisions of each such Oil and Gas Contract, (ii) not concur in, and shall vote against, any proposal or decision to abandon all or any material part of any of Oil and Gas Properties in which Holdings or any of its Subsidiaries has an interest unless the Administrative Agent has granted its prior written consent, (iii) not exercise its rights on any operating or similar committee in a manner that would be materially prejudicial to the interests of any Credit Party, the Administrative Agent or the Lenders and (iv) maintain full and proper technical and financial records in relation to each Oil and Gas Property in which Holdings or any of its Subsidiaries has an interest and ensure (so far as it is able) that the Administrative Agent (and/or any Person nominated by it) is afforded reasonable access to each Oil and Gas Property in which it has an interest and all such records during normal business hours on reasonable notice.

Section 5.15. Center of Main Interest. EIH shall maintain its center of main interests in the Netherlands for purposes of the Insolvency Regulation.

Section 5.16. Post-Closing Obligations. Holdings shall (or shall procure that the relevant Credit Party shall), except as otherwise stated below, as soon as reasonably practicable but not later than 10 Business Days (or such later date as may be permitted by the Collateral Agent in its sole discretion) after the Closing Date, deliver to the Collateral Agent:

(a) evidence of making of all recordings and filings and all action necessary or desirable in connection with the registration of the security interests intended to be created by the English Debenture in accordance with the Companies Act 2006 in form and substance satisfactory to the Collateral Agent not later than 21 days after the date of the English Debenture;

(b) evidence that the Secretary of State has been notified of the creation of the security interests intended to be created by the English Debenture in respect of each Project Licence (as such term is defined in the English Debenture) in form and substance satisfactory to the Collateral Agent not later than 10 days after the date of the English Debenture;

(c) evidence of the making of all recordings and filings (or arrangements therefor satisfactory to the Collateral Agent) and all action necessary or, in the reasonable opinion of the Collateral Agent, desirable, in connection with, the English Debenture as may be necessary to perfect and protect the security interests intended to be created by the English Debenture;

(d) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect and protect the security interests purported to be created by the English Debenture have been taken (or arrangements therefor satisfactory to the Collateral Agent);

(e) all of the Collateral consisting of certificated securities referred to in the English Charge Over Shares and then owned by the relevant Credit Party, together with executed and undated endorsements for transfer; and all other Collateral consisting of certificated securities and promissory notes, if any, owned by each Credit Party, (i) endorsed in blank in the case of any such promissory notes and (ii) together with executed and undated endorsements for transfer in the case of any such certificated securities.

(f) evidence of the completion (or arrangements therefor satisfactory to the Collateral Agent) of all other recordings and filings of, or with respect to, and all action necessary or, in the reasonable opinion of the Collateral Agent, desirable, in connection with, the English Charge Over Shares as may be necessary to perfect and protect the security interests intended to be created by the English Charge Over Shares;

(g) evidence that all other actions necessary to perfect and protect the security interests purported to be created by the English Charge Over Shares have been taken (or arrangements therefor satisfactory to the Collateral Agent);

(h) any notices required in connection with the Luxembourg Confirmation Agreement within the time and form as contemplated thereunder;

(i) any notices required in connection with the Luxembourg Release Agreement within the time and form as contemplated thereunder;

(j) a notarial deed of second priority disclosed pledge over registered shares in the capital of Endeavour Energy Netherlands B.V., among EIH as pledgor, the Collateral Agent as pledgee and Endeavour Energy Netherlands B.V. as company in which the shares are being pledged (the “Dutch Second Priority Deed of Pledge of Shares”), in form and substance satisfactory to the Collateral Agent; and

(k) concurrently with the delivery of the Dutch Second Priority Deed of Pledge of Shares, a favorable written opinion addressed to the Administrative Agent, on behalf of itself, the Collateral Agent and the Lenders of Allen & Overy, Dutch counsel to EIH, in connection with the entering into the Dutch Second Priority Deed of Pledge of Shares.

Section 5.17. Lender Protection Motion. Holdings shall and shall cause that all other members of the US Debtors shall file a motion on or promptly following the petition date of the Restructuring Event in favor of the Lenders in connection with the Restructuring Event, and to use commercially reasonable efforts to obtain entry of an order granting the following relief: (i) stipulations by the US Debtors regarding the validity of the Obligations and Liens outstanding under the Facility; (ii) a provision that states that (x) if any US Debtor grants any “adequate protection” Liens on the Collateral to any other party, any such Liens on the Collateral must be junior to the Liens securing the Obligations, (y) if any US Debtor grants any “adequate protection” Liens on any Other Unencumbered Assets or under-encumbered assets, the Collateral Agent, for the benefit of the Secured Parties, shall be granted Liens on such assets that are pari passu with the Liens granted to such party; and (z) if the any US Debtor grants any Liens (including, without limitation, any adequate protection Liens) to any other party on any assets of Endeavour Colorado Corporation, the Collateral Agent, for the benefit of the Secured Parties, shall be granted liens on such assets that are senior to the liens granted to such party; (iii) seeking to establish a challenge period of 60 days from the date of formation of a creditors’ committee, or, if a committee is not appointed initially, 75 days from the petition date of the Restructuring Event, for any party other than the US Debtors to, subject to obtaining applicable legal standing, timely and properly file an adversary proceeding or contested matter asserting one or more claims or causes of action against the Lenders and (iv) prohibit the use of any proceeds of the Facility by any party to prosecute or otherwise pursue any such claims or causes of action; provided, however, that up to $75,000 may be used to investigate any such claims or causes of action.

ARTICLE 6

NEGATIVE COVENANTS

Each of Holdings and the Borrowers hereby covenants and agrees with each Lender that until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other Obligations (other than indemnities described in Section 9.05 which are not then due and payable and for which no claim has been made) shall have been paid in full, unless waived in accordance with Section 9.08:

Section 6.01. Restricted Payments. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly:

(a) declare or pay any dividend or make any other payment or distribution on account of Holdings’ or any of its Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Holdings or any of its Subsidiaries) or to the direct or indirect holders of Holdings’ or any of its Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Holdings or payable to Holdings or, subject to compliance with the Additional Guarantor Requirement at the time of such dividend, payment or distribution, a Subsidiary of Holdings);

(b) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Holdings) any Equity Interests of Holdings or any direct or indirect parent of Holdings;

(c) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated in right of payment to the Obligations (excluding (i) the purchase, redemption, defeasance or other acquisition or retirement for value of any other Indebtedness (other than intercompany Indebtedness) that is subordinated in right of payment to the Obligations in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, redemption, defeasance or other acquisition or retirement for value and (ii) any payment of principal or interest at the Stated Maturity thereof);

(d) make any Restricted Investment; or

(e) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indenture Notes or Unsecured Notes (other than in connection with the effectiveness of a Chapter 11 plan for the US Debtors) (all such payments and other actions set forth in these clauses (a) through (e) being collectively referred to as “Restricted Payments”);

The preceding provisions will not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of its declaration, if at the date of declaration the payment would have complied with the provisions of this Agreement;

(2) the purchase, redemption, defeasance or other acquisition or retirement for value of any subordinated Indebtedness, Indenture Notes or Unsecured Notes of Holdings or any other Credit Party or of any Equity Interests of Holdings in exchange for, or out of the net cash proceeds of the substantially concurrent (a) contribution (other than from a Subsidiary of Holdings) to the equity capital of Holdings or (b) sale (other than to a Subsidiary of Holdings) of, Equity Interests of Holdings (other than Disqualified Stock), with a sale being deemed substantially concurrent if such purchase, redemption, defeasance or other acquisition or retirement for value occurs not more than 120 days after such sale;

(3) the purchase, redemption, defeasance or other acquisition or retirement for value of subordinated Indebtedness, Indenture Notes or Unsecured Notes or Disqualified Stock of Holdings or any other Credit Party with the net cash proceeds from a substantially concurrent incurrence of, or in exchange for, Permitted Refinancing Indebtedness, with an incurrence of Permitted Refinancing Indebtedness being deemed substantially concurrent if such purchase, redemption, defeasance or other acquisition or retirement for value occurs not more than 120 days after such incurrence;

(4) the payment of any dividend or distribution by a Subsidiary of Holdings to the holders of such Subsidiary’s Equity Interests (other than Disqualified Stock) on a pro rata basis or on a basis more favorable to Holdings or a Subsidiary; provided, that distributions or dividends by EIH shall be promptly applied to fund any Capital Expenditure, the payment of any expense, any Investment or other use, in each case, permitted under this Agreement, and not permitted to accumulate other than on a temporary basis in the deposit or other account of the payee of such Indebtedness or any Affiliate thereof;

(5) except prior to or during the pendency of the Restructuring Event, so long as no Default (other than a Reporting Default) or Event of Default shall have occurred and be continuing or would be caused thereby, the purchase, redemption or other acquisition or retirement for value (other than for any Equity Interest) of any Equity Interests of Holdings or any Subsidiary of Holdings pursuant to any director, employee or consultant equity subscription agreement or equity option agreement or other employee benefit plan or to satisfy obligations under any Equity Interests option plan or similar arrangement; provided that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed $2,500,000 in any calendar year (with any portion of such amount that is unused in any calendar year to be carried forward to successive calendar years and added to such amount) plus, to the extent not previously applied or included,

(a) the cash proceeds received by Holdings or any of its Subsidiaries from sales of Equity Interests of Holdings to employees, consultants or directors of Holdings or its Affiliates that occur after the date of this Agreement (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (II)(b) of the first paragraph of this Section 6.01); and

(b) the cash proceeds of key man life insurance policies received by Holdings or any of its Subsidiaries after the date of this Agreement.

(6) any purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness (other than any intercompany Indebtedness) that is subordinated in right of payment to the Obligations pursuant to the provisions of such Indebtedness in the event of an Asset Sale, in each case plus accrued and unpaid interest thereon, but only if the purchase price therefor is not greater than 100% of the principal amount of such Indebtedness and accrued and unpaid interest thereon, and Holdings has complied with and fully satisfied its obligations in accordance with Section 2.13(a);

(7) the purchase, redemption or other acquisition or retirement for value of Equity Interests of Holdings or any Subsidiary of Holdings representing fractional shares of such Equity Interests in connection with a merger or consolidation involving Holdings or such Subsidiary or any other transaction permitted by this Agreement;

(8) the purchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise or conversion of stock options, warrants or other convertible securities if such Equity Interests represent a portion of the exercise or conversion price thereof;

(9) the purchase, redemption or other acquisition or retirement for value of any Equity Interests of Holdings or any Subsidiary of Holdings held by any current or former officers, directors or employees of Holdings or any of its Subsidiaries in connection with the exercise or vesting of any equity compensation (including, without limitation, stock options, restricted stock and phantom stock) in order to satisfy any tax withholding obligation with respect to such exercise or vesting;

(10) [reserved];

(11) any payment with respect to, purchase, redemption, defeasance or other acquisition or retirement for value of any Permitted Intercompany Debt, including, without limitation, Inter-Company Loan Agreement; provided (a) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (b) such payment, purchase, redemption, defeasance or other acquisition or retirement for value does not obligate Holdings or any Subsidiary of Holdings to make or offer to make any payment on, or purchase or redeem any other Indebtedness and (c) solely with respect to any payment with respect to, purchase, redemption, defeasance or other acquisition or retirement for value in respect of any Indebtedness under the Inter-Company Loan Agreement, the proceeds of such purchase, redemption or other acquisition or retirement for value are promptly applied to fund any Capital Expenditure, the payment of any expense, any Investment or other use, in each case, permitted under this Agreement, and not permitted to accumulate other than on a temporary basis in the deposit or other account of the payee of such Indebtedness or any Affiliate thereof; and

(12) any Restricted Payment made to any US Debtor by EIH or any of its Subsidiaries, subject to the Intercompany Limitation;

provided that, notwithstanding clauses (1) through (11) above, no Restricted Payments shall be made to or received by any US Debtor except as permitted pursuant to clause (12) above.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value, on the date of the Restricted Payment, of the Restricted Investment proposed to be made or asset(s) or securities proposed to be paid, transferred or issued by Holdings or such Subsidiary, as the case may be, pursuant to such Restricted Payment, except that the amount of any non-cash Restricted Payment referred to in the preceding clause (1) will be the Fair Market Value on the date of declaration. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the method prescribed in the definition of such term, except that the Fair Market Value of any non-cash consideration received from an Affiliate as a capital contribution for Equity Interests of Holdings shall be determined in good faith by the Board of Directors of Holdings in the case of amounts of $10,000,000 or more, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing. For purposes of determining compliance with this Section 6.01, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (13) or as a Permitted Investment, Holdings will be permitted to divide or classify (or later divide, classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this Section 6.01.

Section 6.02. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary of Holdings to:

(a) pay dividends or make any other distributions on its Capital Stock to Holdings or any of its Subsidiaries, or pay any Indebtedness or other obligations owed to Holdings or any of its Subsidiaries;

(b) make loans or advances to Holdings or any of its Subsidiaries; or

(c) sell, lease or transfer any of its properties or assets to Holdings or any of its Subsidiaries;

provided, that the preceding restrictions of this Section 6.02 will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements (including those governing Existing Indebtedness) as in effect on the date of this Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the date of this Agreement, as determined by the Board of Directors of Holdings in its reasonable and good faith judgment;

(2) this Agreement, the other Credit Documents, the Existing LC Issuance Agreement and the Indenture Documents;

(3) Applicable Law or similar restriction;

(4) any agreement or instrument with respect to a Subsidiary that is not a Subsidiary of Holdings on the date of this Agreement, in existence at the time such Person becomes a Subsidiary of Holdings and not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary; provided that such encumbrances and restrictions are not applicable to Holdings or any Subsidiary or the properties or assets of Holdings or any Subsidiary other than such Subsidiary which is becoming a Subsidiary;

(5) any agreement or instrument governing any Permitted Acquisition Indebtedness, so long as such agreement or instrument (a) was not entered into in contemplation of the acquisition, merger or consolidation transaction related thereto, and (b) is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the properties or assets or Subsidiaries of the Person, subject to such acquisition, merger or consolidation, so long as the agreement containing such restriction does not violate any other provision of this Agreement;

(6) instruments or agreements governing Indebtedness of Holdings or any of the Subsidiaries permitted to be incurred pursuant to an instrument or agreement entered into subsequent to the date of this Agreement in accordance with Section 6.03; provided that either (a) the encumbrance or restriction contained in the instrument or agreement governing such Indebtedness applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (b) the Board of Directors of Holdings determines in good faith that any such encumbrance or restriction will not materially affect Holdings’ ability to make principal or interest payments on the Obligations;

(7) (a) customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements, joint operating agreements, or similar operational agreements or in licenses or leases entered into in the ordinary course of business, or (b) in the case of clause (c) of the preceding paragraph, other encumbrances or restrictions in agreements or instruments (including joint venture agreements, asset sale agreements, stock sale agreements and agreements of the type described in the definition of “Permitted Business Investments”) relating to specific assets or property (and not to Indebtedness) that restrict generally the transfers of such assets or property; provided that such other encumbrances or restrictions do not materially impair the ability of Holdings to make scheduled payments on the Obligations when due and in each case entered into in the ordinary course of business or customary in the Oil and Gas Business;

(8) Capital Lease Obligations, mortgage financings or purchase money obligations, in each case for property acquired in the ordinary course of business or which is customary in the Oil and Gas Business that impose restrictions on that property purchased or leased of the nature described in clause (c) of the preceding paragraph;

(9) any agreement for the sale or other disposition of a Subsidiary of Holdings that restricts distributions by that Subsidiary pending its sale or other disposition;

(10) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, as determined by the Board of Directors of Holdings in its reasonable and good faith judgment;

(11) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 6.06 that limit the right of the debtor to dispose of the assets subject to such Liens;

(12) restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business or which are customary in the Oil and Gas Business;

(13) Hedging Agreements permitted from time to time under this Agreement;

(14) any subordination of intercompany Indebtedness or other intercompany obligations (including any intercompany revolving credit) to the claims or Liens (otherwise permitted by this Agreement) of any other creditor of the obligor or obligors of such intercompany Indebtedness or other obligations, including to the claims or Liens (otherwise permitted by this Agreement) of any lender or other party to any Credit Facility (as a lender, letter of credit issuer or in any other capacity); and

(15) the issuance of preferred securities by any Subsidiary of Holdings or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such preferred securities is permitted pursuant to Section 6.03 and the terms of such preferred securities do not expressly restrict the ability of a Subsidiary of Holdings to pay dividends or make any other distributions on its Equity Interests (other than requirements to pay dividends or liquidation preferences on such preferred securities prior to paying any dividends or making any other distributions on such other Equity Interests).

Section 6.03. Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness, Holdings will not issue any Disqualified Stock, and Holdings will not permit any of its Subsidiaries to issue any Disqualified Stock or preferred securities; provided, that Holdings and any other Credit Party may incur Indebtedness, Holdings may issue Disqualified Stock and any other Credit Party may issue Disqualified Stock or preferred securities, if the Fixed Charge Coverage Ratio for Holdings’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such preferred securities or Disqualified Stock is issued, as the case may be, would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or such preferred securities or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

The first paragraph of this Section 6.03 will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any Disqualified Stock or any preferred securities described below (collectively, “Permitted Debt”):

(1) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

(2) [reserved]

(3) the incurrence by Holdings or its Subsidiaries of the Existing Indebtedness not otherwise referred to in this definition of “Permitted Debt” and set forth on Schedule 3.20;

(4) the incurrence by Holdings or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of design, installation, repair, replacement, construction or improvement of property, plant or equipment used in the business of Holdings or such Subsidiary (whether through the direct purchase of such assets or the Capital Stock of any Person owning such assets (but no other material assets)) and related financing costs, in each case, in respect of decommissioning activities relating to the Renee and/or Rubie fields, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire for value any Indebtedness incurred pursuant to this clause (4), provided that after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred pursuant to this clause (4) and then outstanding does not exceed $20,000,000;

(5) the incurrence by Holdings or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which shall be used to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, Indebtedness of Holdings or any of its Subsidiaries (other than intercompany Indebtedness) or Disqualified Stock of Holdings, in each case that was permitted by this Agreement to be incurred pursuant to the first paragraph of this Section 6.03 or clauses (3) (other than in respect of Indebtedness under the Existing Credit Agreement), and (12) of this paragraph or this clause (5);

(6) subject to the Intercompany Limitation, the incurrence by Holdings or any of its Subsidiaries of intercompany Indebtedness between or among any of Holdings and any of its Subsidiaries (“Permitted Intercompany Debt”); provided that:

(a) such Indebtedness must be expressly subordinated in all respects to the prior payment in full in cash of all Obligations pursuant to a written subordination agreement satisfactory in form and substance to the Administrative Agent; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Holdings or a Subsidiary of Holdings and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither Holdings nor a Subsidiary of Holdings shall be deemed, in each case, to constitute an incurrence (as of the date of such issuance, sale or transfer) of such Indebtedness by Holdings or such Subsidiary, as the case may be, that was not permitted by this clause (6);

(7) the incurrence by Holdings or any of its Subsidiaries of obligations under Hedging Agreements entered into not for speculative purposes;

(8) (A) the guarantee by Holdings or any other Credit Party of Indebtedness of Holdings or any other Credit Party that was permitted to be incurred by the first paragraph of this Section 6.03; provided that if the Indebtedness being guaranteed is subordinated to the Obligations, then the guarantee of Holdings or such other Credit Party (or, in the case of a guarantee made by a Borrower, such Borrower’s Obligations hereunder) shall be senior to its guarantee of such subordinated Indebtedness; and (B) the guarantee by Holdings or any of its Subsidiaries of Indebtedness of Holdings or any of its Subsidiaries that was permitted to be incurred by another provision of this Section 6.03 other than the first paragraph hereof; provided that if the Indebtedness being guaranteed is subordinated to the Obligations, then the guarantee of Holdings or such other Credit Party (or, in the case of a guarantee made by a Borrower, such Borrower’s Obligations hereunder), if it is a Guarantor, made pursuant to the Credit Party Guaranty, shall be senior to its guarantee of such subordinated Indebtedness;

(9) the incurrence by Holdings or any of its Subsidiaries of Indebtedness relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

(10) (a) the incurrence by Holdings or any of its Subsidiaries of Indebtedness in respect of bid, performance, surety, appeal and similar bonds issued for the account of Holdings and any of its Subsidiaries, or obligations in respect of letters of credit posted in lieu of, or to secure, any such bonds, in the ordinary course of business or which are customary in the Oil and Gas Business and (b) the Existing Letters of Credit and letters of credit issued pursuant to the Existing LC Issuance Agreement;

(11) the issuance by any of Holdings’ Subsidiaries to Holdings or to any of its Subsidiaries of any preferred securities; provided, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred securities being held by a Person other than Holdings or a Subsidiary of Holdings; and

(b) any sale or other transfer of any such preferred securities to a Person that is not either Holdings or a Subsidiary of Holdings shall be deemed, in each case, to constitute an issuance (as of the date of such issuance, sale or transfer) of such preferred securities by such Subsidiary that was not permitted by this clause (11);

(12) Permitted Acquisition Indebtedness;

(13) the incurrence by Holdings or its Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is covered within five Business Days;

(14) the incurrence by Holdings or its Subsidiaries of Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of Holdings and the Subsidiaries;

(15) the incurrence by Holdings or any other Credit Party of additional Indebtedness or the issuance by Holdings of additional Disqualified Stock, provided that, after giving effect to any such incurrence or issuance, the aggregate principal amount of all Indebtedness and Disqualified Stock incurred or issued under this clause (15) and then outstanding does not exceed the greater of (a) $75,000,000 and (b) 5.0% of Holdings’ Adjusted Consolidated Net Tangible Assets determined as of the date of such incurrence or issuance;

(16) during the pendency of the Restructuring Event, any Indebtedness in an aggregate principal amount, together with the aggregate outstanding principal amount of the Exit Financing, not to exceed $15,000,000 at any time outstanding that is incurred as “debtor-in-possession” financing for the US Debtors under Section 364 of the Bankruptcy Code (the “DIP Financing”); and

(17) the incurrence of Indebtedness by any US Debtor in an aggregate principal amount, together with the aggregate outstanding principal amount of the DIP Financing, not to exceed $15,000,000 at any time outstanding that is used to finance administrative expenses and other costs of Holdings and its Subsidiaries in connection with the emergence of the US Debtors from the Restructuring Event (the “Exit Financing”).

Notwithstanding anything to the contrary in the foregoing (including the first paragraph of this Section 6.03), during the pendency of the Restructuring Event, the US Debtors shall not incur any additional Indebtedness other than in reliance on clauses (16) and (17) above.

Notwithstanding any of the foregoing, Holdings shall not, and shall not permit any of its Subsidiaries to (and the provisions of this Section 6.03 shall not permit Holdings or any of its Subsidiaries to), incur any Indebtedness for borrowed money (other than the DIP Financing) having a maturity date occurring on or prior to the Maturity Date.

For purposes of determining compliance with this Section 6.03, in the event that an item of Indebtedness or Disqualified Stock or preferred securities meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred or issued pursuant to the first paragraph of this Section 6.03, Holdings will be permitted to divide and classify (or later classify, reclassify or re-divide in whole or in part in its sole discretion) such item of Indebtedness or Disqualified Stock or preferred securities in any manner that complies with this Section 6.03; provided that Indebtedness under this Agreement and the other Credit Documents shall be considered to have been incurred under clause (1) above. For purposes of determining any particular amount of Indebtedness under this covenant, guarantees of Indebtedness otherwise included in the determination of such amount shall not also be included except to the extent that such Indebtedness exceeds such guarantee.

The accrual of interest, accrual of dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness and the payment of dividends on Disqualified Stock or preferred securities in the form of additional shares of Disqualified Stock or preferred securities will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred securities for purposes of this Section 6.03.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date the Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and the refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of the refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced (plus all accrued and unpaid interest on such Indebtedness, and the amount of all fees, expenses and premiums incurred in connection therewith). Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that Holdings or any Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Permitted Refinancing Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, will be calculated based on the currency exchange rate applicable to the currencies in which the Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Section 6.04. Limitation on Asset Sales. Holdings will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless:

(a) Holdings (or the Subsidiary, as the case may be) receives consideration at least equal to the Fair Market Value of the assets or Equity Interest issued or sold or otherwise disposed of;

(b) such Asset Sale does not constitute the grant, sale, assignment or other conveyance of any Production Payment;

(c) the Net Proceeds received by Holdings and its Subsidiaries are applied as required under Section 2.13(a); and

(d) at least 75% of the aggregate consideration to be received by Holdings and its Subsidiaries in such Asset Sale (determined on the date of contractually agreeing to such Asset Sale) is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(i) any liabilities, as shown on Holdings’ or any Subsidiary’s most recent balance sheet, of Holdings or such Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated in right of payment to the Obligations) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases Holdings or such Subsidiary from further liability; and

(ii) any securities, notes or other obligations received by Holdings or any Subsidiary from such transferee that are, within 90 days after the Asset Sale, converted by Holdings or such Subsidiary into cash or Cash Equivalents, to the extent of the cash received in that conversion;

provided that in the case of any Asset Sale pursuant to a condemnation, appropriation or similar governmental taking, including by deed in lieu of condemnation, such Asset Sale shall not be required to satisfy the requirements of clauses (a) and (b) above.

Section 6.05. Limitation on Transactions with Affiliates. Holdings will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any properties or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Holdings (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are not less favorable to Holdings or the relevant Subsidiary than those that would have been obtained in a comparable transaction by Holdings or such Subsidiary with an unrelated Person or, if in the good faith judgment of Holdings’ Board of Directors, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to Holdings or the relevant Subsidiary from a financial point of view; and

(2) Holdings delivers to the Administrative Agent:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration to or from an Affiliate in excess of $10,000,000, a resolution of the Board of Directors of Holdings set forth in a certificate of a Financial Officer of Holdings certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this Section 6.05 and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of Holdings; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration to or from an Affiliate in excess of $20,000,000, an opinion as to the fairness to Holdings or such Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph of this Section 6.05:

(3) any employment agreement or arrangement, equity award, equity option or cash or equity settled equity appreciation agreement or plan, employee benefit plan, officer or director indemnification agreement, severance agreement, consulting agreement or other compensation plan or arrangement entered into by Holdings or any of its Subsidiaries in the ordinary course of business or which is customary in the Oil and Gas Business, and payments, awards, grants or issuances of securities pursuant thereto;

(4) transactions between or among any of Holdings and the other Credit Parties;

(5) transactions with a Person that is an Affiliate of Holdings solely because Holdings owns, directly or indirectly, an Equity Interest in, or otherwise controls, such Person or has nominated or appointed a person to the Board of Directors of that Person;

(6) customary compensation, indemnification and other benefits made available to officers, directors, employees or consultants of Holdings or a Subsidiary of Holdings, including reimbursement or advancement of out-of-pocket expenses and provisions of officers’ and directors’ liability insurance;

(7) issuances of Equity Interests (other than Disqualified Stock) of Holdings to, or receipt of capital contributions from, Affiliates of Holdings and any dividend or distribution payable in Equity Interests (other than Disqualified Stock) of Holdings;

(8) any Permitted Investments or Restricted Payments that are permitted by Section 6.01;

(9) transactions between Holdings or any of its Subsidiaries and any Person that would not otherwise constitute an Affiliate Transaction except for the fact that one director of such other Person is also a director of Holdings or such Subsidiary, as applicable; provided that such director abstains from voting as a director of Holdings or such Subsidiary, as applicable, on any matter involving such other Person;

(10) the existence of, and the performance of obligations of Holdings or any of its Subsidiaries under the terms of, any written agreement to which Holdings or any of its Subsidiaries is a party on the date of this Agreement, as such agreements may be amended, modified, supplemented or replaced from time to time; provided, however, that any amendment, modification, supplement or replacement entered into after the date of this Agreement will be permitted to the extent that its terms are not materially more disadvantageous, taken as a whole, to the Lenders than the terms of the agreements in effect on the date of this Agreement (as conclusively evidenced by a Board Resolution of Holdings or such Subsidiary);

(11) any transaction in which Holdings or any of its Subsidiaries, as the case may be, delivers to the Administrative Agent an opinion from an accounting, appraisal or investment banking firm of national standing stating that such transaction is fair to Holdings or such Subsidiary from a financial point of view or that such transaction meets the requirements of clause (1) of the preceding paragraph of this Section 6.05;

(12) [reserved];

(13) any Affiliate Transaction with a Person in its capacity as a holder of Indebtedness or Capital Stock of Holdings or any Subsidiary of Holdings if such Person is treated no more favorably than the other holders of Indebtedness or Capital Stock of Holdings or such Subsidiary;

(14) transactions with joint venture partners, customers, clients, suppliers or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business or which are customary in the Oil and Gas Business and otherwise in compliance with the terms of this Agreement similar to those contained in similar contracts entered into by Holdings or any Subsidiary and unrelated third parties, or if neither Holdings nor any Subsidiary has entered into a similar contract with an unrelated third party, which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), not materially less favorable to Holdings and its Subsidiaries than those that would have been obtained in a comparable transaction by Holdings or such Subsidiary with an unrelated third party, in the good faith determination of Holdings’ Board of Directors or any executive officer of Holdings involved in or otherwise familiar with such transaction; and

(15) transactions between any US Debtor, on the one hand, and EIH or any of its Subsidiaries, on the other hand, subject to the Intercompany Limitation.

Section 6.06. Limitation on Liens. Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness upon any of their property or assets (whether now owned or hereafter acquired) other than Permitted Liens.

Section 6.07. Business Activities. Holdings will not, and will not permit any Subsidiary to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material to Holdings and its Subsidiaries taken as a whole.

Section 6.08. [Reserved].

Section 6.09. Merger, Consolidation, or Sale of Assets. Neither Holdings nor either Borrower may: (x) consolidate or merge with or into another Person (whether or not Holdings or a Borrower (as applicable) is the survivor), convert into another form of entity or continue in another jurisdiction; or (y) directly or indirectly, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions to another Person.

Section 6.10. [Reserved].

Section 6.11. Maximum Leverage Ratio. Holdings will not permit the Consolidated Leverage Ratio, as of the last day of any period of four consecutive fiscal quarters, beginning with the fiscal quarter ending December 31, 2014, to be greater than 2.75:1.00.

Section 6.12. Minimum Asset Coverage Ratios. Holdings will not permit the Proved/Probable Reserves Coverage Ratio, as of June 30 and December 31 of each year, to be less than 1.0 to 1.0.

Section 6.13. Elections. Without the prior written consent of the Required Lenders, Holdings will not, and will not permit any of its Subsidiaries to, make any election for U.S. federal income tax purposes that causes the Indebtedness of the Borrowers to be treated as the Indebtedness of a “U.S. person” (as such term is defined under Section 7701(a)(30) of the Code) for U.S. federal income tax purposes.

Section 6.14. Amendments to Certain Documents. Holdings will not, and will not permit any of its Subsidiaries to amend, restate, supplement, modify or otherwise change (pursuant to a waiver or otherwise) the Subordination Agreement or the Existing LC Issuance Agreement other than any such amendment, restatement, supplement, modification or other change which would not be adverse to any Credit Party, Agent or any Lender and which does not involve the payment of a consent fee.

Section 6.15. Intercompany Limitation. Notwithstanding anything herein to the contrary, Holdings will not and will not permit any other US Debtor to receive from EIH or any of its Subsidiaries, and will not permit EIH or any of its Subsidiaries to send, transfer or otherwise provide any funds, assets or property (either in the form of Restricted Payments, Investments, guarantees of obligations, repayments of intercompany liabilities (including interest thereon), sales of assets, provision of services or otherwise) to any US Debtor or permit EIH and its Subsidiaries to guarantee any obligations of the US Debtors except subject to the Intercompany Limitation.

Section 6.16. Endeavour Colorado Corporation. Notwithstanding anything herein to the contrary, prior to and during the pendency of the Restructuring Event, Endeavour Colorado Corporation shall not sell, lease, dispose of or otherwise transfer any of its assets or property to any other US Debtor other than in the ordinary course of business and consistent with past practice.

Section 6.17. Forward Sales. The Borrowers shall not enter into any transaction with respect to forward sales of production, Production Payments, participation interests, overriding royalty interests or net profits interests other than up to $25,000,000 of forward sales entered into in the ordinary course of business for purposes of commodity price protection and not for speculative purposes.

Section 6.18. Interest Payments. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, make any interest payment in respect of the First Priority Notes, Second Priority Notes, 5.5% Convertible Notes, 6.5% Convertible Notes or 7.5% Convertible Notes prior to the commencement of the Restructuring Event.

ARTICLE 7

EVENTS OF DEFAULT

Section 7.01. Events of Default. In case of the happening of any of the following events (“Events of Default”):

(a) The Borrowers shall (i) default in the payment when due of any principal due under any Loan or any Note, or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest, premium, fees or other amounts on any Loan or any Note or any Fees or any other amounts owing hereunder or under any other Credit Document; or

(b) Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

(c) Holdings or any of its Subsidiaries shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 5.01(f)(i), 5.11, 5.12(c), (e), (f), (g), (h), 5.13, 5.16, 5.17 or Article VI or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement (other than those set forth in Section 7.01(a), (b) and (c)(i)) and such default shall continue unremedied for a period of 30 days following the earlier of (A) Holdings’ or the Borrowers’ actual knowledge of such default and (B) written notice from the Administrative Agent or the Required Lenders specifying such default; or

(d) (i) Holdings or any of its Subsidiaries shall (A) default in any payment of any Indebtedness (other than (i) the Obligations under the Credit Documents or (ii) solely during the pendency of the Restructuring Event, or, if Holdings has an effective forbearance agreement as of October 1, 2014, with the holders of a majority of each of the outstanding First Priority Notes and Second Priority Notes in place, prior to the commencement of the Restructuring Event, any of the US Notes or the Inter-Company Loan Agreement, in the case of the Inter-Company Loan Agreement, unless any lender thereunder commences or seeks remedies against EIH or any of its Subsidiaries) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (B) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than (i) the Obligations under the Credit Documents, or (ii) solely during the pendency of the Restructuring Event, or, if Holdings has an effective forbearance agreement as of October 1, 2014, with the holders of a majority of each of the outstanding First Priority Notes and Second Priority Notes in place, prior to the commencement of the Restructuring Event, any of the US Notes or the Inter-Company Loan Agreement, in the case of the Inter-Company Loan Agreement, unless any lender thereunder commences or seeks remedies against EIH or any of its Subsidiaries) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than (i) the Obligations under the Credit Documents, or (ii) solely during the pendency of the Restructuring Event, or, if Holdings has an effective forbearance agreement as of October 1, 2014, with the holders of a majority of each of the outstanding First Priority Notes and Second Priority Notes in place, prior to the commencement of the Restructuring Event, any of the US Notes or the Inter-Company Loan Agreement, in the case of the Inter-Company Loan Agreement, unless any lender thereunder commences or seeks remedies against EIH or any of its Subsidiaries) of Holdings or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the Stated Maturity thereof; provided that, it shall not be a Default or an Event of Default under this Section 7.01(d) unless the principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $25,000,000; or

(e) Other than the Restructuring Event, Holdings or any of the other Credit Parties (other than EIH and Endeavour Energy Netherlands B.V.) shall commence a voluntary case concerning itself under any Debtor Relief Law; or an involuntary case is commenced against Holdings or any of the other Credit Parties (other than EIH and Endeavour Energy Netherlands B.V.) and the petition is not controverted within 10 days, or is not dismissed within 60 days after the filing thereof; or a custodian (as defined in a Debtor Relief Law) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of the other Credit Parties (other than EIH and Endeavour Energy Netherlands B.V.) to operate all or any substantial portion of the business of Holdings or any of the other Credit Parties (other than EIH and Endeavour Energy Netherlands B.V.) or Holdings or any of the other Credit Parties (other than EIH and Endeavour Energy Netherlands B.V.) commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of the other Credit Parties (other than EIH and Endeavour Energy Netherlands B.V.) or there is commenced against Holdings or any of the other Credit Parties (other than EIH and Endeavour Energy Netherlands B.V.) any such proceeding which remains undismissed for a period of 60 days after the filing thereof, or Holdings or any of the other Credit Parties (other than EIH and Endeavour Energy Netherlands B.V.) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of the other Credit Parties (other than EIH and Endeavour Energy Netherlands B.V.) makes a general assignment for the benefit of creditors; or any Business action is taken by Holdings or any of the other Credit Parties (other than EIH and Endeavour Energy Netherlands B.V.) for the purpose of effecting any of the foregoing; or

(f) A Dutch Insolvency Event shall have occurred with respect to EIH or Endeavour Energy Netherlands B.V.; or

(g) ((i) An ERISA Event shall have occurred; a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in Subsection .62, .63, .64, .65, ..66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days (except to the extent that a waiver to the advance reporting requirement of PBGC Regulation 4043.61 applies with respect to such event); any Plan shall have an Unfunded Current Liability; there is or arises any potential withdrawal liability under Section 4201 of ERISA, if Holdings, any of its Subsidiaries, or any ERISA Affiliate were to withdraw completely from any and all Multiemployer Plans; a contribution required to be made by Holdings, any of its Subsidiaries or any ERISA Affiliate with respect to a Plan or Non-U.S. Plan has not been timely made, Holdings, any of its Subsidiaries or any ERISA Affiliate has incurred or is likely to incur any liability on account of a group health plan (as defined in Section 607(1) of ERISA, Section 4980B(g)(2) of the Code or 45 Code of Federal Regulations Section 160.103) under Section 4980B of the Code and/or the Health Insurance Portability and Accountability Act of 1996; Holdings or any of its Subsidiaries has incurred or is likely to incur liabilities pursuant to any portion of any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA); any Change in Law occurs, or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan; (ii) there shall result from any of the events set forth in clause (i) above the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) such lien, security interest or liability described in clause (i) or (ii) above, either individually or in the aggregate, in the opinion of the Required Lenders has had, or could reasonably be expected to have, a Material Adverse Effect; or

(h) Any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Parties the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral (other than any immaterial portion thereof), in favor of the Collateral Agent, subject to no other Liens (except Permitted Liens) (except with respect to the automatic stay of the Liens granted by the US Debtors in connection with and during the pendency of the Restructuring Event as a result of or pursuant to any provision of any Debtor Relief Law; provided however, in the event such default shall continue upon the emergence of the US Debtors from the Restructuring Event, such default shall constitute an Event of Default), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond the period of grace, if any, specifically applicable thereto pursuant to the terms of such Security Document (except with respect to a default by any US Debtor in the due performance or observance of any term, covenant or agreement under any such Security Document that is not performed or observed during the pendency of the Restructuring Event as a result of or pursuant to any provision of any Debtor Relief Law; provided however, in the event such default shall continue upon the emergence of the US Debtors from the Restructuring Event, such default shall constitute an Event of Default); or

(i) The Credit Party Guaranty or any provision thereof shall cease to be in full force or effect as to any Guarantor (except as a result of a release of any Guarantor in accordance with the terms thereof), or any Guarantor or any Person acting for or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under the Credit Party Guaranty to which it is a party or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Credit Party Guaranty except, in each case, during the pendency of the Restructuring Event as a result of or pursuant to any provision of any Debtor Relief Law; provided however, to the extent the US Debtors shall not be obligated under the Credit Party Guaranty upon the emergence of the US Debtors from the Restructuring Event in accordance with the terms thereof, such failure shall constitute an Event of Default; or

(j) One or more judgments or decrees shall be entered against Holdings or any of the other Credit Parties involving in the aggregate for Holdings and the other Credit Parties a liability that equals or exceeds $25,000,000 (to the extent not paid or not covered by a reputable and solvent insurance company pursuant to which the insurer has accepted liability therefor in writing) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days; or

(k) All or any part of the interest of Holdings or any of the other Credit Parties in any Oil and Gas Property (or any Hydrocarbons or revenues or other monies arising in respect of it) is (a) nationalized, expropriated, compulsorily acquired or seized by any Governmental Authority or (b) any such Governmental Authority takes, or officially announces it will take, any step with a view to any of the foregoing and in either case such action is reasonably likely to result in a Material Adverse Effect; or

(l) A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default respecting the covenant in Section 7.01(e) or (f) shall occur with respect to the Borrowers, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below, shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes, together with the Applicable Premium, and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; and (iii) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents. The Applicable Premium shall become due and payable automatically on the principal amount that has become or is declared to be immediately due and payable pursuant to this paragraph or otherwise by operation of law.

After the exercise of remedies provided for in the immediately preceding paragraph, any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order (to the fullest extent permitted by mandatory provisions of applicable law); provided that, the Administrative Agent (in its sole discretion) may elect to deposit all or any portion of any such amounts into any one or more escrow accounts maintained by any escrow agent designated by it, for the benefit of the Agents and the Lenders, for periods and otherwise on terms and conditions to be determined by the Administrative Agent, with the amounts deposited into any such escrow accounts to be released and applied at the direction of the Administrative Agent to meet any contingent claims or other Obligations which would, when due and payable, constitute Obligations specified in the clauses below entitled “First” and “Second”:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including attorneys’ and consultant fees and other out-of-pocket expenses payable under Section 9.05) payable to the Administrative Agent or the Collateral Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees (including the Applicable Premium), indemnities and other amounts (other than principal and interest) payable to the Lenders (including reasonable attorneys’ and consultants’ fees and other out-of-pocket expenses payable under Section 9.05), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of (i) the Obligations constituting unpaid principal of the Loans and (ii) the Obligations described in clauses (b) and (c) of the definition of Obligations, ratably among the Lenders and the Approved Hedge Counterparties in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the payment of all other Obligations that are due and payable to the Administrative Agent, Collateral Agent and the other Lenders on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent, Collateral Agent and the other Lenders on such date; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrowers or other Credit Party as otherwise required by applicable law.

ARTICLE 8

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT; ETC.

Section 8.01. Appointment and Authority. Each Lender hereby irrevocably appoints the Administrative Agent and the Collateral Agent its agent and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms of the Credit Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, the Agents are hereby expressly authorized to (i) execute any and all documents (including releases) with respect to the Collateral or any Guarantor and the rights of the Lenders with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents, including the Dutch law governed Security Documents and in relation thereto agree with the creation of the parallel debt as will described in the Dutch law governed Security Documents (the “Parallel Debt”), including that any payment received by the Collateral Agent in respect of the Parallel Debt will be deemed a satisfaction of a pro rata portion of the corresponding amounts of the Obligations and (ii) negotiate, enforce or the settle any claim, action or proceeding affecting the Lenders in their capacity as such, at the direction of the Required Lenders, which negotiation, enforcement or settlement will be binding upon each Lender. By accepting the benefits of the Collateral, the LC Bank and each Approved Hedge Counterparty shall be deemed to have appointed the Collateral Agent as its agent and agreed to be bound by the Credit Documents as a Secured Party.

Section 8.02. Rights as a Lender. The institution serving as the Administrative Agent and/or the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrowers or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

Section 8.03. Exculpatory Provisions. (a) Neither Agent shall have any duties, obligations or responsibilities except those expressly set forth in the Credit Documents. Without limiting the generality of the foregoing, (i) neither Agent shall be subject to any agency, trustee, fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (ii) neither Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that such Agent is instructed in writing to exercise by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08), and (iii) except as expressly set forth in the Credit Documents, neither Agent shall have any duty to disclose, nor shall it be liable for the failure to disclose, any information relating to

Holdings, the Borrowers or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent and/or Collateral Agent or any of its Affiliates in any capacity.

(b) Neither Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.08) or in the absence of its own gross negligence or willful misconduct. Neither Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Holdings, the Borrowers or a Lender.

(c) Neither Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Credit Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Credit Document, (iv) the validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Credit Document, other than to confirm receipt of items expressly required to be delivered to such Agent.

Section 8.04. Reliance by Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent may also rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05. Delegation of Duties. Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Facility as well as activities as Agent. Neither Agent shall be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the applicable Agent acted with gross negligence or willful misconduct in the selection of such sub agents.

Section 8.06. Resignation of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, any Agent may resign at any time by notifying the Lenders and the Borrowers. Upon any such resignation of the Administrative Agent, the Required Lenders shall have the right, with the consent of the Borrowers so long as no Event of Default has occurred and is continuing, to appoint a successor. If no successor Administrative Agent shall have been so appointed by the Required Lenders (and the Borrowers, as applicable) and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. If no successor Administrative Agent has been appointed pursuant to the immediately preceding sentence by the 30th day after the date such notice of resignation was given by such Administrative Agent, such Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of such Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders, with the consent of the Borrowers so long as no Event of Default has occurred and is continuing, appoint a successor Administrative Agent. Unless a retiring Collateral Agent’s resignation would not, in the judgment of legal counsel, adversely affect the validity, perfection, enforceability or priority of the Liens securing the Obligations, the Collateral Agent’s resignation notice shall only take effect upon: (i) the appointment of a successor Collateral Agent; and (ii) the transfer of all the Collateral to that successor Collateral Agent. Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After an Agent’s resignation hereunder, the provisions of this Article VIII and Section 9.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while acting as Agent. The parties hereto acknowledge and agree that any resignation by the Collateral Agent is not effective with respect to its rights and obligations under the Parallel Debt until such rights and obligations have been assumed by the successor Collateral Agent.

Section 8.07. Non-Reliance on Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Credit Document, any related agreement or any document furnished hereunder or thereunder.

ARTICLE 9

MISCELLANEOUS

Section 9.01. Notices; Electronic Communications. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax, as follows:

(a) if to the Borrowers or Holdings, to it at 811 Main Street, Suite 2100 Houston, TX, 77002, Attention: Chief Financial Officer, Fax No. 713-583-1256, Email: cathy.stubbs@endeavourcorp.com;

(b) if to the Administrative Agent, to Credit Suisse, Agency Manager, Eleven Madison Avenue, New York, NY 10010, Fax No. 212-322-2291, Email: agency.loanops@credit-suisse.com;

(c) if to the Collateral Agent, to it at Credit Suisse, Eleven Madison Avenue, 23rd Floor, New York, NY 10010, Attn: Loan Operations – Boutique Management, Telephone No.: (212) 538-3525, Email: Ops-collateral@credit-suisse.com; and

(d) if to a Lender, to it at its address (or fax number) set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by fax (or other electronic communications pursuant to procedures approved by the Administrative Agent) or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. As agreed to among Holdings, the Borrowers, the Administrative Agent and the applicable Lenders from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person and shall be deemed to have been given as of the date of receipt thereof.

The Borrowers hereby agree, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrowers, that they will, or will cause their Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Credit Documents or to the Lenders under Article V, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request or a notice pursuant to Section 2.10, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Credit Document or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, the Borrowers agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Credit Documents but only to the extent requested by the Administrative Agent.

The Borrowers hereby acknowledge that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on

Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers or its securities) (each, a “Public Lender”). The Borrowers hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 9.16); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be deemed to be marked “PUBLIC”, unless the Borrowers notify the Administrative Agent promptly that any such document contains material non-public information: (1) the Credit Documents, (2) notification of changes in the terms of the Facility and (3) all information delivered pursuant to Sections 5.01(a) and (b).

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF THE ADMINISTRATIVE AGENT, THE BORROWERS, HOLDINGS, ITS SUBSIDIARIES OR ANY OF THEIR RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, THE BORROWERS, HOLDINGS, ITS SUBSIDIARIES OR ANY OF THEIR RELATED PARTIES HAVE ANY LIABILITY TO ANY CREDIT PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY CREDIT PARTY’S OR THE ADMINISTRATIVE AGENT’S, THE BORROWERS’, HOLDINGS’, ITS

SUBSIDIARIES’ OR ANY OF THEIR RELATED PARTIES’ TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Credit Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.

Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Credit Document in any other manner specified in such Credit Document.

Section 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrowers or Holdings herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Credit Document is outstanding and unpaid and so long as the Commitments have not been terminated. The provisions of Sections 2.14, 2.16, 2.20 and 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Credit Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender.

Section 9.03. Binding Effect. This Agreement shall become effective when it shall have been executed by Holdings, the Borrowers and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto.

Section 9.04. Successors and Assigns.

(a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrowers, Holdings, the Administrative Agent, the Collateral Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

(b) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), with the prior written consent of:

(i) Holdings (not to be unreasonably withheld, conditioned or delayed); provided that (A) no consent of Holdings shall be required if (1) such assignment is made by a Lender to a Lender or an Affiliate of such Lender or a Related Fund of such Lender or (2) a Default or Event of Default has occurred and is continuing, and (B) if Holdings has not responded within five Business Days after the delivery of any request for a consent, such consent shall be deemed to have been given; and

(ii) the Administrative Agent (not to be unreasonably withheld, conditioned or delayed); provided that no consent of the Administrative Agent shall be required if such assignment is made by a Lender to a Lender or an Affiliate of such Lender or a Related Fund of such Lender;

provided, further, that (i) the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of, and not less than, $1,000,000 (or, if less, the entire remaining amount of such Lender’s Commitment or Loans); provided that simultaneous assignments by two or more Related Funds shall be combined for purposes of determining whether the minimum assignment requirement is met, provided, further, that an assignment to any assignee of Loans with respect to EIH shall only be permitted if the assignee to whom the Loans are assigned is a Non-Public Lender at all times, (ii) the parties to each assignment shall (A) execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or (B) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Acceptance, and, in each case, shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee shall designate one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Credit Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including federal and state securities laws) and all applicable tax forms. Upon acceptance and recording pursuant to paragraph (e) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.16, 2.20 and 9.05, as well as to any Fees accrued for its account and not yet paid).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrowers or the performance or observance by the Borrowers or any Subsidiary of any of its obligations under this Agreement, any other Credit Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is an Eligible Assignee legally authorized to enter into such Assignment and Acceptance;

(i) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05(a) or delivered pursuant to Section 5.01(a) or (b) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

(ii) such assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

(iii) such assignee appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent and the Collateral Agent, respectively, by the terms hereof, together with such powers as are reasonably incidental thereto; and

(iv) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(d) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive and the Borrowers, the Administrative Agent, the Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, the Collateral Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of, and consent to, a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above, if applicable, and the written consent of the Administrative Agent and, if required, the Borrowers to such assignment and any applicable tax forms, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

(f) Each Lender may without the consent of the Borrowers or the Administrative Agent sell participations to one or more banks or other Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other Persons shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14, 2.16 and 2.20 to the same extent as if they were Lenders (but, with respect to any particular participant, to no greater extent than the Lender that sold the participation to such participant) and (iv) the Borrowers, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrowers relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable to such participating bank or Person hereunder or the amount of principal of or the rate at which interest is payable on the Loans in which such participating bank or Person has an interest, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans in which such participating bank or Person has an interest, increasing or extending the Commitments in which such participating bank or Person has an interest or releasing all or substantially all of the value of the Contingent Obligations under the Credit Party Guaranty or all or substantially all of the Collateral). To the extent permitted by law, each participating bank or other Person also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided such participating bank or other Person agrees to be subject to Section 2.18 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 4f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this

Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure of information designated by the Borrowers as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 9.16.

(h) Any Lender may at any time assign all or any portion of its rights under this Agreement to secure extensions of credit to such Lender or in support of obligations owed by such Lender; provided that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

(i) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrowers and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

(j) Neither Holdings nor the Borrowers shall assign or delegate any of its rights or duties hereunder without the prior written consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

Section 9.05. Expenses; Indemnity.

(a) The Borrowers and Holdings agree, jointly and severally, to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and (solely with respect to the reimbursement of reasonable out-of-pocket legal expenses) the Lenders, in connection with the preparation and administration of this Agreement and the other Credit Documents, in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or in connection with the Restructuring Event, limited, in the case of legal expenses, to the reasonable and documented fees, charges and disbursements of Latham & Watkins LLP, counsel for the Administrative Agent and the Collateral Agent and Akin Gump Strauss Hauer & Feld, LLP, counsel for the Lenders (and, if necessary, by a firm of local counsel in each appropriate jurisdiction and in the case of an actual conflict of interest, one additional firm of counsel to the affected Lenders), and (ii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Credit Documents or in connection with the Loans made hereunder, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel for the Administrative Agent, the Collateral Agent or any Lender.

(b) The Borrowers and Holdings agree, jointly and severally, to indemnify the Administrative Agent, the Collateral Agent, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Credit Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby, (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrowers, any other Credit Party or any of their respective Affiliates), or (iv) any actual or alleged presence or Release of Hazardous Materials on any property currently or formerly owned or operated by the Borrowers or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrowers or the Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the willful misconduct, bad faith or gross negligence of such Indemnitee or any proceeding not involving an act or omission by the Borrowers or its affiliates that is brought by an Indemnitee against any other Indemnitee (other than disputes involving claims against the Administrative Agent in its capacity as such or the Collateral Agent in its capacity as such).

(c) To the extent that Holdings and the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent or the Collateral Agent under paragraph (a) or (b) of this Section 9.05, each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Collateral Agent in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of outstanding Loans (in each case, determined as if no Lender were a Defaulting Lender).

(d) To the extent permitted by applicable law, neither Holdings nor the Borrowers shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions or any Loan or the use of the proceeds thereof.

(e) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the expiration of the Commitments, the invalidity or unenforceability of any term or provision of this Agreement or any other Credit Document, or any investigation made by or on behalf of the Administrative Agent, the Collateral Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.

Section 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrowers or Holdings against any of and all the obligations of the Borrowers or Holdings now or hereafter existing under this Agreement and other Credit Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Credit Document and although such obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

Section 9.07. Applicable Law. THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE) (IN EACH CASE, OTHER THAN AS EXPRESSLY SET FORTH IN OTHER CREDIT DOCUMENTS) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Section 9.08. Waivers; Amendment.

(a) No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any power or right hereunder or under any other Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent and the Lenders hereunder and under the other Credit Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Credit Document or consent to any departure by the Borrowers or any other Credit Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly affected thereby, (ii) increase or extend the Commitment or decrease the amount of, or extend the date for, payment of any Fees or Applicable Premium of any Lender without the prior written consent of such Lender, (iii) amend or modify the pro rata requirements of Section 2.17, the provisions of Section 9.04(j) or the provisions of this Section or release all or substantially all of the value of the guarantees under the Credit Party Guaranty or all or substantially all of the Collateral, without the prior written consent of each Lender, (iv) modify the protections afforded to an SPV pursuant to the provisions of Section 9.04(i) without the written consent of such SPV, (v) reduce the percentage contained in the definition of the term “Required Lenders” without the prior written consent of each Lender or (vi) amend, modify or waive this Agreement or any Security Document so as to alter the ratable treatment of Obligations arising under the Credit Documents and Obligations arising under Secured Hedging Agreements or the definition of “Approved Hedge Counterparty”, “Secured Hedging Agreement”, “Obligations” or “Secured Obligations” (as defined in any applicable Security Document) in each case in a manner adverse to any Approved Hedge Counterparty or LC Bank without the written consent of any such Approved Hedge Counterparty or LC Bank, as applicable; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder or under any other Credit Document without the prior written consent of the Administrative Agent or the Collateral Agent.

(c) The Administrative Agent and the Borrowers may amend any Credit Document to correct administrative errors or omissions, or to effect administrative changes that are not adverse to any Lender. Notwithstanding anything to the contrary contained herein, such amendment shall become effective without any further consent of any other party (other than the Administrative Agent and the Borrowers) to such Credit Document.

Section 9.09. Interest Rate Limitation. Notwithstanding any provision herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”) shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.09 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.10. Entire Agreement. This Agreement, the other Credit Documents and any written agreement regarding the payment of Fees constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Credit Documents. Nothing in this Agreement or in the other Credit Documents, expressed or implied, is intended to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Collateral Agent and the Lenders) any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Credit Documents.

Section 9.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Credit Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 9.03. Delivery of an executed signature page to this Agreement by facsimile transmission or as a “.pdf” shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 9.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.15. Jurisdiction; Consent to Service of Process. (a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY COMPETENT NEW YORK STATE COURT OR FEDERAL COURT OF THE UNITED STATES OF AMERICA SITTING IN NEW YORK CITY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS AGAINST THE BORROWERS OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER CREDIT DOCUMENTS IN ANY NEW YORK STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.01. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 9.16. Confidentiality. Each of the Administrative Agent, the Collateral Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ officers, directors, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority or quasi-regulatory authority (such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) in connection with the exercise of any remedies hereunder or under the other Credit Documents or any suit, action or proceeding relating to the enforcement of its rights hereunder or thereunder, (e) subject to an agreement containing provisions substantially the same as those of this Section 9.16, (i) any actual or prospective assignee of or participant in any of its rights or obligations under this Agreement and the other Credit Documents or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers or any Subsidiary or any of their respective obligations as designated by the Borrowers, (f) on a confidential basis to (i) any rating agency in connection with rating Holdings, the Borrowers or any of their respective Subsidiaries or the facilities hereunder, (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the facilities or (iii) market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent in connection with the administration, settlement and management of this Agreement and the Credit Documents, (g) with the consent of the Borrowers or (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 9.16. For the purposes of this Section 9.16, “Information” shall mean all information received from the Borrowers and related to the Borrowers or its business, other than any such information that was available to the Administrative Agent, the Collateral Agent or any Lender on a nonconfidential basis prior to its disclosure by the Borrowers; provided that, in the case of Information received from the Borrowers after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.16 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord its own confidential information.

Section 9.17. Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Credit Party or any other obligor under any of the Credit Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Credit Party, unless expressly provided for herein or in any other Credit Document, without the prior written consent of the Administrative Agent. The provisions of this Section 9.17 are for the sole benefit of the Lenders and the Agents and shall not afford any right to, or constitute a defense available to, any Credit Party.

Section 9.18. USA PATRIOT Act Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the USA PATRIOT Act.

Section 9.19. Process Agent.

(a) Each Credit Party (other than Holdings) hereby irrevocably and unconditionally appoints Holdings with an office on the date hereof at 811 Main Street, Suite 2100 Houston, TX, 77002, and its successors hereunder (the “Process Agent”), as its agent to receive on behalf of such Credit Party and its property all writs, claims, process, and summonses in any action or proceeding brought against such Credit Party in the State of New York. Such service may be made by mailing or delivering a copy of such process to any Credit Party in care of the Process Agent at the address specified above for the Process Agent, and such Credit Party irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure by the Process Agent to give notice to the applicable Credit Party, or failure of the applicable Credit Party, to receive notice of such service of process shall not impair or affect the validity of such service on the Process Agent or any such Credit Party, or of any judgment based thereon. Each Credit Party hereto covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents that may be necessary to continue the designation of the Process Agent above in full force and effect, and to cause the Process Agent to act as such. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

(b) Each Credit Party that is not incorporated in the Netherlands and that has executed, or will on the Closing Date execute, any Credit Document governed by the law of the Netherlands irrevocably and unconditionally appoints Endeavour International Holding B.V., with an office on the date hereof at Teleportboulevard 140, Amsterdam 1043 EJ, Netherlands, and its successors hereunder (the “Dutch Process Agent”), as its agent to receive on behalf of such Credit Party and its property all writs, claims, process, and summonses in any action or proceeding brought against such Credit Party in the Netherlands. Such service may be made by mailing or delivering a copy of such process to any Credit Party in care of the Dutch Process Agent at the address specified above for the Dutch Process Agent, and such Credit Party irrevocably authorizes and directs the Dutch Process Agent to accept such service on its behalf. Failure by the Dutch Process Agent to give notice to such Credit Party, or failure of such Credit Party, to receive notice of such service of process shall not impair or affect the validity of such service on the Dutch Process Agent or any such Credit Party, or of any judgment based thereon. Each such Credit Party covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents that may be necessary to continue the designation of the Dutch Process Agent above in full force and effect, and to cause the Dutch Process Agent to act as such. Each such Credit Party further covenants and agrees to maintain at all times an agent with offices in England to act as its Dutch Process Agent. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law. If any person appointed as an agent for service in the Netherlands is unable for any reason to act as agent for service of process, Holdings (on behalf of all such Credit Parties) shall immediately (and in any event within five days of such event taking place) appoint another agent on terms acceptable to the Administrative Agent. In the event that Holdings fails to appoint such agent on terms acceptable to the Administrative Agent, the Administrative Agent shall have the right to appoint an agent for service of process.

Section 9.20. Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Credit Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Credit Parties in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Credit Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Credit Parties in the Agreement Currency, the Credit Parties agree, jointly and severally, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss.

Section 9.21. Representation of EIH. If EIH is represented by an attorney in connection with the signing and/or execution of this Agreement or any other Credit Document, it is hereby expressly acknowledged and accepted by the other parties to this Agreement or any other Credit Document that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his authority shall be governed by the laws of the Netherlands.

Section 9.22. Effect of Amendment and Restatement. The Amendment Agreement and this Agreement are intended to amend and restate in its entirety the Existing Credit Agreement. This Agreement shall not constitute a novation of the obligations and liabilities existing under the Existing Credit Agreement or evidence repayment or termination of any such obligations and liabilities. It is the intention of the parties to the Amendment Agreement and this Agreement to preserve and continue the perfection and priority of all security interests and Liens securing the “Obligations” (including pursuant to Section 9.05 of the Existing Credit Agreement) outstanding under and as defined in the Existing Credit Agreement, and that all Obligations outstanding under and as defined in this Agreement shall be secured by the security interests and Liens evidenced under the Security Documents. Each Credit Party hereby acknowledges and agrees that the “Obligations” (including pursuant to Section 9.05 of the Existing Credit Agreement) outstanding under and as defined in the Existing Credit Agreement as of the Closing Date, continue to remain Obligations outstanding under this Agreement. Furthermore, each Credit Party hereby reaffirms the validity and binding effect of the Credit Party Guaranty and the Security Documents (as defined in the Existing Credit Agreement) executed and delivered pursuant to the Existing Credit Agreement (including as amended and/or amended and restated in connection with this Agreement), and acknowledges and agrees that such documents and agreements (in each case, as amended and/or amended and restated in connection with this Agreement) continue to apply to this Agreement and the Obligations hereunder and that all

Collateral subject to such documents and agreements does and shall secure the Obligations in the manner and to the extent provided for by such documents and agreements. On and after the Closing Date, unless otherwise specified, any reference to the “Credit Agreement” in the Exhibits to and/or Credit Documents under the Existing Credit Agreement shall be a reference to this Agreement, as amended, amended and restated, supplemented, waived or otherwise modified from time to time. The provisions of Article 8 and Section 9.05 of the Existing Credit Agreement shall continue in effect for the benefit of the Administrative Agent and the Collateral Agent in respect of any actions taken or omitted to be taken by any of them while acting as administrative agent and collateral agent under the Existing Credit Agreement.

[End of Document]

SCHEDULE 1.01(a) Subsidiary Guarantors

SCHEDULE 2.01 Lenders and Commitments

SCHEDULE 3.10(a) ERISA Plans

SCHEDULE 3.12(a) Real Property

SCHEDULE 3.12(b) Oil and Gas Properties

SCHEDULE 3.12(c) Interests in Oil and Gas Properties

SCHEDULE 3.14 Subsidiaries

SCHEDULE 3.20 Existing Indebtedness

SCHEDULE 3.21 Insurance

SCHEDULE 3.24 Existing Liens.

Schedule 1.01(a)

Subsidiary Guarantors

1)	Endeavour International Holding B.V.

2)	End Finco LLC

3)	END Management Company

4)	Endeavour Energy New Ventures Inc.

5)	Endeavour Energy North Sea LLC

6)	Endeavour Energy North Sea, L.P.

7)	Endeavour Operating Corporation

8)	Endeavour Energy UK Limited

9)	Endeavour Energy Netherlands B.V.

Schedule 2.01

Lenders and Commitments

NAME OF LENDER	COMMITMENTS
CS Loan Funding LLC	$440,000,000

Total	$440,000,000

Schedule 3.10(a)

ERISA Plans

None.

Schedule 3.12(a)

Real Property

Leased Real Property of the Credit Parties

1.	19,479 sq. ft. of rentable area on Floor 21 of the BG Group Place Building, 811 Main Street, Houston, Texas 77002, leased through June 30, 2017;

2.	40 Queens Land, Aberdeen, AB15 4YE, Scotland, leased through January 30, 2021; and

3.	7,331sq. ft. of rentable area at 1125 17th Street, Suite 1525, Denver, Colorado 80202, leased through December 31, 2016.

Schedule 3.12(b)

Oil and Gas Properties

None.

Schedule 3.12(c)

Interests in Oil and Gas Properties

None.

Schedule 3.14

Subsidiaries

I.	Outstanding Capital Stock of each Subsidiary:

Holder	Issuer	Class of Equity Interest	Par Value	Number of Shares	Certificate Number	Percentage of outstanding shares
Endeavour Energy North Sea L.P.	Endeavour Energy UK Limited	Original	£0.10	1,400	8, 9, 10, 11	100
Endeavour International Corporation	Endeavour Operating Corporation	Common	$0.001	100	2	100
Endeavour International Corporation	Endeavour Colorado Corporation	Common	$0.01	1,000	1	100
Endeavour Operating Corporation	Endeavour Energy New Ventures Inc.	Common	$0.01	1,000	3	100
Endeavour Operating Corporation	END Management Company	Common	$0.01	1,000	1	100
Endeavour Energy North Sea LLC	Endeavour Energy North Sea L.P.	General Partnership Interest	N/A	N/A	Un-certificated	0.1
Endeavour Energy Netherlands B.V.	Endeavour Energy North Sea LLC	Member Interest	N/A	N/A	Un-certificated	100
Endeavour International Holding, B.V.	Endeavour Energy North Sea L.P.	Limited Partnership Interest	N/A	N/A	Un-certificated	99.9
Endeavour Operating Corporation	Endeavour International Holding B.V.	Ordinary	€100	180	Un-certificated	100
Endeavour International Holding B.V.	Endeavour Energy Netherlands B.V.	Ordinary	€100	180	Un-certificated	100
Endeavour International Holding B.V.	Endeavour Energy Luxembourg S.a.r.l.	Ordinary	N/A	500	Un-certificated	100
Endeavour Energy UK Limited	Endeavour North Sea Limited Ordinary	Ordinary	£1	44,250,002	5	100
Endeavour International Holding B.V.	End Finco LLC	Limited Liability Company	N/A	N/A	Un-certificated	100

II.	Convertible Securities

None.

Schedule 3.20

Existing Indebtedness

•	6.5% Convertible Notes

•	5.5% Convertible Notes

•	Indenture Notes

•	7.50% Convertible Bonds

•	Inter-Company Loan Agreement

•	EIH has Indebtedness pursuant to that certain revolving loan facility agreement dated January 23, 2008 (as amended, supplemented or modified from time to time) between EIH and Endeavour Energy Luxembourg S.à r.l., which Indebtedness is guaranteed by Holdings.

•	Series C Preferred Stock, issued by Holdings, with the terms set forth in the Certificate of Designation of Series C Preferred Stock originally filed with the Nevada Secretary of State on October 30, 2006, as amended.

•	Series B Preferred Stock, issued by Holdings, which the terms set forth in the Amended and Restated Certificate of Designation of Series B Preferred Stock originally filed with the Nevada Secretary of State on February 26, 2004.

•	Endeavour Operating Corporation has Indebtedness pursuant to that certain revolving loan facility agreement dated as of January 1, 2012, between Endeavour Operating Corporation and Endeavour International Corporation

•	[Letters of Credit:

1.	Irrevocable standby letter of credit (number LS2014/001) issued by Credit Suisse AG, London Branch for the benefit of The Law Debenture Trust Corporation p.l.c.

2.	Irrevocable standby letter of credit (number LS2014/002) issued by Credit Suisse AG, London Branch for the benefit of Hess Limited company.

3.	Irrevocable standby letter of credit (number LS2014/003) issued by Credit Suisse AG, London Branch for the benefit of Hess Limited company.

4.	Irrevocable standby letter of credit (number LS2014/004) issued by Credit Suisse AG, London Branch for the benefit of Hess Limited company.]

11

Schedule 3.21

Insurance

[See Attached.]

Schedule 3.24

Existing Liens

None.